UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIC INVESTMENTS USA CORP.
(Exact name of registrant as specified in its charter)

Nevada	6500	43-2054836
or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification No.)

Suite 990 - 555 West Hastings Street
Vancouver, British Columbia V6B 4N5, Canada
(604) 224-1269
(Address and telephone number of principal executive offices)

Nevada Agency & Trust Company
50 West Liberty Street, Suite 880
Reno, NV 89501
(775) 322-0626
(Name, address and telephone number of agent for service)

Copy of communications to:
Clark Wilson LLP
Attention: Ethan Minsky
Barristers and Solicitors
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 643-3151

Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

The registrant is a smaller reporting company. [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Class A Common Voting Shares	6,000,000(4)	$1.65	$9,900,000	$389.07

(1) An indeterminate number of additional Class A common voting shares shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933.

(2) The offering price has been arbitrarily determined by us and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3) Estimated solely for the purpose of calculating the registration fee based on Rule 457(o).

(4) FIC Investments USA Corp. is authorized to issue up to 10,000,000 Class A common voting shares. As of March 7, 2008, there were 7,368,198 Class A common voting shares outstanding and stock options to purchase 1,611,355 Class A common voting shares outstanding. Therefore, FIC Investments USA Corp. can currently issue up to only 1,020,447 Class A common voting shares. FIC Investments USA Corp. will hold an extraordinary general meeting of shareholders on March 20, 2008 to consider adopting an amendment to its articles of incorporation to increase the number of the authorized Class A common voting shares to 100,000,000. FIC Investments USA Corp. will only sell up to 900,000 Class A common voting shares until it amends its articles of incorporation to increase the number of its authorized Class A common voting shares to 100,000,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to Completion
______________, 2008

FIC INVESTMENTS USA CORP.
A NEVADA CORPORATION
6,000,000 CLASS A COMMON VOTING SHARES

We propose to sell 6,000,000 Class A common voting shares at a fixed price of $1.65 per share on a best efforts basis with no minimum purchase requirement. The aggregate offering price will be $9,900,000 and any funds raised from this offering will be immediately available to us for our use. There will be no refunds. Class A common voting shares may be redeemed, at the option of the holder, any time after the third anniversary of the date of issue of that share. The offering will be for a period of 90 days from the date of this prospectus and may be extended for an additional 90 days if we choose to do so.

We are currently authorized to issue up to 10,000,000 Class A common voting shares. As of March 7, 2008, there were 7,368,198 Class A common voting shares outstanding and stock options to purchase 1,611,355 Class A common voting shares outstanding. Therefore, we can currently issue up to only 1,020,447 Class A common voting shares. We will hold an extraordinary general meeting of shareholders on March 20, 2008 to consider adopting an amendment to our articles of incorporation to increase the number of the authorized Class A common voting shares to 100,000,000. We will only sell up to 900,000 Class A common voting shares until we amend out articles of incorporation to increase the number of the authorized Class A common voting shares to 100,000,000.

This offer is not being underwritten. Michael Lathigee, one of our directors and our Chief Executive Officer, Earle Pasquill, the other of our directors and our President and Treasurer, and employees of FIC Management Group Ltd., a commonly controlled management company, will be the only people offering or selling these shares on our behalf. None of Mr. Lathigee, Mr. Pasquill, and the employees of FIC Management Group Ltd. will receive any compensation for offering or selling our shares. Except for Michael Lathigee and Earle Pasquill, no brokers will sell these shares and no commission will be paid to anyone.

Prior to this offering, there has been no public market for our Class A common voting shares. We do not intend to list our shares for trading or quotation on any exchange or quotation system, and there will be no market for the shares sold in this offering.

Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account and the proceeds from this offering will not be placed in an escrow, trust or similar account.

Our business is subject to many risks and an investment in our Class A common voting shares will involve a high degree of risk. You should invest in our Class A common voting shares only if you can afford to lose your entire investment. You should carefully consider the various risks described in the section titled ‘Risk Factors’ beginning on page 7, below, before investing in our Class A common voting shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

The date of this prospectus is ____________________, 2008.

As used in this prospectus, the terms, “we,” “us,” and “our” refer to FIC Investments USA Corp., Genesis on the Lakes Ltd., or Calmar Lakeside Development Ltd. All references to currency or dollar amounts refer to U.S. dollars unless otherwise specified.

SUMMARY INFORMATION

Summary Information about Our Company

We are engaged primarily in the business of investing in real property. In particular we have a direct interest in land and lots that are held for sale and we, through our interests in Genesis on the Lakes Ltd., Calmar Lakeside Development Ltd., and Pigeon Lake Developments Ltd., have significant interests in land, lots, and real estate development. Presently, all of our real estate interests are located in Alberta, Canada. Furthermore, substantially all of our assets are held in Canada.

We invest in real property through direct ownership, participations in other entities that acquire real property, and through the purchase of tax lien certificates and tax deeds from municipalities located in various areas of the United States.

To the date of this prospectus, our primary real estate assets are comprised of:

(1)	Direct ownership of real property located near Edmonton, Alberta, Canada known as Willow Park – Stage 8 which consists of 24 fully serviced lots; and

(2)

Direct stock ownership in three private companies which own real property near Edmonton, Alberta, Canada. Two of the companies, Genesis on the Lakes Ltd. and Pigeon Lake Developments Ltd., own undeveloped land while the third company, Calmar Lakeside Development Ltd., owns 55 fully serviced lots.

In addition to our real estate investment business, we also invest in other assets, including the securities of public and private companies. We also derive interest income from a loan in the original principal amount of $250,000 that we made on November 16, 2004 to Payroll Loans First Lender Corp., an unrelated British Columbia company. Payroll Loans First Lender makes loans to other companies that make short term payroll loans to employed borrowers.

Our Class A common voting shareholders are also known as members. We provide educational programs and seminars to these members through an investment club that we operate jointly with our affiliated companies. To cover the costs of providing those services, the members pay a membership fee upon joining.

We, together with FIC Investment Ltd., WBIC Canada Ltd., China Dragon Fund Ltd., FIC Real Estate Fund Ltd., and FIC S.E. Asia Fund Ltd., conduct education activities through an education division which is operated by FIC Management Group Ltd. We, FIC Investment Ltd., WBIC Canada Ltd., China Dragon Fund Ltd., FIC Real Estate Fund Ltd., FIC S.E. Asia Fund Ltd., FIC Management Group Ltd., and their controlled subsidiaries comprise the FIC Group of Companies. The companies within the FIC Group of Companies have similar business activities and overlapping management and shareholders.

The FIC Group of Companies operates an investment club in the United States and Canada known as the “Freedom Investment Club.” In addition to providing education activities to our members, prospective members, and guests, through the Freedom Investment Club, we hold regular meetings and offer paid courses on various investment related topics. Some of these courses are taught by our in-house personnel while others are taught by independent contractors that we hire from time-to-time for their expertise.

Our chief administrative and principal executive office is located at Suite 990 – 555 West Hastings Street, Vancouver, British Columbia, V6B 4N5, Canada, telephone (604) 224-1269. In addition, we have a U.S. office located at Regus Bank of America Plaza Centre, 800 5th Avenue, Suite 4100, Seattle, WA, 98104, telephone (206) 236-8747.

Summary of Offering

We propose to sell 6,000,000 Class A common voting shares at a fixed price of $1.65 per share on a best efforts basis with no minimum purchase requirement.

This offer is not being underwritten. Michael Lathigee, one of our directors and our Chief Executive Officer, Earle Pasquill, another of our directors and our President and Treasurer, and employees of FIC Management Group Ltd., a related management company, will be the only people offering or selling these shares on our behalf. None of Mr. Lathigee, Mr. Pasquill, and the employees of FIC Management Group Ltd. will receive any compensation for offering or selling our shares. Except for Michael Lathigee and Earle Pasquill, no brokers will sell these shares and no commission will be paid to anyone.

The following is a brief summary of this offering.

Shares being offered	Up to 6,000,000 Class A common voting shares(1)

Offering price per share	$1.65

Maximum possible proceeds to us	Up to $9,900,000

Offering period

The offering will conclude when all 6,000,000 Class A common voting shares have been sold, or 90 days after the date of the prospectus. We may at our discretion extend the offering for an additional 90 days.

Use of proceeds

After deducting offering expenses of $100,000, we will use the proceeds of this offering mainly for the purchase of interests in real property (direct and indirect) and the settlement of amounts owing to related corporations, with smaller amounts devoted to the purchase of other securities and for working capital.

Number of shares outstanding before the offering	7,368,198 Class A common voting shares; and 10,000,000 Class B common voting shares.

Number of shares outstanding after the offering, assuming all of the offered shares are sold	13,368,198 Class A common voting shares; and 10,000,000 shares of Class “B” common voting shares.

(1) We are currently authorized to issue up to 10,000,000 Class A common voting shares. As of March 7, 2008, there were 7,368,198 Class A common voting shares outstanding and stock options to purchase 1,611,355 Class A common voting shares outstanding. Therefore, we can currently issue up to only 1,020,447 Class A common voting shares. We will hold an extraordinary general meeting of shareholders on March 20, 2008 to consider adopting an amendment to our articles of incorporation to increase the number of the authorized Class A common voting shares to 100,000,000. We will only sell up to 900,000 Class A common voting shares until we amend out articles of incorporation to increase the number of the authorized Class A common voting shares to 100,000,000.

Summary of Financial Information

The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements for the years ended April 30, 2007 and 2006 and our unaudited financial statements for the six months ending October 31, 2007 and 2006, including the notes to those financial statements which are included elsewhere in this prospectus, and should also be read in conjunction with the section of this prospectus entitled “Management’s Discussion and Analysis” beginning on page 41 of this prospectus.

	Year Ended April 30, 2007 (Audited)	Year Ended April 30, 2006 (Audited)

Balance Sheet
Total assets	$18,615,189	$4,630,349
Cash and cash equivalents	$933,805	$1,097,851
Total liabilities	$10,795,135	$1,375,908
Total redeemable common stock and equity	$7,820,054	$3,254,441

Statement of Operations and Comprehensive Income (Loss)
Total revenue	$1,477,874	$767,059
Total expenses	$1,179,836	$502,133
Net income (loss)	$(352,202)	$41,770
Net income (loss) per class A share (basic)	$(0.07)	$0.02
Net income (loss) per class A share (diluted)	$(0.07)	$0.01
Net income (loss) per class B share	n/a	n/a
Total other comprehensive income (loss)	$(89,410)	$185,028
Total comprehensive income (loss)	$(441,612)	$226,798

	Six-Month Period Ended October 31, 2007 (Unaudited)	Six-Month Period Ended October 31, 2006 (Unaudited)

Balance Sheet
Total assets	$38,124,465	$8,009,748
Cash and cash equivalents	$324,804	$933,805
Total liabilities	$23,404,225	$1,990,703
Total minority interest	$5,851,328	$-
Total redeemable common stock and equity	$8,868,912	$6,019,046

Statement of Operations and Comprehensive Income (Loss)
Total revenue	$745,711	$357,313
Total expenses	$242,747	$582,004
Net loss	$(395,628)	$(292,099)
Net income (loss) per class A share (basic)	$(0.06)	$(0.07)
Net income (loss) per class A share (diluted)	$(0.06)	$(0.07)
Net income (loss) per class B share	n/a	n/a
Total other comprehensive income (loss)	$873,657	$(27,612)
Total comprehensive income (loss)	$478,029	$(319,711)

We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

RISK FACTORS

An investment in our Class A common voting shares involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing our Class A common voting shares. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Associated with Our Company

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

Our financial statements have been prepared on the assumption that we are a going concern and that we will be able to realize our assets and discharge our liabilities in the normal course of business; however certain events and conditions cast substantial doubt on this assumption. We incurred a net loss of $352,202 for the year ended April 30, 2007 and a net loss of $395,628 for the six month period ended October 31, 2007. At October 31, 2007, we had $324,804 in cash. We anticipate that we will continue to operate in a deficit position for the foreseeable future. We will incur significant costs researching and acquiring real estate and other assets and we will likely not be able to sell the real estate quickly, if at all, and, even if we can sell them, we may not be able to sell them at a profit. We have estimated that we will need approximately $21,700,000 in order to fund our proposed operations for the twelve months. Due to our inability to generate revenue, we will require additional financing in order to fund our investment activities and our monthly overhead. There can be no assurance that we will be able to obtain the additional financing we require, or be able to obtain such additional financing on terms favorable to our company. These circumstances raise substantial doubt about our ability to continue as a going concern.

Because of our loss from operations, and our need for additional financing in order to fund 2008 investment obligations, in their report on our audited financial statements for the years ended April 30, 2007 and 2006, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our audited financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors.

We have a limited history of operations and may not be able to successfully implement our business plan.

We have a limited history of operations in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. There can be no assurance that our intended activities or plan of operation will be successful or result in enough revenue to make us profitable and any failure to implement our business may have a material adverse effect on our business.

Our business requires significant expenditures which we must make before realizing any revenues and we may therefore have problems financing operations.

The development of our business, including the purchase of real estate, tax deeds and tax lien certificates, and marketable securities requires significant expenditures which are incurred before any revenue is recognized. We will continue to incur significant expenditures in connection with the acquisition of such real estate, tax deeds and tax lien certificates, and marketable securities before we realize any revenue. Accordingly, our capital requirements will be obtained through additional financing. There can be no assurance that any required additional financing will be available to us or that any additional financing will not materially dilute the ownership of our shareholders. Our inability to secure additional financing on terms acceptable to us will have a material adverse effect on our business.

We are subject to varying degree of risk affecting real property investments.

Varying degrees of risk affect real property investments. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred. If our investments do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, our income and ability to service our debt and other obligations could be adversely affected. Some significant expenditures associated with an investment in real estate, such as mortgage and other debt payments, real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in revenue from the investment. Income from properties and real estate values are also affected by a variety of other factors, such as interest rate levels, governmental regulations and applicable laws and the availability of financing. Any of the foregoing could negatively impact our business.

In addition, we may acquire properties or entities that are subject to liabilities or that have problems relating to environmental condition, state of title, physical condition or compliance with zoning laws, building codes, or other legal requirements. In each case, our acquisition may be without any recourse, or with only limited recourse, with respect to unknown liabilities or conditions. As a result, if any liability were asserted against us relating to those properties, or if any adverse condition existed with respect to the properties, we might have to pay substantial sums to settle or cure it, which could adversely affect our cash flow and operating results.

Operating risks and lack of liquidity may adversely affect our investment in real property.

Our properties are subject to operating risks common to real estate ownership in general. These risks include: our ability to rent or sell our investment properties; competition from other real property investors; increases in operating costs due to inflation and other factors; downturns in market conditions and the economy generally; and, uninsurable damage to our investment properties. If any of these risks materialize, our financial performance will be adversely affected.

Furthermore, real estate investments are generally illiquid, and we may not be able to sell our properties when it is economically or strategically advantageous to do so. This illiquidity limits our ability to vary our portfolio in response to changes in economic or other conditions. There can be no assurance that we will recognize full value for any property that we are required to sell for liquidity reasons. Our inability to respond rapidly to changes in the performance of our investments could adversely affect our financial condition and results of operations.

The nature of our tax lien business may make projecting future financial results difficult, which may have a negative impact on our business.

Once we have acquired a tax lien certificate, we will not know when or if it will be redeemed by the owner of the underlying property. Property owners may redeem the certificate almost immediately, or they may redeem the certificate at some other time prior to the expiration of the statutory redemption period or they may choose not to redeem the certificate at all and allow the property to be foreclosed by the municipality. In the event that the tax lien certificate is not redeemed and the property is foreclosed, we will not be able to predict how quickly it may be rented or sold, if it can be rented or sold at all, which may result in a significant amount of our funds being illiquid, which will have an adverse effect on our business. Similarly, if we purchase a property in a tax lien sale, we will not know how quickly it may be rented or sold and the failure of our company to regularly sell properties or collect on tax liens may have a material adverse effect on our business.

Our directors and officers are engaged in other business activities which may decrease the time that they can devote to our business, which could have an adverse effect on our ability to conduct operations and generate revenues.

All of our directors and officers are involved in other business activities. As a result, our directors and officers may not be able to devote sufficient time to our business affairs, which may negatively affect our ability to identify attractive investment opportunities, time the purchase and sale of our investments, and generally operate our investment business and investment club.

Mr. Lathigee and Mr. Pasquill each devotes approximately 25% of their professional time to our company. The amount of time devoted to our business by our officers may decrease from time to time depending upon the demands of the other businesses with which they are involved. This may negatively affect our ability to conduct our ongoing operations and our ability to generate revenues.

Our directors and officers are engaged in other business activities which may compete with our business for investment opportunities, which may create a potential conflict of interest and may adversely affect our investment opportunities.

Potential conflicts of interest exist for our directors and officers because these individuals are directors, officers and / or shareholders of other companies which are engaged in similar businesses as our company. As a result, from time to time management may have to make allocation decisions between two or more companies under its management with respect to investment opportunities that have restricted offerings. As an example, the FIC Group of Companies may identify an opportunity to invest in a multi-million dollar real estate project. Once the opportunity is identified, management must then decide which companies within the FIC Group of Companies will be parties to the investment opportunity. This practice may make our officers and directors liable for breach of their fiduciary duties to our shareholders and may have a negative impact on our business.

Our management is involved in the management of other related businesses as indicated in the following table:

	Michael Lathigee (Our Chief Executive Officer, and Director)	Earle Pasquill (Our President, Treasurer, and Director)

FIC Management Group Ltd.
Director	Yes	Yes
Officer	Yes – Chairman, C.E.O.	Yes - Secretary
Shares held	1 class A (voting, participating(1) )	1 class A (voting, participating(1) )

FIC Investment Ltd.
Director	Yes	Yes
Officer	Yes – Chairman, C.E.O.	Yes – President & C.O.O.
Shares held	4,000,000 class B (voting, non-participating(2) )	2,000,000 class B (voting, non-participating(2) )

WBIC Canada Ltd.
Director	Yes	Yes
Officer	Yes – President & C.O.O.	Yes - President
Shares held	4,000,000 class B (voting, non-participating(2) )	14,163 class A (voting, participating) and 2,000,000 class B (voting, non-participating(2) )

China Dragon Fund Ltd.
Director	Yes	No
Officer	Yes – Chairman & C.E.O.	Yes - Secretary
Shares held	4,000,000 class B (voting, non-participating(2) )	2,000,000 class B (voting, non-participating(2) )

FIC Real Estate Fund Ltd.
Director	Yes	Yes
Officer	Yes – Chairman & C.E.O.	Yes - Secretary
Shares held	6,000,000 class B (voting, non-participating(2) )	4,000,000 class B (voting, non-participating(2) )

FIC S.E. Asia Fund Ltd.
Director	Yes	No
Officer	Yes – Chairman & C.E.O.	Yes – Secretary
Shares held	6,000,000 class B (voting, non-participating(2) )	4,000,000 class B (voting, non-participating(2) )

FIC Financial Services Ltd.
Director	Yes	No
Officer	Yes – Chairman & C.E.O.	Yes - Secretary
Shares held	1 class A (voting, participating(1) )	1 class A (voting, participating(1) )

FIC Income Fund Ltd.
Director	Yes	Yes
Officer	Yes – Chairman & C.E.O.	Yes - Secretary
Shares held	1 class A (voting, participating(1) )	1 class A (voting, participating(1) )

(1) Participating shares have entitlement to the profits and losses of the respective company and are able to receive dividends.

(2) Non-participating shares do not have entitlement to the profits and losses of the respective company and are not able to receive dividends.

Taken together, the shares held by Mr. Lathigee and Mr. Pasquill constitute in excess of 50% of the voting shares of each of our company, FIC Management Group Ltd., FIC Investment Ltd., WBIC Canada Ltd., China Dragon Fund Ltd., FIC Real Estate Fund Ltd., FIC S.E. Asia Fund Ltd., FIC Financial Services Ltd., and FIC Income Fund Ltd. In addition, Michael Lathigee and Earle Pasquill have stock options in our company, FIC Investment Ltd., WBIC Canada Ltd., China Dragon Fund Ltd., FIC Real Estate Fund Ltd., and FIC S.E. Asia Fund Ltd. These overlapping relationships have the potential to create conflicts of interest in our management when considering the allocation of investment opportunities.

We invest in companies that our officer and director or other companies in the FIC Group of Companies also invest in, which may create a potential conflict of interest and may adversely affect our investment decisions.

With respect to our investments in public and private companies, our main focus will be on publicly traded equities that differ from the portfolio of any companies which have overlapping relationships with our company and management. It is management’s intent to allocate investment opportunities based on the appropriateness of the investment for each company’s philosophy; the existing mix of investments relative to the strategic target mix; and each company’s cash position at the time. This practice creates potential conflicts of interests for our officers and directors and may make them liable for a breach of fiduciary duties to our shareholders and may have negative impact on our business. In addition, our directors and officers may, from time to time, own securities in companies in which we invest or act as management for those companies, which may create potential conflicts of interests for them.

At October 31, 2007, there were 8 stock positions that are held by our company and other companies in the FIC Group of Companies. They are presented in the following table as follows:

Amarc Resources Ltd.
Held by our company	140,000 shares
Held by FIC Investment Ltd.	137,000 shares
Held by WBIC Canada Ltd.	137,000 shares

Global Uranium Corp.
Held by our company	180,000 shares
Held by FIC Investment Ltd.	246,000 shares

Inrob Tech Ltd.
Held by our company	305,000 shares
Held by FIC Investment Ltd.	1,818,115 shares
Held by WBIC Canada Ltd.	787,783 shares

UR Energy Inc.
Held by our company	10,000 shares
Held by FIC Investment Ltd.	10,000 shares
Held by WBIC Canada Ltd.	10,000 shares

Virexx Medical Corp.
Held by our company	50,000 shares
Held by FIC Investment Ltd.	554,200 shares
Held by WBIC Canada Ltd.	40,000 shares

Yukon Gold Corporation Inc.
Held by our company	143,000 shares
Held by FIC Investment Ltd.	660,090 shares
Held by WBIC Canada Ltd.	40,000 shares

Global Uranium Corp.
Held by our company	180,000 warrants
Held by FIC Investment Ltd.	1,520,000 shares
Held by WBIC Canada Ltd.	40,000 shares

Yukon Gold Corporation Inc.
Held by our company	30,000 warrants
Held by FIC Investment Ltd.	195,000 shares
Held by WBIC Canada Ltd.	20,000 shares

At January 31, 2008, we had investments in the following companies in which Michael Lathigee, our Chief Executive Officer and director is a shareholder: Amarc Resources Ltd., Inrob Tech Ltd., UR Energy Inc., and Yukon Gold Corporation Inc. No director or officer of our company is a director or officer of the companies invested by our company.

As a result of the foregoing overlapping relationships, conflicts of interest may arise for our directors and officers when making investment decisions and may adversely affect our investment decisions.

The loss of the services of our executive officers would disrupt our operations and interfere with our ability to compete.

The nature of our business and our ability to identify and acquire profitable investments depends, in large part, on our ability to attract and maintain qualified key personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to attract and retain them. Our current and future development will depend on the efforts of key management figures, such as Michael Lathigee, our Chief Executive Officer and Earle Pasquill, our President and Treasurer. The loss of either of these key people could have a material adverse effect on our business. We do not currently maintain key-man life insurance on any of our key employees.

Because our executive officers and directors control all of our Class B common voting shares, investors will have little or no control over our management or other matters requiring shareholder approval.

Our officers and directors beneficially own all of 10,000,000 issued and outstanding Class B common voting shares of our company. At March 7, 2008, the issued and outstanding Class B common voting shares of our company represented approximately 57.9% of our issued and outstanding common shares (both the Class A common voting shares and the Class B common voting shares combined). Each share of Class A common voting shares and Class B common voting shares entitles the holder to one vote. Accordingly, even if we sell all 6,000,000 shares of the Class A common voting shares, the holders of the Class B common voting shares will continue to control our company as the Class A common voting shares will be widely held. As a result, Mr. Lathigee and Mr. Pasquill will have the ability to control, among other corporate decisions, the election of our directors, the appointment of our officers, the acquisition or disposition of assets and the future issuance of our shares.

Our senior management has never managed a U.S. public company.

Michael Lathigee, our Chief Executive Officer and Earle Pasquill, our President and Treasurer have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. There can be no assurance that our senior management will be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements. Further, this could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Substantially all of our assets and all of our directors and officers are outside the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals and / or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our company or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

Loan agreement with Payroll Loans First Lender’s Corp. for the amount of $250,000 may force us to forego certain investments that are more profitable to our company during the term of the loan.

On February 1, 2007, we entered into a loan agreement with Payroll Loans First Lender’s Corp. pursuant to which we loaned in the amount of $250,000 for a term of two years. This loan agreement replaces the previous loan agreement dated October 16, 2004. Because of our investment in Payroll Loans First Lender’s Corp., we may have to forego certain investments that are more profitable to our company during the term of the loan. Additionally, if Payroll Loans First Lender’s Corp. becomes bankrupt, gets sued or defaults on the loan, we may lose all or a portion of the $250,000, which could materially and adversely affect our financial performance.

The tax lien and tax deed markets are very competitive.

The tax lien and tax deed markets in the United States are very competitive. Many of our competitors are regional banks and other investment clubs with substantially more resources and experience than us. In many jurisdictions, tax liens are sold at public auction. The amount due on the auction date is usually an aggregate of the delinquent taxes, penalties and interest. At an auction, bidders bid on the interest rate that the certificate will earn from the date of sale of the certificate to the date of foreclosure on the property. The certificates are sold to the bidder that bids the lowest interest rate. Increased competition may drive interest rates lower than what is viable for our company. There can be no assurance that we will be able to purchase our targeted tax liens and / or tax deeds or realize our projected return rates, which may adversely affect our business.

The property underlying a tax lien may be worth less than our investment or could require costly improvements to bring it into compliance with laws and regulations.

Our investment in a tax lien is dependent upon the value of the property underlying the tax lien. If the property that is subject to a tax lien is worth less than the amount of the tax lien we purchased, our investment will be worth less than we paid for it. In addition, if the property does not comply with legal requirements such as zoning codes, building codes or environmental laws, we may be required to make improvements to bring it into compliance. The cost of bringing the property into compliance could be substantial. In either case, our investment in a tax lien could result in losses that will adversely affect our business and financial performance.

If the property owner that failed to pay the taxes represented by our tax certificate files a petition in bankruptcy we could lose our lien and possibly our entire investment.

Under U.S. bankruptcy law, a debtor or the trustee appointed by the bankruptcy court may have a tax lien subordinated to administrative expenses in the estate or even extinguished altogether. If this were to happen, we could become a general, unsecured creditor. This means that other creditors might receive funds available for distribution before we do, or that we will be forced to share, pro rata, with other general unsecured creditors, an amount of money that is less than the aggregate debt due. The bankruptcy courts can also order the reduction or forfeiture of interest or provide the debtor with extensions of time for making the payoff beyond the normal three-year redemption period. In any event, our investment in a tax lien is vulnerable to various other charges and priorities and we may not realize our target rate of return.

There may be other liens on the property that have equal or better priority against the property subject to the lien and may delay or limit our ability to receive any return on the property.

There may be other state liens, which have equal or better priority against the property subject to the tax lien that we purchased. Federal tax liens enjoy the federal government's special 120 day right of redemption. Under this right, even after the investor has successfully foreclosed on the tax lien, the federal government has 120 days from the date of judgment to pay the investor the amount of the lien plus attorneys' fees and costs and any amounts necessarily incurred for the maintenance of the property. In doing so, the federal government then succeeds to the tax lien investor’s interest in the property. This delay in the payment to us could affect our ability to run our business.

There may be administrative problems and inefficiencies that reduce the return on our investment in tax liens or tax deeds.

If we fail to notify each treasurer's office in a county where we are holding a tax lien or tax-deed of a change in our company’s address, we may fail to receive a notice of redemption, and thus we will no longer be earning any interest on the investment. A notice of redemption is a document sent by the treasurer’s office indicating a property owner has redeemed a lien by paying all outstanding taxes and interest. In some counties the treasurer's office does not process the redemption quickly and thus substantial time may pass when our money is not earning interest.

If the owner of the property is in military service it may limit our ability to terminate their right of redemption.

The federal Soldier’s and Sailor’s Civil Relief Act provides that limitations periods are suspended for persons in military service during the time of their service. If the property owner is a soldier in military service it may be difficult to terminate his or her rights of redemption, i.e., foreclose that interest, until the military service is over. This would inhibit our ability to realize a profit on the sale of the property.

A significant portion of our asset portfolio is held in and will be realized in Canadian dollars.

The majority of the assets owned by our company are held in and will be realized in Canadian dollars meaning that if the Canadian dollar weakens relative to the United States dollar, our company will incur an unrealized foreign currency translation loss during the holding period of the Canadian-based asset(s) and will realize a foreign exchange loss upon the sale of the Canadian-based assets.

We have to repay our amounts due to commonly controlled companies in Canadian dollars.

The source currency of our loans owing to commonly controlled companies in the FIC Group of Companies is the Canadian dollar. As such, we will incur a foreign exchange loss if the Canadian dollar strengthens relative to the United States dollar.

Risks Associated with This Offering

There is no minimum number of shares that must be sold and we will not refund any funds to you.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to successfully implement our real estate, tax lien and tax deed, and marketable securities investment goals. No money will be refunded to you under any circumstances. If we cease our proposed operations, you may lose your entire investment.

There is no public trading market for our common shares and we have no intention of listing our shares on a stock exchange market or quotation system.

There is no public trading market for our common share and we have no intention of ever listing our shares on a stock exchange or quotation system. As a result, it will be very difficult, if not impossible for you to resell your shares.

There will be no liquidity in the shares purchased for at least three years.

The Class A common voting shares have a right of redemption arising three years from issuance. Until that time there will be no market for the shares. Prospective investors who will need to recover their capital within that three year period should not invest in this offering. There is no annual limit and there is no limited period of redemption once the initial three year hold has expired. The redemption price of our Class A common voting shares will be based on the net asset value per share based on our financial statements for the month preceding the date redemption notice is given by shareholders, which could be less than the original purchase price of the shares, depending on the valuation policies adopted by our company from time to time. If a significant number of shareholders request redemption at the same time, we may have to liquidate some of our holdings in an untimely manner, which would affect the return on the investments or delay redemption. In the event that availability of funds is a problem, redemptions will be accepted on a first come first serve basis as funds become available.

If we amend our articles of incorporation to increase the number of the authorized Class A common voting shares to 100,000,000 from 10,000,000, our management could issue additional Class A common voting shares after this offering, diluting our shareholders’ equity and reducing the redemption price.

We are authorized to issue 10,000,000 Class A common voting shares. If our articles of incorporation is amended to increase the authorized Class A common voting shares to 100,000,000, our management could, without the consent of our then existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our then existing shareholders and thereby reduce the redemption price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

If we amend our articles of incorporation to authorize the issuance of 20,000,000 Class C common voting shares, our shareholders and our management could issue Class C common voting shares, diluting our shareholders’ equity and reducing the redemption price.

We plan to amend our articles of incorporation to authorize the issuance of 20,000,000 Class C common voting shares. Class C common voting shares are the same as Class A common voting shares except that the holders of Class C common voting shares can redeem their shares after one year, instead of three years for the holders of Class A common voting shares. If our articles of incorporation is amended to authorize the issuance of Class C common voting shares, our management could, without the consent of our then existing shareholders, issue substantially large number of Class C common voting shares, causing a large dilution in the equity position of our then existing shareholders and thereby reduce the redemption price. Furthermore, because the holders of Class C common voting shares would be able to redeem their shares after one year of issuance, the redemption price for the holders of Class A common voting shares may be reduced faster than it would have been if there were no Class C common voting shares.

Investors will pay more for our Class A common voting shares than the pro rata portion of our assets are worth; as a result, investing in our Class A common voting shares may result in an immediate loss.

The offering price and other terms and conditions regarding our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. The arbitrary offering price of $1.65 per Class A common voting share as determined herein is substantially higher than the net tangible book value per Class A common voting share. Our assets do not substantiate a share price of $1.65 per share.

As we do not have an escrow or trust account for investors’ subscriptions, if we file for bankruptcy protection or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for developing our financial account card products and related services.

Trading of our shares may be restricted by the Securities and Exchange Commission’s Penny Stock regulations, which may limit a shareholder’s ability to buy and sell our shares.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common shares.

FORWARDING-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts,” or "potential" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" beginning at page 7 that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus because the safe harbor does not apply to forward-looking statements made in connection with an initial public offering.

USE OF PROCEEDS

If we sell all 6,000,000 Class A common voting shares that we are offering with this prospectus we will receive net proceeds, after deducting $100,000 in estimated offering expenses, of approximately $9,800,000. We will only sell up to 900,000 Class A common voting shares until we amend our articles of incorporation to increase the number of the authorized Class A common voting shares to 100,000,000. Because we are offering these shares on a best efforts basis and there is no minimum sale requirement and we may not be able to amend our articles of incorporation to increase the authorized Class A common voting shares, we may not raise the maximum amount. If we sell less than the 6,000,000 Class A common voting shares that we are offering, we will receive a lesser amount of net proceeds.

Our plan of operation for the next 12 months will remain fundamentally unchanged whether we raise the maximum amount of $9,900,000 or some lesser amount. However, if we raise less than the maximum, we may be required to cut back on the amount we can spend. If we are required to cut back, we will focus first on limiting the geographical area in which we will search for and purchase real estate in order to minimize travel and due diligence costs.

Our plan, at different share sales levels is as follows (in order of priority):

Percent of maximum offering	If 15% of Shares Sold	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Amount raised	$1,485,000	$2,475,000	$4,950,000	$7,425,000	$9,900,000
Allocation
Offering expenses	$100,000	$100,000	$100,000	$100,000	$100,000
Purchase of real estate	$554,000	$950,000	$1,940,000	$2,930,000	$3,920,000
Settlement of loans due to related corporations	$207,750	$356,250	$727,500	$1,098,750	$1,470,000
Marketable equity securities	$166,200	$285,000	$582,000	$879,000	$1,176,000
Diamonds	$138,500	$237,500	$485,000	$732,500	$980,000
Tax liens / deeds and other investments	$249,300	$427,500	$873,000	$1,318,500	$1,764,000
Working capital	$69,250	$118,750	$242,500	$366,250	$490,000

In the table provided above, the categories of expenditures consist of the following:

Offering Expenses

This expenditure item refers to the costs and expenses payable by our company in connection with the issuance and distribution of the securities being registered hereunder and the preparation of the registration statement.

Purchase of Real Estate

This expenditure item refers to the investment by our company into various real estate interests. These interests may be in the form of direct holdings of real estate by our company or investments in corporations or other structures involved in real estate. The geographical area covered by the real estate investments will be dictated, for the most part, by the amount of shares sold under this offering.

Settlement of Loans Due to Related Corporations

This expenditure item refers to the settlement of interest-bearing debt that is owing to related corporations. The loans from related corporations enabled us to make significant investments in the Genesis, Calmar, and Pigeon Lake real estate projects. At October 31, 2007, the most significant balances owing by our company to related corporations were $2,516,738 owing to FIC Investment Ltd., $1,160,590 owing to FIC Real Estate Fund Ltd., and $994,746 owing to WBIC Canada Ltd. The interest rates on these loans range between 12% and 15% per annum. There are no maturity dates for these loans.

We intend to pay back the amounts due to related corporations through revenues from our real estate investments and through third party financing.

Marketable Equity Securities

This expenditure item refers to the investment by our company into various marketable equity investments.

Diamonds

This expenditure item refers to the additional investment by our company into the diamond investment.

Tax Liens / Deeds and Other Investments

This expenditure item refers to the investment by our company into tax liens and tax deeds, including fees due to municipalities or taxing authorities, legal fees, commissions, and title search charges, as well as investments into other investments which management determines to be a good investment for our company.

Working Capital

This expenditure item refers to the following:

(1)	Normal accounting and auditing costs associated with maintaining a reporting company in the United States, including the cost of bookkeeping and audit reviews;

(2)

Normal legal costs associated with maintaining a reporting company in the United States, including the legal fees payable to our attorneys for their assistance in preparing and filing our periodic reports on Form 10-QSB and Form 10-KSB, in negotiating contracts on our behalf and in performing similar services on an as-needed basis; and,

(3)

The costs related to operating our office including rent, telephone, office supplies, personnel, overhead charged to our company by FIC Management Group Ltd., a related corporation, printing fees, registration fees, transfer agent fees and similar expenses, including small miscellaneous costs that have not otherwise been listed, such as bank service charges and sundry items.

Our allocation of the net proceeds of this offering is only an estimate and is based on our current plans, our understanding of the industry and current economic conditions, as well as assumptions about our future revenues and expenditures. While we intend to use the proceeds of this offering substantially for the purposes and in the amounts set forth above, our investment criteria may evolve from time-to-time (for example, to respond to rising or decreasing interest rates, changes in the rules and regulations governing the purchase and sale of real estate and tax liens and other changing economic factors that can affect investment decisions) and we anticipate that we will periodically reassess our investment criteria. If at any time we conclude that changes in our investment criteria are in the best interest of our company, we intend to implement those changes. We do not currently contemplate making any changes to our investment criteria.. In any event we do not intend to devote more than 30% of the proceeds of this offering to investments in equity securities and loans.

DETERMINATION OF OFFERING PRICE

The price of $1.65 per Class A common voting share is based on the sales price of our Class A common voting shares received by our company in various private placements, the most recent of which closed on February 28, 2008, and this price per share does not have any relationship to any established criteria of value, such as book value or earnings per share. Additionally, the price of the Class A common voting shares is not based on past earnings, nor is the price of Class A common voting shares indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business. Our Class A common voting share is not presently traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering 6,000,000 Class A common voting shares for $1.65 per Class A common voting share through this offering.

On April 13, 2004, two of our officers and directors purchased 10,000,000 shares of our Class B common voting shares for $0.01. Other than these 10,000,000 Class B common voting shares, no officers, directors, promoters, or affiliated person has ever purchased shares of our company.

To March 7, 2008, Michael Lathigee, our Chief Executive Officer and director and Earle Pasquill, our President and Treasurer, and director held stock options to purchase our Class A common voting shares according to the following table:

Name	Position Held with Our Company	Shares under the Options
Michael Lathigee 19060 – 119th Avenue, Pitt Meadows, British Columbia V3Y 1X7, Canada	Chief Executive Officer and director	423,055 exercisable at $1.00; 12,683 exercisable at $1.06; 281,629 exercisable at $1.30; 171,732 exercisable at $1.58 and, 41,928 exercisable at $1.65
Earle Pasquill 4027 West 27th Avenue, Vancouver, British Columbia V6S 1R6, Canada	President, Treasurer and director	195,246 exercisable at $1.00; 27,473 exercisable at $1.06; 77,691 exercisable at $1.30; 41,215 exercisable at $1.58; and, 10,062 exercisable at $1.65

If you purchase our Class A common voting shares in this offering, you will suffer an immediate dilution in the value of Class A common voting shares that you purchase.

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution can occur if we determine the offering price for the shares sold in this offering based on factors other than those used in computing the book value of our common voting shares. Dilution will exist because the book value of shares held by existing shareholders is lower than the offering price offered to new investors.

As at October 31, 2007, the net tangible book value of our company was $1.26 per Class A common voting share based upon 7,013,440 Class A common voting shares outstanding. The net tangible book value of our company is calculated by dividing the total stockholder’s equity of $8,868,912 as at October 31, 2007 by the outstanding Class A common voting shares of 7,013,440 as at October 31, 2007. If we are successful in selling all of the 6,000,000 Class A common voting shares that we are offering to sell in this offering, the pro forma net tangible book value of our company would be $18,768,912, or approximately $1.44 per Class A common voting share, which would represent an immediate increase of $0.18 in net tangible book value per Class A common voting share and $0.21 or 13% per Class A common voting share dilution to new investors, assuming that all 6,000,000 of the offered Class A common voting shares are sold at the offering price of $1.65 per Class A common voting share.

Following is a table detailing dilution to investors if 15%, 25%, 50%, 75% or 100% of the offering of the 6,000,000

Class A common voting shares by our company is sold:

	If 15% of Shares are Sold	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Offering price(1)	$1.65	$1.65	$1.65	$1.65	$1.65
Net tangible book value per share before offering(2)	$1.26	$1.26	$1.26	$1.26	$1.26
Net tangible book value per share after offering(3), (4)	$1.31	$1.33	$1.38	$1.42	$1.44
Increase in net tangible book value per share attributable to purchase of shares by new investors(5)	$0.05	$0.07	$0.12	$0.16	$0.18
Immediate dilution to new investors (subscription price of $1.65 less net tangible book value per share after offering)(6)	$0.34	$0.32	$0.27	$0.23	$0.21
Percent of immediate dilution to new investors(7)	21%	19%	16%	14%	13%

(1) Offering price per Class A common voting share.

(2) The net tangible book value per Class A common voting share before the offering is determined by dividing the number of Class A common voting shares outstanding into the net tangible book value of our company.

(3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated gross proceeds to our company from the current offering.

(4) The net tangible book value per Class A common voting share after the offering is determined by dividing the number of Class A common voting shares that will be outstanding after the offering into the net tangible book value after the offering as determined in note 3, above.

(5) The increase attributable to purchase of shares by new investors is derived by taking the net tangible book value per Class A common voting share after the offering and subtracting from it the net tangible book value per Class A common voting share before the offering.

(6) The dilution to new investors is determined by subtracting the net tangible book value per Class A common voting share after the offering from the offering price, giving a dilution value.

(7) The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the offering price.

PLAN OF DISTRIBUTION

We are offering up to 6,000,000 Class A common voting shares of our company on a best efforts basis. The offering price is $1.65 per share. There is no minimum number of shares that we have to sell in this offering. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us. The offering will be for a period of 90 days from the date of this prospectus and may be extended for an additional 90 days if we choose to do so.

Only after the Securities and Exchange Commission declares our registration statement effective, do we intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in our company and in a possible investment in the offering.

We will initially sell the shares in this offering through Michael Lathigee and Earle Pasquill, two of our executive officers and directors and employees of FIC Management Group Ltd., a related management company. FIC Management Group Ltd. is a controlled by Messrs. Lathigee and Pasquill and conducts administration of FIC Group of Companies, which are controlled by Messrs. Lathigee and Pasquill.

Messrs. Lathigee and Pasquill and the employees of FIC Management Group Ltd. will contact individuals and corporations with whom they have an existing or past pre-existing business or personal relationship and will attempt to sell them our shares. Once the registration statement is effective, we intend to explore other legal means of promoting the sale of shares, including the website and direct mail.

None of Mr. Lathigee, Mr. Pasquill, and the employees of FIC Management Group Ltd. will be paid any commissions for their efforts to offer and sell these shares on our behalf. However, we have entered into stock option agreements with Messrs. Lathigee and Pasquill which tie the options awarded to the number of shares subscribed and these stock option agreements are intended to reward management for operating the company. Pursuant to the stock option agreements, Messrs. Lathigee and Pasquill have stock options to purchase a number of shares equal to 12.5% and 3%, respectively, of the total number of subscribed shares but exclusive of any shares under the options, in each round of financing at the price at which the subscribed shares were sold in each round. Furthermore, Mr. Lathigee receives commissions relating to the memberships. While all of our shareholders are members of the investment club, not all members are our shareholders.

To date, we have sold the shares primarily through the efforts of Messrs. Lathigee and Pasquill, with assistance from FIC Management Group staff, who take care of processing subscription agreements, do the filings, undertake follow up communications with customers and do administrative tasks. In addition to assisting with the sale of shares, they assist with operating the investment club and its meetings, share sales of other companies in the FIC Group of Companies and administering the education programs for the FIC Group of Companies. They spend approximately 25% of their time on our company and approximately 80% of that time would be related to the selling of shares. Approximately 75% of their time is devoted to education and the administration and share sales of the other companies in the FIC Group.

We have not utilized the Internet to advertise our offering, however, prospective investors may visit our website, www.ficinvestors.com, to learn more about us and the Freedom Investment Club. Prospective investors should note that this website currently contains information mainly for our Canadian sister Club, Freedom Investment Club of Canada. We are working to update our website to provide information specific to our U.S.-based club. When the registration statement becomes effective, we intend to re-assess our marketing strategies and will consider promoting the shares on the website and by direct mail.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for 90 days. We may at our option extend the offering period for additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

  Execute and deliver a subscription agreement; and,

  Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “FIC INVESTMENTS USA CORP.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Regulation M

Our officers and directors and the employees of FIC Management Group Ltd. will not be purchasing any of the Class A common voting shares offered by us in this offering. They will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to the compliance of Regulation M of the Securities Exchange Act of 1934. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

DESCRIPTION OF SECURITIES

Common Shares

Our authorized capital stock consists of 25,000,000 common shares designated as follows: 10,000,000 Class A common voting shares and 15,000,000 Class B common voting shares. The holders of our Class A common voting shares:

  Are entitled to receive notice of and to attend meetings and to one non-cumulative vote on all matters placed before shareholders;

  Are entitled in each year, in the absolute discretion of the directors, out of any or all profits or surplus available for dividends, to non-cumulative dividends at a rate to be determined by the directors;

  Are entitled, after the expiry of 3 years from the date such shares were issued, to require us to redeem the whole, or, from time to time, any part of the Class A common voting shares held by that holder for the redemption price. The redemption price in respect of each of the Class A common voting shares is the amount determined by the directors to be the net asset value per Class A common voting share based on our financial statements for the month preceding the date redemption notice is given by the holder, determined in accordance with the valuation policies adopted by us from time to time; and

  Are entitled to receive an amount equal to the redemption price as defined above for each Class A common voting share held together with an amount equal to all declared or accrued and unpaid dividends upon liquidation, dissolution or winding up of our affairs.

The holders of our Class B common voting shares:

  Are entitled to receive notice of and to attend meetings and to cast one vote for each share held;

  Are not entitled to receive dividends, whether on liquidation, dissolution or winding of our company and our directors shall not declare any dividends on the Class B common voting shares; and

  In the event of our liquidation, dissolution or winding-up, or other distribution of our assets among our shareholders for the purpose of winding-up our affairs or upon a reduction of our capital, the holders of the Class B common voting shares shall, after the holders of the Class A common voting shares have received payment of the amounts to which they are entitled in accordance with our articles of incorporation, be entitled to receive the amount paid up thereon.

All of our Class A and B common voting shares now outstanding are fully paid for and non-assessable and all our Class A common voting shares which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our articles of incorporation, bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Each share of Class A common voting shares and Class B common voting shares entitles the holder to one vote. Holders of shares of our Class A and B common voting shares do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Stock Transfer Agent

We have not yet appointed a stock transfer agent for our securities. We do not intend to appoint a stock transfer agent for our securities.

EXPERTS

Our consolidated financial statements included in this prospectus have been audited by LBB & Associates Ltd., LLP, to the extent and for the period set forth in their report appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of Class A common voting shares being registered or upon other legal matters in connection with the registration or offering of the Class A common voting shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in our company or any of our subsidiaries. Nor was any such person connected with our company, or any of our subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

OUR BUSINESS

Corporate Overview

We were incorporated on September 26, 2003 under the laws of the State of Nevada. On August 1, 2007, we exchanged our prior Cdn$3,071,250 advances to Genesis on the Lakes Ltd. relating to the real estate properties in Alberta, Canada, for 50.3% of the issued and outstanding shares of Genesis on the Lakes Ltd. Also on the same date, we exchanged our prior Cdn$2,501,000 advances to Calmar Lakeside Development Ltd. relating to the real estate properties in Alberta, Canada, for 50.1% of the issued and outstanding shares of Calmar Lakeside Development Ltd. Both Genesis on the Lakes Ltd. and Calmar Lakeside Development Ltd. are incorporated in Alberta, Canada.

Our management is also involved in the management of other related businesses, which we refer to as the FIC Group of Companies as listed in the table below:

Company Name	Intended Activity / Investment Focus
FIC Management Group Ltd.	Administration of the FIC Group of Companies
FIC Investment Ltd.	Investments including marketable equity securities, diamonds, and real estate
WBIC Canada Ltd.	Investments including marketable equity securities, diamonds, and real estate. This company is eligible for Canadian investors through their Registered Retirement Savings Plans
China Dragon Fund Ltd.	Particular focus on investment opportunities (direct or indirect) in China
FIC Real Estate Fund Ltd.	Particular focus on real estate investments (direct or indirect)
FIC S.E. Asia Fund Ltd.	Particular focus on investment opportunities (direct or indirect) in South-east Asia
FIC Income Fund Ltd.	Investment in the payroll loans industry

Michael Lathigee and Earle Pasquill, our officers and directors, are directors and officers of these FIC Group of Companies. Taken together, the shares held by Mr. Lathigee and Mr. Pasquill constitute in excess of 50% of the voting shares of each of these FIC Group of Companies and therefore, our company, FIC Management Group Ltd., FIC Investment Ltd., WBIC Canada Ltd., China Dragon Fund Ltd., FIC Real Estate Fund Ltd., FIC S.E. Asia Fund Ltd. and FIC Income Fund Ltd. are related corporations.

Our chief administrative and principal executive office is located at Suite 990 – 555 West Hastings St, Vancouver, British Columbia V6B 4N5, telephone (604) 224-1269. In addition, we have a U.S. office located at Regus Bank of America Plaza Centre, 800 5th Ave., Suite 4100, Seattle, WA, 98104, telephone (206) 236-8747.

We are a company primarily engaged in the real estate industry. To a lesser extent, we are invested in other assets which include, but are not limited to, debt instruments, marketable equity securities, colored diamonds, and tax liens and tax deeds. Our company, in co-operation with other companies in the FIC Group of Companies, also offers educational programs and seminars through FIC Management Group Ltd., a separately incorporated company that is operated by common management, and incorporates a number of elements that are characteristic of an investment club.

Operations and Business Plan

Real Estate

Overview

We are primarily invested (between 70% and 90% of the portfolio, depending on opportunities available at any particular time) in real estate. We invest in real property either through direct ownership or in conjunction with other entities which include related companies and joint ventures that acquire real property. Our primary emphasis is on identifying investment opportunities that are undervalued and have growth potential. To date, this emphasis includes raw land to which we add value by developing and reselling and fully developed properties we identify through our on-the-ground network and are able to acquire at a significant market discount. Our target real estate investments include commercial and residential land and / or buildings with a primary focus on residential subdivided lots. Residential projects may consist of fully serviced and completed lots or subdivisions or raw land that we develop independently or in joint ventures or other business arrangements to provide residential units for resale. We expect to earn rental income from certain properties and capital gains from the ultimate sale of the properties.

Due Diligence

There are risks involved in the purchase, development and sale of real property. These risks include, among others, charges on the land (i.e. liens), easements, geotechnical environmental issues, bankruptcy of the owner, interest rate fluctuations, changes in vacancy rates, changes in municipal zoning policy, lack of liquidity, increasing construction costs, market down-swings, developmental restrictions and administrative costs. Although these risks cannot be completely avoided through pre-purchase investigation, efforts can be undertaken to minimize them. Accordingly, before any investment is initiated, we conduct thorough due diligence by objectively evaluating every risk factor relevant to that specific project and making a judicious assessment of overall risk potential. The result is that we have a clear understanding of the potential problems with any given investment before it is made. The due diligence that we conduct with regard to an investment in real property is dependent upon our investment objective.

When investing for rental or lease income, we look for commercial and residential buildings that, among other things, are in good condition, have a positive cash flow, have the potential to appreciate in value, are well located, have existing long term tenants, have been renovated, are close to desirable amenities and are fully leased. When investing for development and resale we look for, among other things, property in what are generally considered to be “hot” development areas, favorable zoning to accommodate subdivision development, demographics to assure a supply of buyers for the products to be offered, municipal building restrictions, average selling prices, projected development costs, availability of reasonably priced financing, local government initiatives that could affect future sales, population growth projections and the availability and pricing of contractors.

The due diligence process at any point in time is complicated and time sensitive. When “good deals” are available, little time is typically available in which to close a sale. Therefore, prior to investing in a given market and to enable rapid response to an identified “good deal”, significant time is expended to understand all aspects of the market that are relevant to the investment targets such as average property selling prices for both residential and commercial lots and buildings, government policies and specific economic initiatives, municipal zoning requirements, average rent / lease rates, identifying industrial or municipal areas targeted for growth, overall economic conditions, availability and pricing of contractors, population trends, a complete on-the-ground tour of target locations, and participation in local events and functions to establish a network. With respect to the latter, we have resident members in nearly every locale where we invest, and these become a very valuable resource to assist in basic market analysis.

We use the following tools to accomplish our chosen objectives and to minimize the risks associated with investments in any given property:

Legal Description. Obtain the legal description of the target property from the local municipal, provincial, state or federal property assessment authority.

Land Registry. Conduct a title search through the land registry of the jurisdiction in which the property is located. The land registry search enables us to determine what claims are registered, financial and non-financial, against title to the property. In addition, the land registry provides survey and other types of plans relating to the property and certain other documents or information affecting title like easements and utility rights-of-way.

Taxing Authority. Contact the taxing authority of the jurisdiction in which the property is located to ensure that all property taxes due and owing have been paid to date as the responsibility for paying real property taxes follows the property rather than the owner of the property.

Vendor Search. Initiate a search at the local law courts to ensure there are no actions pending against the property owner such as bankruptcy, divorce, and civil suits that could affect their ability to sell, or enable the transaction to close.

Zoning Laws and Regulations. Review statutes and bylaws of jurisdiction in which property is located to ensure that any planned construction or development is legally permissible. Meet with the relevant zoning authorities to identify any specific issues relevant to the property

Site Visit. Tour the property in person to see if any other questions or opportunities associated with the investment are present which might affect the value or use of the property such as access, traffic patterns, conditions on-site as well as “the neighbors”, curb appeal, location relative to schools, shopping, public transit, and, medical facilities. The significance of this relates to the target buyer demographic, drainage, topography, environmental hazards, and anything else that might be discovered once there.

Market Information. Meet with the local real estate board / association to gain an indication of comparable values to the potential investment property, getting recent sales stats like average pricing, average selling times, best and worst market locales, list of real estate selling or leasing agents, and any other information on the market deemed relevant to the prospective purchase.

Economic Development Authority. Meet with the locale economic development authority to determine areas targeted for growth, relevant government programs to stimulate specific industrial sectors or geographic areas, gain an appreciation for the economic climate in the area, obtain economic stats, and get contractor or home builder lists.

Construction and Home Builders Association. Meet with the local agencies representing these industries. Obtain contractor lists, an understanding of contract pricing, builder / contractor availability, locale rules with respect to development / construction specifications, and anything else relevant to a prospective purchase.

Census Bureau data. United States census data and tract maps are available at U.S. government document depositories (at most large or university libraries) or through the applicable state department of economic security. Canadian census data is available at Canadian government websites or offices. Data compilations in the census include reports on median home values in the tract, as well as other relevant demographic information.

Internet. Conduct a generic internet search of the target locate, to gain an appreciation of the communities assets and liabilities, and to further augment information found from the aforementioned information sources. Many of the government offices and other sources of property-related information described above have made some or all of the records available over the Internet.

Selection Process

The following outlines our process of making acquisitions:

(1)	Our board of directors determines the amount to be invested in real estate;

(2)	Diligent research is completed to assess opportunities and to identify the targets;

(3)

Potential investments that meet our criteria are identified and generically reviewed and prioritized. Considerations include potential returns, market value, assessed value, market activity, area demographics and geography, risk assessment, and, timing; and,

(4)

One of our representatives visits the targeted investment and completes thorough due diligence as identified in the preceding and a purchase recommendation is made, reviewed by our board of directors, and accepted or rejected.

Holdings

As of the date of this prospectus, the majority of our assets consist of real estate and in particular, zoned, subdivided residential lots for development and re-sale located in the metropolitan area of Edmonton, Alberta, Canada, one of the most active real estate markets in North America. These consist of:

(1)	Willow Park – Stage 8, where we own 24 fully serviced residential lots located in the last phase of a new subdivision development in the town of Stony Plain, a bedroom community just west of Edmonton.

(2)	Willow Park – Stage 5&7, where we own 4 lots on which we are considering the possibility of constructing and selling homes.

(3)

Black Hawk, where we owned 8 fully serviced executive acreage lots, just southwest of Edmonton of which 2 have been sold. The remaining lots are optioned to a home builder and are to be purchased by May 31, 2008.

(4)	Genesis is 152 acres of residential property subdivided into 297 lots also located in the town of Stony Plain, which is presently under development.

(5)

Calmar is 13 acres of residential property subdivided into 55 lots located in Calmar, another bedroom community southwest of Edmonton. These lots are fully serviced and completed and are now in the process of being sold.

(6)

Pigeon Lake is 106 acres of residential recreation property proposed for 267 lots, located near Pigeon Lake, an area southwest of Edmonton. We are awaiting zoning approval on this property and plan to begin subdivision development in the spring of 2008.

Tax Liens and Tax Deeds

Overview

In 2004, we invested in tax liens and tax deeds on real property in a number of jurisdictions located in the United States. We purchased and sold tax liens primarily on residential properties in Oklahoma, Iowa, Missouri, Texas, and Arizona. We have since disposed of most of those holdings. The balance at October 31, 2007 was $26,932. Each of the tax liens that we own pays interest (mandated by state legislation) of between 2 – 25%, depending upon the county, on money invested until taxes are paid. If taxes are not paid by the county deadline dates, we obtain title to the property underlying the tax lien.

Currently, we are reviewing the return on those investments to assess the extent to which we should continue to invest in tax liens and deeds. However, we do know that any further investment in this sector will utilize no more than a small portion (less than 5%) of our total assets.

What is a Tax Lien?

A “lien” is a claim or charge against property or funds as security for payment of money – usually a debt or for services rendered. A lien carries with it the right to cause the property to be sold upon the occurrence of certain events (such as a default by the debtor in the payment of the secured debt), and the proceeds of the sale are applied as against the costs of sale and the satisfaction of the secured debt.

Liens against property are usually prioritized such that the holder of the first priority lien will receive payment before the holder of the second priority lien, while the holder of the second priority lien will receive payment, if there is money left over after payment of the first priority lien, with the first priority that attaches to the property being superior to the second lien.

A “tax lien” is a lien that is registered against a property for outstanding amounts of taxes owing on a property at the time of the auction. It is registered in the name of the county. A “tax lien certificate” is a document a purchaser receives when paying off outstanding taxes on behalf of a property owner, and thus takes over the rights of the lien from the county. The lien evokes the right to foreclosure and taking title of the property.

What is a Tax Deed?

A “tax deed” is a written or printed instrument affecting legal disposition of a property and bearing the disposer’s signature and seal. The deed allows the possessor, or tax deed buyer, to convey or transfer the property by legal deed. In the case of a tax deed we actually bid on the property or a percentage ownership of the property, for the value of the taxes that are owing to the county or municipality. The owner retains a statutory “right of redemption” (in some states).

For those states that do offer redemption, the right of redemption is a legally established period that the owner retains in order to pay off the back taxes and all penalties if he or she does not wish to lose his or her property. This is essentially the ability to reclaim the tax deed. In some counties this period could be as short as 30–60 days whereas in others it could be 10 years, the expiry of which allows us, the investor, to immediately start legal foreclosure and to apply for the deed to the property.

Due Diligence

There are risks involved in the purchase and sale of tax liens and tax deeds. These risks include, among others, problems with the real estate underlying the lien, other liens on the property, bankruptcy of the owner and risks associated with administrative inefficiencies and general litigation. Although these risks cannot be completely avoided through due diligence, many can be minimized. Accordingly, before acquiring any tax liens or tax deeds, we conduct thorough due diligence to reduce the possible risks associated with the acquisition of tax liens and tax deeds in order to enhance the quality of each of our investments.

Our due diligence process with regard to an investment in tax liens and tax deeds is dependant upon our investment objective. When investing for interest return we look for parcels more likely to be redeemed, and when we are buying for lien foreclosure, we identify and buy liens not likely to be redeemed. Liens more likely not to be redeemed would be those where: the property has been abandoned; the owner of record has died; there is free and clear ownership (otherwise mortgage holders on property also have the right to redeem the lien to protect their interest); several years of taxes are delinquent; and the tax bill mailing address for the property owner is outside the state.

By contrast, liens more likely to be redeemed will be on properties that: are improved; are owner occupied or rented out; have other liens (such as mortgages or deeds of trust) encumbering them; or the tax delinquency arises simply from a failure to send the tax bills to the correct address (e.g., where the property changes hands shortly after the tax roll is finalized).

While the extent to which we invest in tax liens and deeds is under review and while the investment will be limited to a small portion of the portfolio, to the extent that we invest in this sector, we intend to utilize the following tools to accomplish our chosen objectives and to avoid the tax lien risk areas:

Assessment information. The assessor’s office has tax parcel maps that will help us visualize the location and dimensions of the tax lien parcel. A review of the assessment will also provide some indication of the tax lien leverage to property value, depending on the use classification the assessor has assigned to the property. Because the taxes on the residential property would be lower in relation to the property’s market value, in general tax lien investments in residential property are better leveraged than in commercial property. We intend to focus primarily on investments in tax liens in residential property.

A review of the assessed valuation would also indicate whether the assessor has assigned value to improvements, that is, buildings or other structures on the property. Some factors we would consider are whether the property is used as a personal residence, is raw land, is developed commercial or industrial property or is a strip of real estate. Other criteria often employed are examination of the tax bill to see if the listed property owner has an out-of-state address. Finally, the assessor’s office will have information on neighboring parcels which may suggest what values and uses exist on properties comparable to the liened parcel, or whether the subject parcel is one of several that comprise a single economic unit.

Recorder’s Office. With the name of the property owner according to the assessor’s records, it is possible to do a lien search on that individual at the county recorder’s office. The county assessor is the county department that is often responsible for assessing the value of all real estate in a particular county. Both of these items can provide valuable information when you are preparing to attend a tax sale auction. The recorder’s office will also have a copy of the vesting deed for the current owner. It may be possible to tell from this deed, especially if the property is located in a subdivision or condominium complex, whether there are deed restrictions affecting the property.

Bankruptcy Court. To investigate the potential bankruptcy risk, we can call or travel to the office of bankruptcy court clerk for the district in which the property is located and in the district, if different, where the owner is located. The automatic stay against tax lien foreclosure would be effective even if the owner is out of state and filed in a different district’s court. Bankruptcy court jurisdiction is national.

The Federal Deposit Insurance Corporation. The Federal Deposit Insurance Corporation makes lists of properties it owns available in paper and electronic format. These lists could be double-checked if there is any concern a financial institution owner of property is in receivership or conservatorship.

Site Visit. It is always best to visit the property in person to see if any other questions (or opportunities) associated with the investment are apparent, such as neighboring off-site conditions that might affect the value or use of the property.

Market Information. An indication of comparable values to that of the liened property might be available in the assessor’s tax roll, by looking at neighboring parcels (if they are similar) and finding recent sales information. Besides contacting a real estate broker for the same information, the investor could also determine preferred geographic areas of investment (depending on his or her investment criteria) by consulting various sources of market information.

U.S. Census Bureau data. Census data and tract maps are available at U.S. government document depositories (at most large or university libraries) or through the applicable state department of economic security. Data compilations in the census include reports on median home values in the tract, as well as other potentially relevant demographic information.

Internet. Many of the government offices and other sources of property-related information described above have made some or all of the records available over the Internet.

Selection Process

The following outlines our process of acquiring tax liens and tax deeds:

(1)	Our board of directors determines the amount to be invested in real estate, tax deeds and tax liens;

(2)	Diligent research will be completed to assess opportunities and to identify target investments;

(3)

One or two counties are selected based on potential returns and other real estate criteria such as: market value, assessed value; market activity; proximity to schools; proximity to malls; road accessibility; demographics and general curb appeal. Interest rates vary from state to state and these are also considered. Our current selections are Harris County in Texas, Tulsa County in Oklahoma, and Maricopa County in Arizona. Upon consultation with Rogue Investor LLC, a company which publishes a summary of the tax sale market (updated yearly), we have expanded our potential tax deed investing areas to South Central Texas, Northern Arkansas, and Southwestern Florida. For tax liens, in addition to Arizona and Oklahoma, Illinois, Iowa, Florida and Missouri also offer investing opportunities. These are all areas that Rogue Investor LLC has extensively researched over the last year;

(4)	One of our representatives then visits the targeted county and does a due diligence by way of physical inspection and research of each of the targeted properties;

(5)	The representative attends an auction at the local county administrative offices to procure the tax liens or tax deeds;

(6)	We will only buy tax liens or tax deeds that fit our prescribed return on investment requirements;

(7)

If sufficient inventory is not available at the auction, we may consider a second tier of over-the-counter purchases, provided the property lien or deed fits return on investment requirements. “Over-the-counter” refers to tax lien or tax deed properties that are not sold at auction. In some states, tax liens or tax deeds that are not sold at the auction become over-the-counter tax liens that can be purchased from the county office through the mail. Generally, over-the-counter properties consist of undesirable properties that no one wanted at the sale, thus the term second tier, and occasional gems that were too expensive for buyers at the sale. Sometimes these over-the-counter lists can provide bargains since no bidding is required and they can be obtained for the minimum bid;

(8)	The assets are recorded at cost until time of realization;

(9)

In the majority of cases we anticipate receiving only the “government mandated interest rates” (between 10% to 25%) at the time that the tax lien or tax deed (exemption period deed) is redeemed. The term “government mandated interest rates” means that provided the lien is redeemed, the interest rate is mandated by state law. However, in the event the lien is not redeemed, the investment is backed by real property. The interest rates mandated by state law vary from state to state and start from a low of about 8% per year to a high of 36% per year; and if the lien is not redeemed, we will foreclose such that the property is owned by us to dispose of as we see fit (sell or rent).

Investments in Securities

Overview

As part of our secondary investments, we invest in securities, including publicly traded equities and corporate loans and financings. We derive interest income from corporate loans and financings and gains on investments from small capital publicly traded equities in the resource and energy sectors.

Pre-Screening

Our management has established strict evaluation criteria for assessing public equities opportunities:

(1)	Profitable, well managed companies. From time-to-time we will consider well managed companies that are not yet profitable but that we consider to have significant growth potential;

(2)	Undervalued relative to industry and historical norms;

(3)	Transparency;

(4)	Management’s understanding of the business; and,

(5)	Small cap companies

Any of our directors, officers or shareholders are welcome to refer potential investment opportunities for pre-screening. Those “target” investment opportunities which meet the initial pre-screening criteria are referred to our officers for further due diligence and to our due diligence committee for further screening and, ultimately, to a registered advisor / broker for review and approval.

Due Diligence

Our management has established strict due-diligence processes for evaluating publicly traded companies, namely:

(1)	Technical analysis;

(2)	Fundamental analysis; and

(3)	Registered trader review.

Selection Process

Any opportunities which pass the due diligence test are referred to either management or to our shareholders and a registered advisor/broker for final review and decision.

Custodianship of Securities

The share certificates representing shares purchased by our company as investments are held in trust by the brokerages handling the transactions. We use reputable national brokerage houses in Canada such as Canaccord Capital Corporation and Haywood Securities Inc. for this purpose. The share certificates are held in our name.

Holdings

As of October 31, 2007, we (i) entered into a loan agreement with a private company in the original principal amount of $250,000, and (ii) held securities with a fair market value of approximately $303,901 in companies within the energy and resource sector.

A list of securities held by our company as of October 31, 2007 is set out below. Note that gains shown in the table below are unrealized at this time and values may be either more or less when shares are disposed of.

			No. of		Fair Market	Unrealized
			Shares /		Value	Gain (Loss)
Name	Symbol	Exchange	Warrants	Cost
Shares
Amarc Resources Ltd.	ARL	TSX-V	140,000	$81,092	$90,396	$9,304
Global Uranium Corp.	GU	TSX	180,000	38,793	30,484	(8,309)
Inrob Tech Ltd.	ITL	OTCBB	305,000	66,826	54,900	(11,926)
UR-Energy Inc.	URE	TSX	10,000	31,206	41,282	10,076
Virexx Medical Corp.	VMC	TSX	50,000	30,617	33,872	3,255
Yukon Gold Corporation Inc.	YGC	OTCBB	143,000	85,800	52,967	(32,833)
				334,334	303,901	(30,433)
Warrants
Global Uranium Corp.(1)	N/A	N/A	180,000	-	-	-
Yukon Gold Corporation(2)	N/A	N/A	30,000	-	-	-
				-	-	-

				$334,334	$303,901	($30,433)

(1) Global Uranium Corp. warrants exercisable at Cdn$0.40 per share until March 29, 2008.
(2)Yukon Gold Corporation warrants exercisable at $0.90 until March 28, 2008.

Diamonds

Overview

Colored diamonds have become very fashionable in recent years and high quality, well selected diamonds command high prices in the market place.

In November 2006, our company, FIC S.E. Asia Fund Ltd., WBIC Canada Ltd. and FIC Investment Ltd. agreed to contribute funds to DDI Diamonds Direct Inc. relating to the brokerage agreement between DDI Diamonds Direct Inc. and FIC Investment Ltd. Pursuant to the brokerage agreement between FIC Investment Ltd. and DDI Diamonds Direct Inc., DDI Diamonds Direct Inc. would purchase, store, and market an inventory of colored diamonds for re-sale. Under the terms of the brokerage agreement, FIC Investment Ltd. agreed to finance the inventory which is selected, stored, and resold by DDI Diamonds Direct Inc. In some cases, at the customer’s request, DDI Diamonds Direct Inc. will mount the diamond into jewelry pieces. For details on the terms of the arrangement, see the “Agreements” section below.

Pre-Screening

DDI Diamonds Direct Inc. was selected as the partner in this agreement for the following reasons: a) the particular expertise of its owner and buyer, Mr. Colin Ferguson, in understanding the diamond business, in his skills of selection, and in his negotiating ability; b) our knowledge of DDI Diamonds Direct Inc., its business model and financial health through FIC Investment Ltd.’s history of working with them over a number of years; c) a relationship between our officers and Mr. Ferguson over many years that has permitted us to know the character and high level of integrity of DDI Diamonds Direct Inc.’s owner and buyer, knowledge of the margins that DDI Diamonds Direct Inc. is able to negotiate.

Due Diligence

Our due diligence focused upon three areas:

(1)

The expertise and character of DDI Diamonds Direct Inc.’s owner and buyer, Mr. Ferguson. As noted above, these factors have been tested over several years of interaction and business dealings with DDI Diamonds Direct Inc.;

(2)	The health of DDI Diamonds Direct Inc. as an entity. Careful examination of the financial statements of DDI Diamonds Direct Inc. gave us no cause for concern; and,

(3)

Ensuring that proper provisions for audits, valuations, insurance, reporting records and other proper governance was in place to provide security for our assets. These measures were built into the agreement and the details of the operational procedures.

Selection Process

The selection of colored diamonds is a highly specialized skill that requires years of training and experience. We do not have that expertise. This agreement allows us to make use of Mr. Ferguson’s purchasing expertise. We rely entirely on Mr. Ferguson for stone selection and purchase.

Agreements

The brokerage agreement between DDI Diamonds Direct Inc. and FIC Investment Ltd. dated November 15, 2006 retained DDI Diamonds Direct Inc. as the FIC Investment Ltd’s broker and DDI Diamonds Direct Inc. agreed to act as its broker to acquire, market, promote and resell the colored diamonds on behalf of FIC Investment Ltd.

In exchange for its services DDI Diamonds Direct Inc. receives out of the sales revenue: an acquisition commission of 5% of the acquisition cost of any colored diamond purchased for FIC Investment Ltd.; re-imbursement of expenses incurred in order to acquire the inventory for FIC Investment Ltd.; and a share of the net profit on the sale of all colored diamonds acquired for FIC Investment Ltd. as per the following formula:

If the net profit on the sale of any colored diamond is equal to or less than 100% of the gross cost of the colored diamond, 50% of the net profit generated on the sale of such colored diamond; or

If the net profit on the sale of any colored diamond exceeds 100% of the gross cost of the colored diamond, 50% of the net profit generated on the sale of such colored diamond for the portion of net profit which equals 100% of the total gross cost, and 75% for the portion of net profit which exceeds 100% of the total gross cost.

In Amendments to the Agreement, effective April 20, 2007, between DDI Diamonds Direct Inc. and FIC Investment Ltd., provisions were added that a) committed FIC Investment Ltd. to adding $500,000 per year, commencing October 15, 2008, for the purchase of new inventory at the Argyle Diamond Exchange; b) committed FIC Investment Ltd. to adding a total of $3.5 million, between October 31, 2007 and August 31, 2008, to fund new inventory with a view to reaching minimum quota sales that will trigger the exclusivity clause; c) committed DDI Diamonds Direct Inc. to operate exclusively as brokers for FIC Investment Ltd. once a minimum quota of cumulative sales of $15 million is reached before December 31, 2008 and so long as FIC Investment Ltd. continues to provide at least 100 customers per year; d) specified a profit sharing arrangement on the re-sale of customers’ diamonds held for brokerage by DDI Diamonds Direct Inc.

In November 2006, FIC Investment Ltd. agreed to act as the agent for each of our company, FIC S.E. Asia Fund Ltd., WBIC Canada Ltd. in connection with the brokerage agreement between DDI Diamonds Direct Inc. and FIC Investment Ltd. Pursuant to this agency agreement, we agreed to advance $490,000 to DDI Diamonds Direct Inc, while FIC S.E. Asia Fund Ltd., WBIC Canada Ltd. and FIC Investment Ltd. agreed to advance $510,000 to DDI Diamonds Direct Inc. The parties to the agency agreement may agree to contribute additional funds, indirectly through FIC Investment Ltd., for the purpose of acquiring colored diamonds. Pursuant to the agency agreement, we are considered as a legal and beneficial owner of the colored diamonds in an amount equal to our respective percentage interest and have legal and beneficial entitlement to any proceeds derived from the sale of any colored diamonds in an amount equal to our percentage interest relating to the brokerage agreement between DDI Diamonds Direct Inc. and FIC Investment Ltd.

Custodianship of Inventory

All diamonds purchased by DDI Diamonds Direct Inc. for FIC are held in the vaults of DDI Diamonds Direct Inc. The offices of DDI Diamonds Direct Inc. are fully secured with key card access, complete with video surveillance and individually approved entry.

Holdings

In November 2006 the FIC Group of Companies contributed $1,000,000 to DDI Diamonds Direct Inc. of which we invested $490,000. On May 31, 2007, we contributed an additional $500,000 to DDI Diamonds Direct Inc. Our initial investment of $990,000 has grown to a value of $1,264,308 as at October 31, 2007.

Payroll Loans

Overview

The payroll loans industry makes short term loans to qualified, employed borrowers, against their subsequent pay checks. We have used our due diligence process (see below) to select a payroll loans company in which to invest.

Payroll Loans Industry

The term "payroll loan" is used in the financial services industry to describe a loan maturing and repayable on the borrower's next pay day, together with interest to the lender and fees to the payroll loan companies. Typically, the maximum amount of credit extended is a percentage of the borrower's net after tax income in a two week period to a maximum dollar amount which varies from lender to lender within the range of $100 to $1,000.

Payroll loan companies expect to earn income from any or all of three main sources: (i) a broker fee of approximately 20% to 25% of loan value (depending on competition, which includes administrative fees); (ii) non-sufficient fund fees of $25 per returned item; and (iii) interest on the loans themselves. Loan processing fees combined with interest result in a gross margin of approximately 25% of loan volume in Canada and the U.S. Every loan is a one-time loan, not an ongoing credit line. If an applicant requires a new loan, the same broker fee applies. Repeat clients are forecast to represent over 95% of the loan volume.

History

The payroll or "pay day" loan business (also referred to as the "deferred deposit" business in many U.S. states) originated in the United States in the early to mid-1980's. Today, approximately 25%, or 900 of the approximately 3,500 cheque cashing centres operated by members of the Financial Service Centers of America actively provide a payroll loan service. It is estimated that companies focusing exclusively on the payroll loan business now represent about 20% of payroll loan providers. The Community Financial Service Centers of America is a large trade association representing more than 30 large payday lenders.

Payroll Loan Criteria

Payroll loans are advanced by the payroll loan companies according to the following general criteria:

(1)

The maximum loan amount is calculated as a specified percentage of the borrower's net after tax income for the two week period following the loan (usually, the minimum loan amount is $100 and maximum loan amount is $1,000);

(2)	First time borrowers must have been employed full or part-time with the same employer for at least three months (confirmed by pay stubs);

(3)	The borrower must provide one pay stub confirming earnings sufficient to qualify for requested loan amount;

(4)	The borrower must provide bank statements;

(5)	The borrower must provide a void cheque;

(6)	The borrower must enter into an agreement authorizing the payroll loan company to automatically withdraw the full amount of principal, interest, and fees directly from the borrower's bank account;

(7)	The borrower must execute an assignment of wages and a letter of authority granting the payroll loan company the authority to collect the loan from the borrower’s employer in the event of default; and

(8)	If a repeat borrower's repayment cheque was deposited fewer than 15 days prior to their application for a new loan, proof the cheque has cleared their bank account will be required.

These criteria are established independently by the payroll loan companies and may be amended from time to time by them in their sole discretion. We do not have any authority to determine or supervise the lending criteria of the payroll loan companies.

Pre-Screening

We have used our due diligence process to select Payroll Loans First Lender’s Corp., with which our directors have had a business relationship since 2002. In addition, other companies in the FIC Group of Companies have successfully invested with this company since 2002.

Due Diligence

An extensive review of the industry was done and the risks assessed. Even though the payroll loans company is a private entity we had access to its audited financial statements. The financials were carefully examined and, at the time that FIC Investment Ltd. invested in this payroll loans company, FIC Investment Ltd. hired an independent Chartered Accountant to do a thorough analysis of its financial health. Since 2002, every detail of the contracts has been honored and no interest or principal repayment has been missed.

Agreements

Under the loan agreement with Payroll Loans First Lender’s Corp. dated February 1, 2007, we loaned the amount of $250,000 for a term of 2 years and bearing interest of 19% per annum, paid monthly, secured with a general security agreement. This loan agreement replaces the previous loan agreement dated October 16, 2004.

Holdings

At the time of this prospectus, there is a loan outstanding to Payroll Loans First Lenders Corp. in the amount of $250,000, bearing interest at a rate of 19% per annum due on February 1, 2009.

Education Division

The education division organizes workshops, information sharing, guest speakers and learning materials for its members. The education division has become such an important element to the membership of the investment club that, in addition to the educational component offered at meetings and included in membership fees, our company (in co-operation with the other companies in the FIC Group of Companies, including FIC Management Group Ltd.) conducts educational seminars for a fee. FIC Management Group Ltd. operates the education division and the results of operation of the education division, while separately accounted for, accrue to the companies of the FIC Group of Companies of which we are one. Our management salaries are paid by FIC Management Group Ltd.

Investment Club

Our business has aspects of an investment club. We incorporate a number of elements that are characteristic of investment clubs, including the following:

Interaction through:

  Regularly scheduled informational meetings;
  Web site;
  Education;
  Networking; and
  Close and frequent communication.

Management Fees:

  Our management does not receive any compensation from our company other than stock options and commissions relating to the memberships. Other than stock options and commissions relating to the memberships, our intention is to compensate management out of revenues generated by the FIC Management Group Ltd.

All of our shareholders are also members of the investment club. In exchange for the benefits of membership, first-time shareholders pay a one-time lifetime membership fee of $1,497 at or before the closing of their subscription for Class A common voting shares in the capital of our company. The investment club is operated by our company as a separate division of our company. The results of the investment club’s operations are consolidated with the results of our other activities in the financial statements and included in the calculation of the redemption price of the Class A common voting shares in the capital of our company.

We do not advise others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities. We purchase securities for our own account. At our meetings we provide educational tools such as trend analysis, due diligence, economic environment, fundamental and technical analysis for our members to make informed investment decisions, however, we do not recommend individual stocks. Any analysis we may provide is premised by the fact that we will purchase a security as part of a diverse portfolio based on our investment club concept and the facts such a purchase may not be suitable for an individual investor.

Participation

Our investment club is a fee based entitlement that subscribers buy when they subscribe for shares. All subscribers are members of the investment club, but not all members are subscribers (since people can pay the membership fees to attend the investment club meetings without purchasing shares). Membership in the investment club entitles the member to attend investment club meetings. When members join, they acknowledge that meetings will be held in major cities where there are sufficient members to warrant meetings and that members accept that, in order to participate in the meetings, they will have to travel to the nearest meeting site. The term “investment club” refers to that collection of members whose membership fees are fully paid up.

Long Term Objectives

We are pursuing the long term objectives of:

(1)	Creating above average returns (returns that exceed the average returns of the Dow Jones Industrial average) for shareholders over a period of 3-5 years;

(2)	Providing a culture of learning for our shareholders; and

(3)	Substantially growing the amount of available funds for investment so as to have greater negotiating strength as an investing entity.

Target Investment Mix

The anticipated target investment mix is summarized more or less below:

Type of Investment	Percent of Total Investments
Real estate	70 – 85%
Securities and corporate loans and financings	10 – 20%
Tax liens, tax deeds, and other investments	5 – 10%
TOTAL	100%

Our management intends to monitor and reassess the target investment mix periodically, and furthermore, expects that the target investment mix will be adjusted from time to time to reflect changes in the investment climate, the dynamics of the market, and the wishes of the shareholders. Therefore, the actual investment mix may vary from the original target. However, in no event shall the portion of the investment mix allotted to real property comprise less than 60% of the total investments.

Competitive Conditions

There is strong competition for the purchase of real property, tax liens, tax deeds, public and private company securities and the provision of corporate loans and financings and colored diamonds. The commercial and residential real estate markets are experiencing a significant influx of capital from investors, many of which have substantially more resources and experience than us. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. Despite these trends, in addition to our in-house real estate expertise, our management works with real estate professionals living and working in local markets in which we intend to invest to help us identify profitable and cost-effective investments. As a result, our real estate experts can obtain local market knowledge and expertise and maintain significant local relationships. Consequently, we may have access to off-market acquisitions involving properties that are not yet being generally marketed for sale, which can alleviate competitive bidding and potentially higher costs for properties in certain cases.

The tax lien and tax deed markets in the United States are very competitive. Many of our competitors are regional banks and other investment clubs with substantially more resources and experience than us. A substantial amount of capital can be required to successfully bid and in addition to having to attend public auctions, detailed up-front research is required to determine the best properties for bidding and their respective market values. Also, since the rules regarding the sales are different for every state, it is difficult to keep up with the regulations regarding each sale.

Considering these factors, there are two principal ways we believe that our company provides a competitive advantage over smaller investors. The first is through our knowledge base regarding the tax lien and tax deed market. In addition to our in-house real estate investing expertise, we have secured the services of a tax lien / tax deed advisor, Bryan Rundell. Mr. Rundell and his company Rogue Investor, LLC travel across the country researching the best tax lien and tax deed markets and research tax sale regulations, real estate market values and bidding opportunities for tax sales in all 50 states. Our second competitive advantage is our larger pool of funds to invest collectively as a company. Many small investors can only find the time and money to go to one or two tax sales per year. In contrast, we can research all of the sales in one state, travel to the best areas for investments and bid greater amounts at one time. Our main competition at the sales will be regional banks and other investment clubs, often the largest buyers of tax liens and tax deeds. Both of these entities recognize the advantage of pooled funds in the tax sale market and provide credibility that the pooled fund approach is lucrative and successful in this market. However, since over 50,000 tax sales are conducted in each year, at most sales, the number of available liens and deeds still exceeds the capacity of some of the investors with the largest pool of funds.

Notwithstanding our competitive advantages, we are reassessing the extent of our involvement with tax liens and deeds and, in any case, will restrict our activity to not more than 5% of our portfolio.

Marketing

To-date, our company has depended almost entirely upon the marketing processes set forth below.

Through alliances with independent educators who have large followings, our CEO is invited to give educational talks to large audiences at educational events presented by those alliance partners. Those events are held in various cities throughout the United States. At the end of each talk, our CEO explains the investment club, how it works and the educational benefits that our company is trying to deliver. Attendees are invited to join the investment club and, once they are members and learn about the club’s investments through the club meetings and member updates, it is common that they make a request to purchase our shares, which is an option available to members who are accredited investors under Securities and Exchange Commission rules. Fees or commissions are paid to the referring alliance partner based upon the amount of educational and membership revenue generated. No fees or commissions are paid on the sale of shares. However, we have entered into stock option agreements with Messrs. Lathigee and Pasquill which tie the options awarded to the number of shares subscribed and are intended to reward management for operating the company. Pursuant to the stock option agreements, Messrs. Lathigee and Pasquill have options to purchase a number of shares equal to 12.5% and 3%, respectively, of the total number of subscribed shares but exclusive of any shares under the options, in each round of financing at the price at which the subscribed shares were sold in each round. Furthermore, Mr. Lathigee receives commissions relating to the memberships.

Once the registration statement goes effective, it is anticipated that new marketing strategies, as permitted by law, may be employed so as to spread the message about our investment club to a wider audience.

Once people join and get familiar with the investment club, it is common for them to refer their friends and relatives. So, there is subsequent word-of-mouth growth.

In the mid to longer terms, we intend to expand our marketing effort to include:

(1)	Out bound direct marketing to our data base of members and prospects;

(2)	On-line purchase capabilities through the website;

(3)	Development of new alliances and exploration of new markets;

(4)	Adding new educational products, financial services and new investment clubs; and

(5)	Working with institutions to provide investment vehicles for their clients.

In preparation for these new thrusts, our company along with our “sister” companies is developing plans to significantly upgrade information technology capabilities and find mass marketing experts that can be employed on a contract basis.

Patents, Trademarks, Licenses, Royalty agreements

The FIC Group of Companies has secured a copyright on the name “Investfest” (the name of its annual investment seminar) and has applied for trademarks on the names “Freedom Investment Club” and “Keys to Financial Enlightenment” (one of our educational products). Beyond those, we have no other patents, trademarks, or other intellectual property rights except for trade secrets related to our business methodologies, practices and tools. To protect our rights in these various intellectual properties, we rely on a combination of trade secret protection and confidentiality agreements and other contractual arrangements with our employees, clients, strategic partners, acquisition targets and others to protect our proprietary rights. In addition, although we believe that our proprietary rights do not infringe on the intellectual property rights of others, there can be no assurance that other parties will not assert infringement claims against us.

Government Regulation

We are subject to applicable laws and regulations that affect the development and leasing of residential and commercial properties, including zoning, density and building standards. These regulations often provide broad discretion to the administering authorities. This can delay or increase the costs of residential and commercial development. We may also be subject to a variety of local, provincial, state and federal laws and regulations concerning protection of the environment. These environmental laws may result in delays, may cause us to incur substantial compliance and other costs, and can prohibit or severely restrict residential and commercial development activity in environmentally sensitive regions or areas.

The purchase of tax liens and tax deeds is regulated by statute in each state, as well as, local laws in each of jurisdictions in which we invest. Once tax liens and tax deeds are purchased, we will be subject to applicable laws and regulations regarding the collection of the outstanding amounts and the foreclosure of the property. We will be subject to applicable provisions of federal and state securities laws and to regulations specifically governing the real estate industry.

The operations of our company will also be subject to regulations normally incident to business operations (e.g., occupational safety and health acts, workmen’s compensation statutes, unemployment insurance legislation and income tax and social security related regulations). Although we will make every effort to comply with applicable regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of these regulations on our proposed activities.

Employees

At present, we have no employees. Mr. Pasquill, our President, Treasurer and director, and Mr. Lathigee, our Chief Executive Officer and director are paid by FIC Management Group Ltd. Other than stock options, we presently do not have pension, health, annuity, insurance, profit sharing or similar benefit plans; however, we may adopt such plans in the future. We presently provide no personal benefits available to any employees or contractors.

Our Secretary, Paul Weir serves without any salary compensation.

OUR PROPERTIES

Significant Real Estate Properties

Genesis

Genesis is 152 acres of residential property subdivided into 297 lots located in Stony Plain, a community just west of Edmonton, Alberta. We are presently developing the 297 lots into fully serviced lots. The term “fully serviced lot” means a lot with all underground services (e.g. utilities) installed, all above ground improvements(e.g. roads, curbs, sidewalks, street lighting) completed and all subdivision refistrations, plans and other regulatory documentation completed, filed, accepted and approved and unencumbered lot titles available for any lot purchaser. Genesis on the Lakes Ltd., a corporation consolidated in the accounts of our company, has title to the Genesis property.

The Toronto Dominion Bank has a Cdn$22,128,800 first mortgage on the Genesis property. The loan with the Toronto Dominion Bank is comprised of a Cdn$5,502,500 land loan, a Cdn$13,626,300 servicing loan, and a Cdn$3,000,000 letter of credit facility. To date, Cdn$5,502,500 and Cdn$9,670,057 have been advanced under the land and servicing loans, respectively. The land, servicing, and letter of credit facility bear interest at prime rate plus 1.25%, prime rate plus 1.00%, and prime rate plus 1.75%, respectively. Currently, the prime rate is 5.75% . The interest is payable monthly and all loan balances are due on demand.

Genesis on the Lakes Ltd. has entered into a servicing agreement with a construction contractor. Under the terms of the Genesis servicing agreement, the contractor is required to complete grading, underground utilities, and road construction pertaining to Phase 1 of the Genesis project. Under the terms of the agreement, the contractor is to receive total consideration of Cdn$14,371,404 over the term of the contract as work is completed. The first stage of Genesis is being financed with proceeds from the Toronto Dominion Bank servicing loans. Subsequent phases are expected to be similarly financed through Toronto Dominion Bank.

Willow Park – Stage 8

Willow Park – Stage 8 was first purchased as 24 fully serviced lots located in the last phase of a new subdivision in the town of Stony Plain, a community just west of Edmonton, Alberta. These lots are being held for re-sale. To date, 1 of the Willow Park – Stage 8 lots have been sold. We have title to the 23 lots that remain unsold.

Calmar

Calmar is 13 acres of residential property subdivided into 55 fully serviced lots located in Calmar, a community just southwest of Edmonton, Alberta. Calmar Lakeside Development Ltd., a corporation consolidated in the accounts of our company, has title to the Calmar property. These lots are held for re-sale. These lots are in the process of being sold as both fractional and complete lots.

In the opinion of management, all of the aforementioned real estate properties are adequately covered by insurance and are suitable and adequate for their intended use.

Other Real Estate Properties

Black Hawk

Blackhawk is 8 lots near Edmonton, Alberta, Canada that we hold for resale. On May 1, 2006 we entered into a purchase, sale, and development agreement with a construction company. Based on the terms of the agreement, the construction company agreed to purchase the eight lots on specific dates over the 2007 and 2008 fiscal years. Total consideration of Cdn$2,110,000 is to be received by us for the 8 lots. On April 3, 2007 and May 1, 2007 we received Cdn$225,000 and Cdn$235,000, respectively, from the construction company for the first 2 lots.

Pigeon Lake

We own an approximate 12.5% interest in Pigeon Lake Developments Ltd. In May 2007, Pigeon Lake Developments Ltd. purchased 106 acres of undeveloped land near Edmonton, Alberta, Canada. We, as part of the management group of Pigeon Lake Developments Ltd. are presently in the process of obtaining subdivision approval from the municipality.

Willow Park – Stage 5&7

We initially purchased 10 lots near Edmonton, Alberta, Canada, referred to as “Willow Park – Stage 5&7” in March 2006. Specifically, 5 of the lots are referred to as Stage 5 and 5 of the other lots are referred to as Stage 7 lots. We sold one of the Stage 5 lots in September 2006 and sold 4 of the Stage 7 lots under a development agreement to a home construction company from November 2006 to March 2007. Under the terms of the development agreement, we are to receive a further 34% of the net profit on the ultimate sale of each home with net profit being defined as the difference between the cost to construct and market and the net selling price for that home. As a component of the development agreement, we advanced the builder $719,376 to October 31, 2007.

In the opinion of management, all of the aforementioned real estate properties are adequately covered by insurance and are suitable and adequate for their intended use.

Office Premises

Our Seattle office is leased on a month-to-month basis and our monthly rental for the Seattle office is $175 plus variable charges. We currently share our executive office in Vancouver with other companies in the FIC Group of Companies and are allocated a portion of the premises lease charges and related costs.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders is an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is no public trading market for our common shares and we have no intention of ever listing our shares on a stock exchange or quotation system. As of March 7, 2008, there were 7,368,198 Class A common voting shares issued and outstanding and 1,611,355 Class A common voting shares issuable upon exercise of stock options. As of March 7, 2008, there were approximately 300 holders of record of Class A common voting shares and 2 holders of record of Class B common voting shares.

6,699,149 of our issued and outstanding Class A common voting shares are eligible for sale pursuant to Rule 144 under the Securities Act of 1933.

Rule 144 allows a non-affiliate who has beneficially owned common shares of a non-reporting company for at least one year to sell those common shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 10,000,000 Class B common voting shares that may be sold pursuant to Rule 144. Rule 144 applies to the 10,000,000 Class B common voting shares except that subparagraph (k) of Rule 144 states that all shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company. Three months after such persons cease to be affiliates of our company, sales may be made after the one year period from the issue date without 144 limitations under Rule 144(k).

Dividends

We have not paid any cash dividends on our common shares and have no present intention of paying any dividends on our common shares. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth certain information concerning all compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance as of April 30, 2007:

EQUITY COMPENSATION PLANS
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans
Equity Compensation Plans approved by security holders	Nil	Nil	Nil
Equity Compensation Plans not approved by security holders	1,551,930(1)	$1.20	Nil(2)
Total	1,551,930(1)	$1.20	Nil(2)

(1) We granted these stock options to purchase Class A common voting shares pursuant to stock option agreements with 7 individuals. Pursuant to the stock option agreements, these individuals were granted options to purchase a number of shares equal to a certain percentage of the total number of subscribed shares but exclusive of any shares under the option, in each round of financing at the price at which the subscribed shares were sold in each round. They have the right to exercise the options with respect to all or any part of the shares under the options prior to the date 5 years following the first sale of the shares at each price. Stock option agreements with 2 of these individuals were cancelled prior to April 30, 2007. We also granted stock options another individual pursuant to the similar stock option agreement, but both the stock option agreement with and the stock options granted to that individual were cancelled on September 1, 2007.

(2) Pursuant to the remaining stock option agreements with 5 individuals, 2 of whom are our officers and directors, we agreed to grant them options to purchase a number of Class A common voting shares equal to an aggregate of 23% of the total number of subscribed shares but exclusive of any shares under the option, in each round of financing at the price at which the subscribed shares were sold in each round. They would have the right to exercise the options with respect to all or any part of the shares under the options prior to the date 5 years following the first sale of the shares at each price.

As of March 7, 2008, there were options to purchase 1,611,355 Class A common voting shares outstanding.

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion of our financial condition and results of operations together with the consolidated audited financial statements and the notes to consolidated audited financial statements included elsewhere in this filing. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors” beginning on page 7 of this prospectus.

Overview

We are a company primarily engaged in the real estate industry. To a lesser extent, we are invested in other assets which include, but are not limited to, debt instruments, marketable equity securities, colored diamonds, and tax liens and deeds. Our company, in co-operation with other companies in the FIC Group of Companies, also offers educational programs and seminars through FIC Management Group Ltd., a separately incorporated company that is operated by common management, and incorporates a number of elements that are characteristic of an investment club.

Development of Our Business

Background

We, while incorporated on September 26, 2003 did not begin operations until September 2004. Since then, we have grown our assets under management to over 38 million dollars as of October 31, 2007. In the early stages, our investment mix was heavily weighted towards tax liens and deeds and publicly traded equities. In October 2004, we began to invest in tax liens and deeds in the United States. In 2005, we recognized that the demand for energy and resource commodities was exceeding supply and that demand originating from China was contributing to this situation. This led us to emphasize those sectors for our investments in the publicly traded equities. In late 2005, we began investing in real estate, taking an interest in office and residential property in Alberta and, in the spring of 2006, purchased fully serviced residential lots for development. Throughout the life of our operations, we also have strategically chosen to invest a quarter million dollars in payroll loans.

A component of the business that we established from inception is the investment club. This aspect of the business combines the opportunity for education and club meetings as part of the investing experience. As part of the investment club, shareholders initially paid a one-time membership fee of $500. That was subsequently increased to $997 and is currently $1,497. This fee is intended to defray operating expenses.

In February 2006, we entered into an agreement with Jordan Goodman, President of Amherst of Scarsdale, New York, a noted author and financial educator, to act as Vice President of Corporate Development. In that capacity, Mr. Goodman assisted us with marketing of our investment club memberships, creating and conducting educational programs, and overseeing the business development of the company on a contract basis. That contract was updated on April 1, 2006 and again on December 14, 2006. In August 2007, the contract with Mr. Goodman was re-written so as to utilize Mr. Goodman’s services on a fee for service contract basis, as needed. The position of Vice President of Corporate Development was eliminated. As part of the investment club’s mandate to help our investment club members educate themselves, we developed an educational tool, comprised of a series of books and compact discs, aimed at helping our investment club members understand the importance of personal financial planning and at providing fundamental information about the planning process. In June 2006, we contracted Jordan Goodman to revise and update the package. The package was named the FIC Financial Toolkit.

We have not, to-date, used advertising to promote our investment club membership. It is common for existing shareholders to refer their friends, colleagues and relatives to our company. The investment club meets three to four times per year in those cities where there are a significant number of the investment club members. Over the last three years, our investment club has grown to over 2,000 members

Real estate held for sale

On April 30, 2006 we purchased eight lots near Edmonton, Alberta, Canada for total consideration of $1,105,913. The eight lots are referred to as “Blackhawk” and the entire amount owing on the purchase was paid on April 26, 2006. On May 1, 2006 we entered into a purchase, sale, and development agreement with a construction company. Based on the terms of the agreement, the construction company agreed to purchase the eight lots on specific dates over the 2007 and 2008 fiscal years. Total consideration of Cdn$2,110,000 is to be received by us for the eight lots. On April 3, 2007 and May 1, 2007 we received Cdn$225,000 and Cdn$235,000, respectively, from the construction company for the first two of the eight lots.

Real estate under development

In March 2006, we became involved with the Willow Park - Stage 5&7 real estate project. In June 2006, we became involved with the Willow Park – Stage 8 real estate project. In November 2006, we became involved with the Genesis real estate project. In February 2007, we became involved with the Calmar real estate project. Finally, in May 2007, we became involved with the Pigeon Lake real estate project. These five projects are outlined below.

(1) Willow Park - Stage 5&7

In March 2006, we purchased ten lots near Edmonton, Alberta, Canada for total consideration of $608,240. The ten lots are referred to as “Willow Park – Stage 5&7” and the entire amount owing on the purchase was paid in March, 2006. Specifically, five of the lots are referred to as Stage 5 and five of the lots are referred to as Stage 7 lots. In September 2006, we sold one of the Stage 5 lots for gross proceeds of $52,274. During the five month period from November 2006 through March 2007, we sold four of the Stage 7 lots under a development agreement to a home construction company. This agreement was only exercised for the Stage 7 lots. We received gross proceeds of $265,791 for the four lots. Under the terms of the development agreement, we are to receive a further 34% of the net profit on the ultimate sale of each home with net profit being defined as the difference between the cost to construct and market and the net selling price for that home. As a component of the development agreement, we advanced the builder $719,376 to October 31, 2007.

(2) Willow Park - Stage 8

In June 2006, we purchased twenty-four lots near Edmonton, Alberta, Canada for total consideration of $1,824,454. A finder’s fee of $45,611 was also incurred on the transaction. The twenty-four lots are referred to as “Willow Park –Stage 8” and the entire amount owing on the purchase was paid during the period from June 2006 through April 2007.

(3) Genesis

In November 2006, we signed an agreement to purchase 140 acres of land near Edmonton, Alberta, Canada for total consideration of Cdn$9,867,375. At the time of the purchase, we also assumed the purchase of a bordering property. Consideration given for the bordering property, consisting of 12 acres, was Cdn$720,000. The Cdn$9,867,375 was paid in November 2006 while the Cdn$720,000 was paid in April 2007. The purchase of the land was made possible with a Cdn$5,500,000 loan provided by Paragon Capital Corporation Ltd. on November 16, 2006 as well as advances provided by FIC Investment Ltd. (Cdn$1,846,250), WBIC Canada Ltd. (Cdn$591,250), and FIC S.E. Asia Fund Ltd. ($591,250), all corporations under common control. Of the commonly controlled corporations, we have a 50.3% voting interest in Genesis on the Lakes Ltd. As such, Genesis on the Lakes Ltd. is consolidated in the accounts of our company.

(4) Calmar

In February 2007, we signed a purchase agreement to purchase 13 acres of land near Edmonton, Alberta, Canada for total consideration of Cdn$5,000,000. On February 27, 2007, we and the vendor also entered into a holdback agreement whereby the vendor is required to complete certain work prior to the release of the final payment from us to the vendor. The total consideration of Cdn$5,000,000 was paid over the period of April 2007 through August 2007. The purchase of the land was made possible with advances provided by FIC S.E. Asia Fund Ltd. (Cdn$1,500,000), FIC Real Estate Fund Ltd. (Cdn$500,000), and FIC Investment Ltd. (Cdn$499,000), all corporations under common control. Of the commonly controlled corporations, we have a 50.1% voting interest in Calmar Lakeside Development Ltd. As such, Calmar Lakeside Development Ltd. is consolidated in the accounts of our company.

(5) Pigeon Lake

In May 2007, we invested Cdn$600,000 into Pigeon Lake Developments Ltd. This investment provides us with an approximate 12.5% interest in the profits and losses of Pigeon Lake Developments Ltd. In May 2007, Pigeon Lake Developments Ltd. purchased 106 acres of undeveloped land near Edmonton, Alberta, Canada. We, as part of the management group of Pigeon Lake Developments Ltd. are presently in the process of obtaining subdivision approval from the municipality.

Colored diamonds

On November 15, 2006, the FIC Group of Companies in which we, along with FIC Investment Ltd., WBIC Canada Ltd, and FIC S.E. Asia Fund Ltd. have beneficial interests, entered into an agency agreement whereby the parties to the agency agreement agreed to invest principal amounts into a colored diamond investment. Our share of that initial investment was $490,000, or 49% of the investment. At the end of May 2007, we invested an additional $500,000, thereby giving our company a 66% interest in the diamond investment. We have grown our principal investment of $990,000 to a book value of $1,264,308 at October 31, 2007.

Loans

On November 16, 2004, we entered into a loan agreement with Payroll Loans First Lender’s Corp., a payroll loans company, whereby we invested $250,000 for a period of two years commencing November 16, 2004. Payroll Loans First Lender’s Corp. is a large, well established private company that is in the business of advancing funds, under strict guidelines, to employed borrowers for a maximum of two weeks, with the advance secured by a pledge against the borrower’s next paycheck.

During the original term of the loan, we received interest of 2.00% per month. The investment went on a month-to-month basis from November 16, 2006 to February 1, 2007 during which time the interest rate remained at 2.00% per month. Effective February 1, 2007, we entered into a new two year term with the borrower with interest at 1.58% per month under the terms of the new agreement. The loan is secured by a general security agreement over the assets of Payroll Loans First Lender’s Corp.

During the period of June through September 2005, we advanced Cdn$275,000 to PrestProp FIC LP A, a private Canadian limited partnership which owned a commercial building in Edmonton, Alberta, Canada, for units of PrestProp FIC LP A. On April 23, 2006, we and PrestProp signed an LP unit buyback option agreement whereby the receipt of the principal was acknowledged by PrestProp FIC LP A and we were given an option until May 10, 2006 to convert the limited partnership units into interim financing. We exercised this option in April 2006 and based on the terms of the option agreement, interest calculated at 1% per month was accrued on the advance. In July 2006, PrestProp FIC LP A repaid the principal plus accrued interest.

During the period of August through November 2005, we advanced Cdn$325,000 to Real Equity Centre Inc., a private Canadian company which owned a commercial building in Calgary, Alberta, Canada, with the understanding that we could potentially become an equity partner of Real Equity Centre Inc. On November 18, 2006, we and Real Equity Centre Inc. signed an option agreement whereby the receipt of the principal was acknowledged by Real Equity Centre Inc. and we were given an option until March 10, 2006 to become a mutually acceptable equity partner. We did not exercise this option by March 10, 2006 and based on the terms of the option agreement, interest calculated at 1% per month was accrued on the advance. In July 2006, Real Equity Centre Inc. repaid the principal plus accrued interest.

Indebtedness

On November 16, 2006 we borrowed Cdn$5,500,000 from Paragon Capital Corporation Ltd. The purpose of the loan was to enable us to purchase the Genesis land. The loan from Paragon Capital Corporation Ltd. was in the form of a promissory note and we granted a mortgage on the land as security. The promissory note bears interest at 1.25% per month with the interest payable monthly. Per the terms of the promissory note, the principal plus any accrued interest are due and payable on September 1, 2007. The note was discharged in July 2007 using proceeds from the TD Bank land loan, which is described below.

On May 31, 2007, Genesis on the Lakes Ltd. and the Toronto Dominion Bank or TD Bank entered into a land, servicing and letter of credit loan facility agreement. The loan is comprised of a Cdn$5,502,500 land loan, a Cdn$13,626,300 servicing loan, and a Cdn$3,000,000 letter of credit facility. The land, servicing, and letter of credit loan facility bear interest at prime rate plus 1.25%, prime rate plus 1.00%, and prime rate plus 1.75% respectively. The interest is payable monthly. All three loans are due on demand with any deposits received by Genesis on the Lakes

Ltd. relating to the Genesis project to be applied to the servicing loan with all amounts due no later than 18 months after the initial drawdown.

In July 2007, the entire land loan of Cdn$5,502,500 was advanced to Genesis on the Lakes Ltd. and the promissory note payable to Paragon Capital Corporation Ltd. was discharged with the land loan funds received from TD Bank. To October 31, 2007, Cdn$9,204,684 of the servicing loan has been advanced to Genesis on the Lakes Ltd. based on construction draw requests submitted by Genesis on the Lakes Ltd. in accordance with the terms of the TD loan. A Cdn$143,400 arrangement fee was also incurred on the loan from TD Bank at time of signing of which Cdn$30,000 was paid in March of 2007 and the remaining Cdn$113,400 has been paid in July 2007.

TD Bank received a Cdn$22,128,800 first mortgage on the Genesis property as security for the loan. In addition, our company, FIC Investment Ltd., 0760838 B.C. Ltd., WBIC Canada Ltd., China Dragon Fund Ltd., FIC S.E. Asia Fund Ltd., all commonly controlled corporations, each provided guarantees of Cdn$22,128,800 in the form of general security agreements.

Results of Operations for the Six-Month Periods Ended October 31, 2007 and October 31, 2006

The table below represents selected operating information for our company for the six-month periods ended October 31, 2007 and October 31, 2006.

	2007	2006	$	%
			Change	Change

Revenue
Memberships	$40,403	$242,287	$(201,884)	(83.3)%
Real estate sales	423,848	-	423,848	n/a
Interest and other	59,113	115,026	(55,913)	(48.6)
Income from diamond investment	222,347	-	222,347	n/a
	745,711	357,313	388,398	108.7
Cost of sales	277,320	17,448	259,872	1,489.4
Gross margin	468,391	339,865	128,526	37.8
Expenses
Consulting and other professional	155,675	198,809	(43,134)	(21.7)
General and administrative	74,282	281,341	(207,059)	(73.6)
Marketing and promotion	3,536	16,288	(12,752)	(78.3)
Travel and entertainment	9,254	85,566	(76,312)	(89.2)
	242,747	582,004	(339,257)	(58.3)
Income (loss) from operations	225,644	(242,139)	467,783	n/a
Other income (expense)
Interest on related party advances	(161,904)	(97,010)	(64,894)	66.9
Loss on disposal of unconsolidated	-	(5,668)	5,668	(100.0)
affiliates
Realized gains on sale of marketable	-	52,718	52,718	(100.0)
equity securities
Foreign exchange gain (loss)	(459,368)	-	(459,368)	n/a
	(621,272)	(49,960)	(571,312)	1,143.5
Net loss	(395,628)	(292,099)	(103,529)	35.4
Other comprehensive income (loss)	873,657	(27,612)	901,269	n/a
Total comprehensive income (loss)	$478,029	$(319,711)	$797,740	n/a

Revenue

Revenue for the six-month period ended October 31, 2007 was $745,711 compared to $357,313 for the six-month period ended October 31, 2006, representing a 108.7% increase.

Memberships

Membership fees received by us are recognized over a twelve-month period. The decrease of $201,884 from $242,287 to $40,403 is attributable to our company adding significantly more members in the period leading up to October 31, 2006 relative to the period leading up to October 31, 2007. Since October 1, 2005, on average, membership fees of approximately $997 have been charged to each new member of our company.

Real estate sales

We sold three lots during the six-month period ended October 31, 2007 resulting in revenue of $423,848 relative to no lot sales during the six-month period ended October 31, 2006 which resulted in no revenue.

Interest and other

The decrease in interest and other of $55,913 from $115,026 to $59,113 is attributable to a higher balance of interest-bearing investments held by our company during the six-month period ended October 31, 2006 relative to the six-month period ended October 31, 2007.

Income from diamond investment

We earned $222,347 from the diamond investment during the six-month period ended October 31, 2007. There was no investment in diamonds until subsequent to October 31, 2006 and, hence, there is no diamond income during the six-month period ended October 31, 2006.

Expenses

Expenses for the six-month period ended October 31, 2007 was $242,747 compared to $582,004 for the six-month period ended October 31, 2006, representing a 58.3% decrease.

Consulting and other professional

The decrease in consulting and professional of $43,134 from $198,809 to $155,675 is attributable to more commissions on memberships being paid during the six-month period ended October 31, 2006 relative to the six-month period ended October 31, 2007. This decrease is also consistent with the decrease in membership revenue.

General and administrative

The decrease in general and administrative expense of $207,059 from $281,341 to $74,282 for the six-month period ended October 31, 2007 is attributable, for the most part, to a decrease in stock-compensation expense, a component of general and administrative expense in the financial statements, from $201,619 to $32,069.

Marketing and promotion

Marketing and promotion has decreased by $12,752 from $16,288 to $3,536. The decrease in marketing and promotion is the result of certain expenses pertaining to all of the clubs being shared amongst the clubs, thus creating efficiencies.

Travel and entertainment

Travel and entertainment has decreased by $76,312 from $85,566 to $9,254. The decrease in travel and entertainment is the result of certain expenses pertaining to all of the clubs being shared amongst the clubs, thus creating efficiencies.

Other income (expense)

Other income and other expenses for the six-month period ended October 31, 2007 was a net expense of $621,272 compared to a net expense of $49,960 for the six-month period ended October 31, 2006.

The majority of the increase to other expenses relates to $459,368 of foreign exchange loss incurred during the six-month period ended October 31, 2007. Substantially all of the foreign exchange loss of $459,368 for the six-month period ended October 31, 2007 relates to the necessary adjustments on the due to related corporations balances as the balances are repayable in Canadian dollars. The interest on related party advances amount has also increased by $64,894 as a result of an increase in the amount that our company owes to related corporations.

Other comprehensive income (loss)

Other comprehensive income and loss for the six-month period ended October 31, 2007 was other income amount of $873,657 compared to other loss amount of $27,612 for the six-month period ended October 31, 2006.

The majority of the other income amount of $873,657 for the six-month period ended October 31, 2007 has resulted from the consolidation of Genesis on the Lakes Ltd. and Calmar Lakeside Development Ltd. into our company. The accounts of Genesis on the Lakes Ltd. and Calmar Lakeside Development Ltd. are kept in Canadian dollars but are translated into US dollars at the period-end exchange rate when consolidated into the accounts of our company. Because the Canadian dollar has strengthened against the US dollar during the six-month period ended October 31, 2007, the foreign exchange gain on translation has resulted in the consolidated financial statements of our company. The $27,612 other loss amount for the six-month period ended October 31, 2006 relates to the movement of unrealized gains and losses on marketable equity securities.

Results of Operations for the Years Ended April 30, 2007 and April 30, 2006

The table below represents selected operating information for our company for the years ended April 30, 2007 and April 30, 2006.

	2007	2006	$	%
			Change	Change

Revenue
Memberships	$733,146	$500,575	$232,571	46.5%
Real estate sales	522,971	-	522,971	n/a
Interest and other	169,796	266,484	(96,688)	(36.3)
Income from diamond investment	51,961	-	51,961	n/a
	1,477,874	767,059	710,815	92.7
Cost of sales	546,081	230,787	315,294	136.6
Gross margin	931,793	536,272	395,521	73.8
Expenses
Consulting and other professional	351,812	106,669	245,143	229.8
General and administrative	141,784	131,321	10,463	8.0
Interest on related party advances	146,229	-	146,229	n/a
Marketing and promotion	110,309	69,256	41,053	59.3
Stock-based compensation	296,283	96,583	199,700	206.8
Travel and entertainment	133,419	98,304	35,115	35.7
	1,179,836	502,133	677,703	135.0
Income (loss) from operations	(248,043)	34,139	(282,182)	n/a
Other income (expense)
Interest expense	(213,841)	(170,123)	(43,718)	25.7
Loss on disposal of unconsolidated	(5,668)	-	(5,668)	n/a
affiliates
Equity in income of unconsolidated	-	3,526	(3,526)	(100.0)
affiliates
Realized gains on sale of marketable	115,350	174,228	(58,878)	(33.8)
equity securities
	(104,159)	7,631	(111,790)	n/a
Net income (loss)	(352,202)	41,770	(393,972)	n/a
Other comprehensive income (loss)	(89,410)	185,028	(274,438)	n/a
Total comprehensive income (loss)	$(441,612)	$226,798	$(668,410)	n/a

Revenue

Revenue for the year ended April 30, 2007 was $1,477,874 compared to $767,059 for the year ended April 30, 2006, representing a 92.7% increase.

Memberships

Membership fees received by our company are recognized over a twelve-month period. The increase of $232,571 from $500,575 to $733,146 is attributable to our company adding significantly more members in the period leading up to April 30, 2007 relative to the period leading up to April 30, 2006. Since October 1, 2005, on average, membership fees of approximately $997 have been charged to each new member of our company.

Real estate sales

We sold six lots during the year ended April 30, 2007 resulting in revenue of $522,971 relative to no lot sales during the year ended April 30, 2006 which resulted in no revenue.

Interest and other

The decrease in interest and other of $96,688 from $266,484 to $169,796 is attributable to a higher balance of interest-bearing investments held by us during the year ended April 30, 2006 relative to the year ended April 30, 2007.

Income from diamond investment

Our company earned $51,961 from the diamond investment during the year ended April 30, 2007. There was no investment in diamonds until subsequent to April 30, 2006 and, hence, there was no diamond income during the year ended April 30, 2006.

Expenses

Expenses for the year ended April 30, 2007 was $1,179,836 compared to $502,133 for the year ended April 30, 2006, representing a 135.0% increase.

Consulting and other professional

The increase in consulting and professional of $245,143 from $106,669 to $351,812 was attributable to a ramping-up of operations, in particular, personnel charges from FIC Investment Ltd., a related corporation, during the year ended April 30, 2007.

General and administrative

There was a slight increase in general and administrative expense of $10,463 from $131,321 for the year ended April 30, 2006 to $141,784 for the year ended April 30, 2007.

Interest on related party advances

The interest on related party advances amount increased from $0 for the year ended April 30, 2006 to $146,229 for the year ended April 30, 2007. The increase resulted from borrowings by our company from related corporations during the year ended April 30, 2007.

Marketing and promotion

Marketing and promotion has increased by $41,053 from $69,256 to $110,309. The increase in marketing and promotion is consistent with the ramping-up of operations during the year ended April 30, 2007.

Stock-based compensation

The increase in stock-based compensation of $199,700 is consistent with the number of shares, and thereby options, issued during the year ended April 30, 2007 relative to the year ended April 30, 2006. During the year ended April 30, 2007, we issued 3,507,021 Class A common voting shares relative to the issuance of 1,692,829 Class A common voting shares for the year ended April 30, 2006.

Travel and entertainment

Travel and entertainment has increased by $35,115 from $98,304 to $133,419. The increase in travel and entertainment is consistent with the ramping-up of operations during the year ended April 30, 2007.

Other income (expense)

Other income and other expenses for the year ended April 30, 2007 was a net expense of $104,159 compared to a net income of $7,631 for the year ended April 30, 2006.

Interest expense

This interest relates entirely to the balances due to the non-accredited investors. The amount for the year ended April 30, 2007 is higher than the amount for the year ended April 30, 2006 simply because of the interest on the balance was calculated on a cumulative basis.

Loss on disposal / Equity in income of unconsolidated affiliates

During the year ended April 30, 2007, we sold two unconsolidated affiliates for nominal consideration. There were no such dispositions during the year ended April 30, 2006 but there was an equity income pickup during that year.

Other comprehensive income (loss)

Other comprehensive income and loss for year ended April 30, 2007 was other loss amount of $89,410 compared to other income amount of $185,028 for the year ended April 30, 2006.

Unrealized gains

The other income amount of $185,028 for the year ended April 30, 2006 relates entirely to the movement of unrealized gains and losses on marketable equity securities. For the year ended April 30, 2007, there was a loss amount of $122,068.

Translation of foreign investees

During the year ended April 30, 2007, a $32,658 gain resulted from the consolidation of Genesis on the Lakes Ltd. and Calmar Lakeside Development Ltd. into our company. The accounts of Genesis on the Lakes Ltd. and Calmar Lakeside Development Ltd. are kept in Canadian dollars but are translated into US dollars at the period-end exchange rate when consolidated into the accounts of our company. Because the Canadian dollar has strengthened against the US dollar during the year ended April 30, 2007, the foreign exchange gain on translation has resulted in the consolidated financial statements of our company. We did not have an investment in Genesis on the Lakes Ltd. or Calmar Lakeside Development Ltd. during the year ended April 30, 2006.

Liquidity and Capital Resources

At October 31, 2007, we had $324,804 in cash and a working capital deficit of $19,190,528 compared to $933,805 in cash and a working capital deficit of $8,233,544 at April 30, 2007. The most notable contributor to the working capital deficit positions at October 31, 2007 and April 30, 2006 are the mortgage notes payable and the balances due to related parties. As a result of the wording of the agreements relating to the notes and the related party balances, generally accepted accounting principles requires that these amounts be presented as current liabilities.

Management believes that our cash will not be sufficient to meet our working capital requirements for the next twelve month period. We expect that working capital requirements will continue to be funded through a combination of our existing funds, investing activities and further issuances of securities. There is substantial doubt as to our ability to achieve profitable operations. There are no assurances that we will be able to achieve either (1) a level of revenues adequate to generate sufficient cash flow from operation or (2) additional financing through either private placements, public offerings and / or bank financing, or related parties necessary to support our working capital requirements. No assurance can be given that additional financing will be available or, if available, will be on the terms acceptable to us. If adequate working capital is not available, we may be required to discontinue our operations.

Due to our loss from operations, and our need for additional financing in order to fund 2008 investment obligations, in their report on our audited financial statements for the years ended April 30, 2007 and 2006, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

Indebtedness

At October 31, 2007, we had a mortgage loan in the amount of $15,568,100 with the Toronto Dominion Bank, a chartered Canadian bank. The loan is in the name of Genesis on the Lakes Ltd., a corporation consolidated in the accounts of our company, and relates to the Genesis real estate development project. The terms of the agreement indicate that the loan amount is “due on demand” which, under generally accepted accounting principles, requires that it be presented as a current liability in the financial statements. This loan will be repaid out of the proceeds of sales of the lots.

Also at October 31, 2007, we owed $2,516,738 to FIC Investment Ltd., $1,160,590 to FIC Real Estate Fund Ltd., and $994,746 to WBIC Canada Ltd. The amounts due to these related companies represent advances made to us to enable us to meet current investment requirements. They bear rates of interest as determined by management ranging from 12% to 15% per annum, are due on demand, and are unsecured. We intend to pay back the amounts due to related companies through revenue from our real estate investments and through third party financing.

Operating Activities

Our operating activities resulted in net cash outflow of $15,845,370 for the six-month period ended October 31, 2007 and a net cash outflow of $2,927,847 for the six-month period ended October 31, 2006. The operating cash outflow for the six-month period ended October 31, 2007 primarily resulted from the real estate activity undertaken by us. The operating cash outflow for the six-month period ended October 31, 2006 primarily resulted from the real estate activity undertaken by us and advances made regarding real estate.

Investing Activities

Investing activities for the six-month periods ended October 31, 2007 and October 31, 2006 relates to the purchase and sale of available-for-sale investments and the investment in a private entity involved in real estate. During the six-month period ended October 31, 2007, we had a net investing cash outflow of $641,999 of which $560,800 related to the investment into Pigeon Lake Developments Ltd. and $81,199 related to the purchase of available-for-sale investments. During the six-month period ended October 31, 2006, we had a net investing cash inflow of $73,004 all of which related to the purchase and sale of available-for-sale.

Financing Activities

Our financing activities resulted in net cash inflow of $15,878,368 for the six-month period ended October 31, 2007 and a net cash inflow of $3,359,724 for the six-month period ended October 31, 2006. During the six-month period ended October 31, 2007, we repaid a mortgage note payable in the amount of $4,954,509. This mortgage note payable existed at April 30, 2007. We also received new financing in the form of a mortgage payable in the amount of $15,568,100. Advances from related parties in the amount of $6,390,933 were also received. $1,664,916 was transferred to a restricted cash account. Finally, $565,470 was received from the issuance of Class A common voting shares and $26,710 was paid out upon the repurchase of Class A common voting shares. The inflow for the six-month period ended October 31, 2006 is the result of $477,027 from related parties and $2,882,697 from the issuance of Class A common voting shares.

On April 13, 2004 we issued 10,000,000 Class B Common voting shares of stock to our two founding shareholders for $10,000 cash. We received the cash in February 2004.

During the year ended April 30, 2005, we issued 1,474,728 Class A common voting shares at a price of $1.00 per share for proceeds of $1,474,728.

During the year ended April 30, 2006, we issued 1,692,829 Class A common voting shares at a price of $1.00 per share for proceeds of $1,692,829.

During the year ended April 30, 2007, we issued: 10,000 Class A common voting shares at a price of $1.00 per share for proceeds of $10,000; 539,467 Class A common voting shares at a price of $1.06 per share for proceeds of $571,835; 1,942,272 Class A common voting shares at a price of $1.30 per share for proceeds of $2,524,962; and, 1,015,282 Class A common voting shares at a price of $1.58 per share for proceeds of $1,604,145.

During the six-month period ended October 31, 2007, we issued 358,574 Class A common voting shares at a price of $1.58 per share for proceeds of $565,470 and we repurchased 19,712 Class A common voting shares for proceeds of $26,710.

Future Operations

We intend to open a new office in San Diego, California and towards that end, have located office space in San Diego and have begun the process of acquiring the appropriate work visas for those employees that will be moving from the Vancouver office to the San Diego office.

Because the majority of our investments in real estate with the period of time from acquisition to disposition extending out as far as 2-3 years, bookable revenue from those projects is deferred until the lot sales or development sales are completed. Therefore, it is anticipated that operations will continue to show losses until those revenues are realized. Management projects that we will require an additional $20 to $22 million, after taking into account projected gross revenue, to fund our ongoing operating expenses, working capital requirements and extinguish our debt for the next twelve months, broken down as follows:

Estimated Funding Required During the Next Twelve Months
Operating expenses
General and Administrative	$500,000
Interest Payments	$1,200,000
Debt Repayment	$20,000,000
Total	$21,700,000

Application of Critical Accounting Policies

Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States generally accepted accounting principles.

Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these and other estimates thereby impacting the consolidated financial statements.

In determining these estimates, management relies on assumptions relating to the relevant financial statement item as well as business and economic conditions that prevail and are expected to prevail. Assumptions underlying valuations of assets and liabilities are limited by the availability of reliable comparable data and the uncertainty concerning future events.

By nature, valuations are subjective and do not necessarily result in precise determinations. Should the assumptions change, the carrying amounts could change, potentially, by a material amount.

Foreign currency translation

The functional currency of FIC Investments USA Corp. is the United States dollar. Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the balance sheet date while non-monetary assets and liabilities are translated at historical rates. Revenue and expense items denominated in a foreign currency are translated at exchange rates prevailing when such items are recognized in the statements of operations. Exchange gains and losses arising on transactions denominated in a foreign currency are included in the statements of operations.

The functional currency of Genesis on the Lakes Ltd. and Calmar Lakeside Development Ltd. is the Canadian dollar. The financial statements of Genesis on the Lakes Ltd. and Calmar Lakeside Development Ltd. are translated into United States dollars using the period end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Translation adjustments are recorded as a component of other comprehensive income and as such, do not affect retained earnings in the consolidated statements of stockholders’ equity.

Fair value of financial instruments

Our financial instruments consist of cash and cash equivalents, certificate of deposit, advances and other receivables, note receivable, and accounts payable and accrued liabilities. The carrying amounts for our financial instruments approximate fair values because of their short terms to maturity.

Revenue recognition

Members pay a one-time membership fee when they join. The majority of the services provided for these fees are incurred during the first year of membership and therefore the fee is amortized and recognized as revenue on a straight-line basis over a one year period.

Commissions from educational seminars are recognized when the services are provided and when collection is reasonably assured.

We recognize revenue from real estate sales in accordance with Statement of Financial Accounting Standards No. 66, “Accounting for Sales of Real Estate” (“SFAS 66”). In accordance with SFAS 66, we recognize the revenues from real estate sales when the risks and rewards of ownership are transferred to the buyer, when the consideration received can be reasonably determined and when we have completed our obligations to perform certain supplementary development activities, if any exist, at the time of the sale.

Consideration is reasonably determined and considered likely of collection when we have signed sales agreements and has determined that the buyer has demonstrated a commitment to pay. The buyer’s commitment to pay is supported by the level of their initial investment, our assessment of the buyer’s credit standing and our assessment of whether the buyer’s stake in the property is sufficient to motivate the buyer to honor their obligation to it.

Revenue relating to income from diamond investments is recognized on a net basis when earned and when collection is reasonably assured. We used the criteria of EITF 99-19 in making the judgment that “net” recognition of revenue is more appropriate in this instance based on the fact that we (i) do not have discretion in supplies selection, (ii) have no latitude in establishing price, and (iii) do not change the product in any way, among other supporting considerations.

Interest and other income, is recognized when earned and when collection is reasonably assured.

Cash and cash equivalents

Cash and cash equivalents include cash and all highly liquid financial instruments with original purchased maturities of three months or less. At various times during the year, we maintained cash balances in excess of FDIC insurable limits. Management periodically assesses the financial condition of the institutions and believes that any potential credit loss is minimal.

Concentration of credit risk

In the normal course of business, we extend unsecured credit to various parties. We control credit risk associated with our receivables through approval and monitoring procedures. Generally, we do not require collateral on our receivables. We also review our allowances for doubtful accounts in aggregate for adequacy following this assessment. Accordingly, we believe that our allowances for doubtful accounts fairly represent the underlying collection risks associated with our receivables.

Allowance for doubtful accounts

We use the allowance method to account for uncollectible receivables. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical payment trends, the age of the receivables, and knowledge of individual customers.

Advertising and promotion

We do not have direct advertising expenses. However, membership is promoted with the use of bonuses for joining, membership sales meetings for invited guests of existing members, and other promotions. Promotional costs are charged to expense in the period in which they are incurred.

Marketable equity securities

We account for our short-term equity investments in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”). We classify our equity investments as available-for-sale and, accordingly, such investments are stated on the balance sheet at fair value with unrealized gains and losses recorded as a separate component of stockholders’ equity and comprehensive income (loss).

Investments in unconsolidated affiliates

Entities in which we can exercise significant influence, but not control, are accounted for under the equity method of accounting. Whether we exercise significant influence with respect to an investee depends on an evaluation of several factors including, among others, representation on the investee’s board of directors and ownership level, generally 20% to 50% interest in the voting securities of the investee including voting rights associated with our holdings in common, preferred and other convertible instruments in the investee. Under the equity method of accounting, our share of the earnings or losses of these companies is included in the other items section of the consolidated statement of operations.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

Land and development costs

Under Statement of Financial Accounting Standards No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects” (“SFAS 67”), the carrying value of real estate held for sale and real estate under development includes the initial acquisition costs of land, improvements thereto, and other costs incidental to the acquisition or development of the land. Land and other costs incurred prior to construction are allocated to properties based on relative fair value before construction. Construction costs are allocated to properties on a relative sales value basis and are charged to costs of sales as specific properties are sold. Certain carrying costs are also capitalized on properties currently under active development.

Interest costs are capitalized during the capitalization period, which commences when i) expenditures for the asset have been made; ii) activities that are necessary to get the asset ready for its intended use are in progress; and, iii) interest cost is being incurred, and continues as long as these three conditions are present. The amount capitalized in an accounting period shall be determined by applying an interest rate(s) (the “capitalization rate") to the average amount of accumulated expenditures for the asset during the period. The capitalization rates are based on the rates applicable to borrowings directly associated with the subject asset outstanding during the period.

Long-lived assets

We review the recoverability of long-lived assets, in particular real estate held for sale and real estate under development, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Income taxes

Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. Valuation allowances are recorded to reduce deferred tax assets to the amount that will more likely than not be realized.

Stock-based compensation

In December 2004, FASB issued a revision to Statement of Financial Accounting Standards No. 123 (“SFAS 123R”) that amends existing accounting pronouncements for share-based payment transactions in which an enterprise receives employee and certain non-employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R eliminates the ability to account for share-based compensation transactions using APB 25 and generally requires that such transactions be accounted for using a fair-value-based method.

We adopted SFAS 123(R) effective February 1, 2006. We estimate the fair value of stock options using the

Black-Scholes valuation model, consistent with the provisions of SFAS 123(R). Key inputs and assumptions used to estimate the fair value of stock options include the grant price of the award, the expected option term, volatility of our stock, the risk-free rate, and our dividend yield. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by the option holders, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by us.

Basic and diluted earnings (loss) per share

We have two classes of common shares. Both classes of common shares are entitled to one vote per share. Class A common voting shareholders participate in the income and losses incurred by our company whereas the Class B common voting shareholders do not. There are no conversion rights for either Class A or Class B shareholders. We have adopted the two-class method of computing and presenting earnings (loss) per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”).

The basic net earnings (loss) per share is computed by dividing the net income (loss) attributable to the Class A common voting shareholders by the weighted average number of Class A common voting shares outstanding.

Diluted net earnings (loss) per share is computed by dividing the net income (loss) applicable to the Class A common voting shareholders by the weighted average number of class A common voting shares outstanding plus potential dilutive securities.

Recent Accounting Pronouncements

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statements, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material.

Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. We do not expect the adoption of this interpretation to have an impact on our financial position or results of operations.

On October 10, 2006, the FASB issued FSP No. FAS 123(R)-5, “Amending Guidance for Accounting for Modifications of Instruments in Connection with Equity Restructuring” ("FSP FAS 123(R)-5"). FSP FAS 123(R)-5 addresses whether a modification of an instrument in connection with an equity restructuring should be considered a modification for purposes of applying FSP FAS 123(R)-1. It stipulates that for instruments that were originally issued as employee compensation and then modified solely to reflect an equity restructuring that occurs when the holders are no longer employees, that there is no change in the recognition or measurement of those instruments if (a) there is no increase in fair value of the award and (b) all holders of the same class of instruments are treated in the same manner. The guidance in FSP FAS 123(R)-5 is effective in the first reporting period beginning after October 10, 2006. Early application is permitted in periods for which financial statements have not been issued. Management is currently evaluating the impact of FSP FAS 123(R)-5 on the financial statements but does not believe that its adoption will have a material effect on our financial position, results of operations, or cash flows.

FSP FAS 123(R)-6 was issued to make several technical corrections to SFAS 123(R). These include exemption for non-public entities from disclosing the aggregate intrinsic value of outstanding fully vested share options, revision to the computation of the minimum compensation cost that must be recognized, indication that at the date the illustrative awards were no longer probable of vesting, any previously recognized compensation cost should have been reversed, and changes to the definition of short-term inducement to exclude an offer to settle an award. The guidance in FSP FAS 123(R)-6 is effective in the first reporting period beginning after October 20, 2006. Early application is permitted in periods for which financial statements have not yet been issued. Management is currently evaluating the impact of FSP FAS 123(R)-6 on the financial statements but does not believe that its adoption will have a material effect on our financial position, results of operations, or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). This statement defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact SFAS 157 will have on our financial position, results of operations, and cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB statement No. 115” (“SFAS 159”). This statement permits all entities to choose, at specified election dates, to measure eligible items at fair value (the “fair value option”). A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. Upfront costs and fees related to items for which the fair value option is elected shall be recognized in earnings as incurred and not deferred. If an entity elects the fair value option for a held-to-maturity or available-for-sale security in conjunction with the adoption of this statement, that security shall be reported as a trading security under Statement 115, but the accounting for a transfer to the trading category under paragraph 15(b) of Statement 115 does not apply. Electing the fair value option for an existing held-to-maturity security will not call into question the intent of an entity to hold other debt securities to maturity in the future. This statement is effective as of the first fiscal year that begins after November 15, 2007. We are currently analyzing the impact SFAS 159 will have on our financial position, results of operations, and cash flows.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. As prescribed in the interpretation, the cumulative effect of applying the provision of FIN No. 48 should be reflected as an adjustment to the opening balance of stockholders’ equity.

We do not expect the adoption of recently issued accounting pronouncements to have significant impact on our results of operations, financial position or cash flow.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each of our directors is elected by the shareholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees. The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address	Position Held with Our Company	Age	Date First Elected or Appointed
Earle Pasquill 4027 West 27th Avenue, Vancouver, British Columbia V6S 1R6, Canada	President, Treasurer and director	64	September 26, 2003
Michael Lathigee 19060 – 119th Avenue, Pitt Meadows, British Columbia V3Y 1X7, Canada	Chief Executive Officer and director	43	September 26, 2003

The persons named above are expected to hold their offices and / or positions until the next annual meeting of our shareholders.

Background of Officers and Directors

Earle Pasquill, President, Treasurer and Director

Earle Pasquill has been our President, Treasurer, and director since inception. Mr. Pasquill has devoted approximately 25% of his professional time to our business and intends to devote a greater amount of time in the future. Since September 2002, Mr. Pasquill has been President of FIC Investment Ltd., a Canadian investment club specializing in small venture companies and the purchase of real estate in Canada. Since 2000, Mr. Pasquill has been President of WBIC Canada Ltd., a Canadian investment company specializing in small venture companies, leading the administration of that company. From 2000 to 2003, Mr. Pasquill was President of PCG Ventures Inc., a TSX Venture Exchange listed company involved in the consolidation of dental practices. During 1993, Mr. Pasquill was President of Pasquill & Associates, a Vancouver based management consulting firm. From 1997 to 1999 Mr. Pasquill was Vice-President of Sealand International Trading Inc., a Vancouver, based exporting company and, in that capacity managed administration and finance. From 1987 to 1993 Mr. Pasquill was Senior General Manager for British Columbia and Alberta for Eaton’s, a Canadian national department store chain with Western Canada responsibilities for the operations of 18 department stores producing sales in excess of $250 million. In 1972 Mr. Pasquill obtained his Master’s of Business Administration from the University of Western Ontario, located in London, Ontario, Canada. In 1968 Mr. Pasquill obtained his Bachelor of Commerce from the University of British Columbia, located in Vancouver, British Columbia, Canada. He is not a director or senior executive of any other public company.

The following table sets forth a brief account of Mr. Pasquill’s business experiences during the past five years:

Position Held	Name of Organization	Affiliate of Our Company	Period (month & year)	Principal Business & Size of Organization	Nature of Responsibilities
Director, President & C.O.O.	FIC Investment Ltd.	Yes	September 2002	Investing	To direct operations
Director & Secretary	FIC Real Estate Fund Ltd.	Yes	March 2007	Investing	To provide strategic direction
Director & Secretary	FIC Management Group Ltd.	Yes	March 2007	Administrative support to FIC Group of Companies plus educational programs for the investment club members.	To provide strategic direction
Secretary	FIC S.E. Asia Fund Ltd.	Yes	June 2006	Investing	To provide strategic direction
Director & Secretary	FIC Income Fund Ltd.	Yes	March 2005	Investing	To provide strategic direction and operational support
Secretary	FIC Financial Services Ltd.	Yes	January 2005	Investing	To provide strategic direction
Secretary	China Dragon Fund Ltd.	Yes	July 2004	Investing	To provide strategic direction
Director, President & C.O.O.	WBIC Canada Ltd.	Yes	June 2003	Investing	To direct operations
Director, President & Treasurer.	FIC Investments USA Corp.	Yes	April 2004	Investing	To direct operations
President	PCG Ventures Inc. (TSX-V:PCG)	Yes	2000 to 2003	Capital pool formation	To direct operations
Adjunct Lecturer in Business	City University	No	2000-2006	Education	Teaching

Michael Lathigee, Chief Executive Officer and Director

Michael Lathigee has been our Chief Executive Officer and a founding member of our board of directors since inception. Mr. Lathigee has devoted approximately 25% of his professional time to our business and intends to devote a greater amount of time in the future. Since September 2002, Mr. Lathigee has been Chief Executive Officer of FIC Investment Ltd., a Canadian investment company specializing in small venture companies and the purchase of real estate in Canada. Since 2000, Mr. Lathigee has been Chief Executive Officer of WBIC Canada Ltd., a Canadian investment company specializing in small venture companies, strategically directing its growth. From 2000 to 2001 Mr. Lathigee was a director of Olympic Resources Limited, a Vancouver, British Columbia based exploration company listed on the TSX Venture Exchange. From 2000 to 2002 Mr. Lathigee was Vice President, Administration of PCG Ventures Inc., a TSX Venture Exchange listed company involved in the consolidation of dental practices. Mr. Lathigee was named in the 1999 edition of Who's Who in Business as one of Canada's rising stars. He is not a director or senior executive of any other public company.

The following table sets forth a brief account of Mr. Lathigee’s business experiences during the past five years:

Position Held	Name of Organization	Affiliate of Our Company	Period (month & year)	Principal Business & Size of Organization	Nature of Responsibilities
Director, Chairman & C.E.O.	FIC Investment Ltd	Yes	September 2002	Investing	To provide strategic direction
Director, Chairman & C.E.O.	FIC Real Estate Fund Ltd.	Yes	March 2007	Investing	To provide strategic direction
Director, Chairman & C.E.O.	FIC Management Group Ltd.	Yes	March 2007	Administrative support to FIC Group of Companies plus educational programs for the investment club members.	To provide strategic direction
Director, Chairman & C.E.O.	FIC S.E. Asia Fund Ltd.	Yes	June 2006	Investing	To provide strategic direction
Director, Chairman & C.E.O.	FIC Income Fund Ltd.	Yes	March 2005	Investing	To provide strategic direction and operational support
Director, Chairman & C.E.O.	FIC Financial Services Ltd.	Yes	January 2005	Investing	To provide strategic direction
Director, Chairman & C.E.O.	China Dragon Fund Ltd.	Yes	July 2004	Investing	To provide strategic direction
Director, President & C.O.O.	WBIC Canada Ltd.	Yes	June 2003	Investing	To provide strategic direction
Director, President & Treasurer.	FIC Investments USA Corp.	Yes	April 2004	Investing	To provide strategic direction
Director	PCG Ventures Inc. (TSX-V:PCG)	Yes	2000 to 2003	Capital pool formation	To provide strategy guidance and represent shareholder interests.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Except as otherwise disclosed below, our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

Being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

The British Columbia Securities Commission of Canada issued a cease trade order against WBIC Canada Ltd, a Canadian corporation under the control of Michael Lathigee and Earle Pasquill on December 22, 2005 because the offering memorandum used by WBIC Canada Ltd. to distribute securities in 2004 and 2005 did not meet the required form of offering memorandum under applicable securities legislation. In order for the cease trade order to be lifted, WBIC Canada Ltd. prepared a revised offering memorandum which met the requirements under applicable securities legislation. In addition to delivering this offering memorandum to new subscribers, that corporation was required to deliver this offering memorandum to the relevant 2004 and 2005 subscribers and these previous subscribers were given the opportunity to re-evaluate their investment decision in WBIC Canada Ltd. If previous subscribers wished to rescind their investment in WBIC Canada Ltd., they were able do so pursuant to the rescission rights granted by WBIC Canada Ltd. in the cover letter provided to previous subscribers in conjunction with this offering memorandum. All requirements were met and the cease trade order on the WBIC Canada Ltd. was rescinded by the British Columbia Securities Commission on March 24, 2006.

The British Columbia Securities Commission has also issued a similar cease trade order dated December 22, 2005 with respect to FIC Investment Ltd., a Canadian corporation under the control of Michael Lathigee and Earle Pasquill, for distributions made by FIC Investment Ltd. from 2002 through 2005 under offering memoranda that did not meet the technical requirements of applicable securities legislation. The offering memorandum was revised, a rescission offer was made. All the requirements were met and, on November 16, 2006, the cease trade order for FIC Investment Ltd. was rescinded. In addition, the British Columbia Securities Commission has also issued a similar cease trade order dated December 22, 2005 with respect to China Dragon Fund Ltd. for distributions made by China Dragon Fund Ltd. under offering memoranda that did not meet the technical requirements of applicable securities legislation. Michael Lathigee and Earle Pasquill, our directors and officers, are, respectively, director and officer of China Dragon Fund Ltd. China Dragon Fund Ltd. delivered the revised offering memorandum and offered rescission to the shareholders. All the requirements were met and the cease trade order was rescinded on October 16, 2007.

On June 2, 2006, the British Columbia Securities Commission commenced an investigation into the affairs of FIC Investment Ltd., WBIC Canada Ltd., China Dragon Fund Ltd., and their directors. Management believes that the investigation was launched as a result of the cease trade orders referenced above. FIC Investment Ltd., WBIC Canada Ltd., China Dragon Fund Ltd. and their directors have provided the documents and information required by the British Columbia Securities Commission and otherwise co-operated with the investigation. On June 29, 2007, Michael Lathigee, Earle Pasquill, China Dragon Fund Ltd., WBIC Canada Ltd. and FIC Investment Ltd. entered into a settlement agreement with the British Columbia Securities Commission that acknowledged certain securities law infractions found by the British Columbia Securities Commission and undertook to complete a revised offering memorandum for China Dragon Fund Ltd. and offer rescission to its shareholders and to pay fines in the amounts of $60,000 by Michael Lathigee and $30,000 by Earle Pasquill. The infractions cited were: illegal distribution during the period preceding the cease trade orders; making unwarranted claims about no management expense ratio; and improperly exercising and cashing out options.

Committees of the Board

We do not have an audit or compensation committee at this time.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(1)	our principal executive officer;

(2)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended April 30, 2007; and

(3)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended April 30, 2007, who we will collectively refer to as our named executive officers, of our company for the years ended April 30, 2007 and 2006, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation does not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Lathigee Chief Executive Officer and Director	2007 2006	101,230 97,166	Nil Nil	Nil Nil	$156,245(1) $56,455 (2)	Nil Nil	Nil Nil	40,079(5) 18,342(5)	$297.554 $171,963
Earle Pasquill, President, Treasurer and Director	2007 2006	79,613 76,417	Nil Nil	Nil Nil	$42,801 (3) 19,468 (4)	Nil Nil	Nil Nil	Nil Nil	$122,414 $95,885

(1) Mr. Lathigee was granted an option to purchase 79,673 Class A common voting shares at an exercise price of $1.06 expiring on July 11, 2011, 281,629 Class A common voting shares at an exercise price of $1.30 expiring on October 31, 2011, and 126,910 Class A common voting shares at an exercise price of $1.58 expiring on May 9, 2012.

(2) Mr. Lathigee was granted an option to purchase 245,460 Class A common voting shares at an exercise price of $1.00 expiring on January 13, 2011.

(3) Mr. Pasquill was granted an option to purchase 27,473 Class A common voting shares at an exercise price of $1.06 expiring on July 11, 2011, 77,691 Class A common voting shares at an exercise price of $1.30 expiring on October 31, 2011, and 30,458 Class A common voting shares at an exercise price of $1.58 expiring on May 9, 2012.

(4) Mr. Pasquill was granted an option to purchase 84,642 Class A common voting shares at an exercise price of $1.00 expiring on January 31, 2011.

(5) Other compensation is commissions relating to memberships. There are no written agreements relating to these commissions. On some rounds of the new memberships, he would receive between 10% and 50% of the gross membership revenues, depending in large part on the degree of effort required in obtaining the new memberships.

Employment Agreements

We have not entered into written employment agreements with our directors and officers. We do not provide salary or fees directly to Michael Lathigee or Earle Pasquill. They receive salary / fees from FIC Management Group Ltd. for the time spent by them for the FIC Group of Companies. It is intended that FIC Management Group Ltd. cover these costs out of education and other sales revenue. There is no formal written agreement between our company and FIC Management Group Ltd. regarding salaries / fees to Messrs. Lathigee and Pasquill. Mr. Lathigee received $101,230 and $97,166 from FIC Management Group Ltd. and FIC Investment Ltd. for the years ended April 30, 2007 and 2006, respectively, for his time spent on our company. Mr. Pasquill received $79,613 and $76,417 from FIC Management Group Ltd. and FIC Investment Ltd. for the years ended April 30, 2007 and 2006, respectively for his time spent on our company. Mr. Lathigee also receives commissions relating to memberships. Mr. Lathigee received $40,079 and $18,342 for the years ended April 30, 2007 and 2006, respectively, for the commissions relating to the memberships.

There is a consulting agreement between FIC Management Group Ltd. and 0749885 B.C. Ltd., a corporation controlled by Michael Lathigee and there is an employment agreement between FIC Management Group Ltd. and Earle Pasquill. Both agreements became effective on August 1, 2007. Pursuant to the consulting agreement, Mr. Lathigee receives Cdn$17,000 per month and pursuant to the employment agreement, Mr. Pasquill receives Cdn$10,500 per month for services performed on our behalf of the FIC Group of Companies. These agreements dictate that Mr. Lathigee and Mr. Pasquill will provide leadership and management services at specified rates of remuneration.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for our directors or officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or officers, except that stock options may be granted at the discretion of our board of directors in the future.

We have no plans or arrangements in respect of remuneration received or that may be received by the officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Stock Option Agreements

Michael Lathigee

On September 1, 2004, we entered into a stock option agreement with Michael Lathigee, whereby we granted Mr. Lathigee an irrevocable option to purchase Class A common voting shares. Pursuant to the stock option agreement, Mr. Lathigee has an option to purchase a number of shares equal to 7.5% of the total number of subscribed shares but exclusive of any shares under the option, in each round of financing at the price at which the subscribed shares were sold in each round. He has the right to exercise the option with respect to all or any part of the shares under the option prior to the date 5 years following the first sale of the shares at each price. This stock option agreement was not in effect as of April 30, 2007 because it was superseded by later stock option agreements with Mr. Lathigee. However, the 110,605 options granted, while it was in effect, remain.

On September 1, 2005, we entered into a stock option agreement with Michael Lathigee, whereby we granted Mr. Lathigee an irrevocable option to purchase Class A common voting shares. This stock option agreement superseded all prior option agreements with Mr. Lathigee. Pursuant to the stock option agreement, Mr. Lathigee has an option to purchase a number of shares equal to 14.5% of the total number of subscribed shares but exclusive of any shares under the option, in each round of financing at the price at which the subscribed shares were sold in each round. He has the right to exercise the option with respect to all or any part of the shares under the option prior to the date 5 years following the first sale of the shares at each price. This stock option agreement was not in effect as of April 30, 2007 because it was superseded by later stock option agreement with Mr. Lathigee. However, the 606,762 options granted, while it was in effect, remain.

On February 5, 2007, we entered into a stock option agreement with Michael Lathigee, whereby we granted Mr. Lathigee an irrevocable option to purchase Class A common voting shares. This stock option agreement superseded all prior option agreements with Mr. Lathigee. Pursuant to the stock option agreement, Mr. Lathigee has an option to purchase a number of shares equal to 12.5% of the total number of subscribed shares but exclusive of any shares under the option, in each round of financing at the price at which the subscribed shares were sold in each round. He has the right to exercise the option with respect to all or any part of the shares under the option prior to the date 5 years following the first sale of the shares at each price. However, the 174,679 options granted, while it was in effect, remain.

Earle Pasquill

On September 1, 2004, we entered into a stock option agreement with Earle Pasquill, whereby we granted Mr. Pasquill an irrevocable option to purchase Class A common voting shares. Pursuant to the stock option agreement, Mr. Pasquill has an option to purchase a number of shares equal to 7.5% of the total number of subscribed shares but exclusive of any shares under the option, in each round of financing at the price at which the subscribed shares were sold in each round. He has the right to exercise the option with respect to all or any part of the shares under the option prior to the date 5 years following the first sale of the shares at each price. This stock option agreement was not in effect as of April 30, 2007 because it was superseded by later stock option agreements with Mr. Pasquill. However, the 110,605 options granted while it was in effect remain.

On September 1, 2005, we entered into a stock option agreement with Earle Pasquill, whereby we granted Mr. Pasquill an irrevocable option to purchase Class A common voting shares. This stock option agreement superseded all prior option agreements with Mr. Pasquill. Pursuant to the stock option agreement, Mr. Pasquill has an option to purchase a number of shares equal to 5% of the total number of subscribed shares but exclusive of any shares under the option, in each round of financing at the price at which the subscribed shares were sold in each round. He has the right to exercise the option with respect to all or any part of the shares under the option prior to the date 5 years following the first sale of the shares at each price. This stock option agreement was not in effect as of April 30, 2007 because it was superseded by later stock option agreements with Mr. Pasquill. However, the 112,115 options granted while it was in effect remain.

On July 1, 2006, we entered into a stock option agreement with Earle Pasquill, whereby we granted Mr. Pasquill an irrevocable option to purchase Class A common voting shares. This stock option agreement superseded all prior option agreements with Mr. Pasquill. Pursuant to the stock option agreement, Mr. Pasquill has an option to purchase a number of shares equal to 4% of the total number of subscribed shares but exclusive of any shares under the option, in each round of financing at the price at which the subscribed shares were sold in each round. He has the right to exercise the option with respect to all or any part of the shares under the option prior to the date 5 years following the first sale of the shares at each price. This stock option agreement was not in effect as of April 30, 2007 because it was superseded by a later stock option agreement with Mr. Pasquill. However, the 77,691 options granted while it was in effect remain.

On February 5, 2007, we entered into a stock option agreement with Earle Pasquill, whereby we granted Mr. Pasquill an irrevocable option to purchase Class A common voting shares. This stock option agreement superseded all prior option agreements with Mr. Pasquill. Pursuant to the stock option agreement, Mr. Pasquill has an option to purchase a number of shares equal to 3% of the total number of subscribed shares but exclusive of any shares under the option, in each round of financing at the price at which the subscribed shares were sold in each round. He has the right to exercise the option with respect to all or any part of the shares under the option prior to the date 5 years following the first sale of the shares at each price. However, the 41,923 options granted while it was in effect remain.

The following table sets forth for each of the named executive officers certain information concerning unexercised option, stock that has not vested; and equity incentive plan awards outstanding as at the year ended April 30, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael Lathigee	110,605	Nil	Nil	$1.00	Mar. 1, 2010	Nil	Nil	Nil	Nil
Michael Lathigee	245,460	Nil	Nil	$1.00	Jan. 13, 2011	Nil	Nil	Nil	Nil
Michael Lathigee	66,990	Nil	Nil	$1.00	May 5, 2011	Nil	Nil	Nil	Nil
Michael Lathigee	12,683	Nil	Nil	$1.06	July 11, 2011	Nil	Nil	Nil	Nil
Michael Lathigee	272,165	Nil	Nil	$1.30	Oct. 31, 2011	Nil	Nil	Nil	Nil
Michael Lathigee	9,464	Nil	Nil	$1.30	Dec. 31, 2011	Nil	Nil	Nil	Nil
Michael Lathigee	126,910	Nil	Nil	$1.58	Mar. 1, 2012	Nil	Nil	Nil	Nil
Earle Pasquill	110,605	Nil	Nil	$1.00	Apr. 30, 2010	Nil	Nil	Nil	Nil
Earle Pasquill	84,641	Nil	Nil	$1.00	Jan. 13, 2011	Nil	Nil	Nil	Nil
Earle Pasquill	23,100	Nil	Nil	$1.06	May 5, 2011	Nil	Nil	Nil	Nil
Earle Pasquill	4,373	Nil	Nil	$1.06	Jul. 11, 2011	Nil	Nil	Nil	Nil
Earle Pasquill	75,081	Nil	Nil	$1.30	Dec. 31, 2011	Nil	Nil	Nil	Nil
Earle Pasquill	30,458	Nil	Nil	$1.58	Mar. 1, 2012	Nil	Nil	Nil	Nil

Compensation of Directors

No compensation has been awarded to our officers and directors other than has been disclosed. We do not have any plans to pay our directors any money. No options have been awarded to any of our officers and directors other than has been disclosed. We have no other contractual arrangements with any member of our board of directors that we have not already disclosed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table sets forth, as of March 7, 2008, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the common shares, except as otherwise indicated. Beneficial ownership consists of a direct interest in the common shares, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (Class A Common Voting Shares)(1)	Amount and Nature of Beneficial Ownership (Class B Common voting shares)(1)	Percentage of Class
Michael Lathigee(2) 19060 – 119th Avenue Pitt Meadows, BC Canada, V3Y 1X7	931,027(3)	5,000,000	12.6% of Class A 50% of Class B
Earle Pasquill(2) 4027 W. 27th Avenue Vancouver, BC, Canada V6S 1R6	351,687(4)	5,000,000	4.77% of Class A 50% Class B
All Officers and Directors as a Group (2 people)	1,282,714(3),(4)	10,000,000	17.4% of Class A 100% Class B

(1) Based on 7,368,198 Class A common voting shares issued and outstanding and 10,000,000 Class B common voting shares issued and outstanding as of March 7, 2008 and, as to a specific person, shares issuable pursuant to the exercise of share purchase warrants and options exercisable within 60 days. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common shares listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) The persons named above may be deemed to be a "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Messrs. Lathigee and Pasquill are the only "promoters" of our company.

(3) Mr. Lathigee was granted options to purchase 110,605 Class A common voting shares on March 31, 2005 at an exercise price of $1.00 expiring on March 31, 2010; 245,460 Class A common voting shares on January 13, 2006 at an exercise price of $1.00 expiring on January 13, 2011; 66,990 Class A common voting shares on May 5, 2006 at an exercise price of $1.00 expiring on May 5; 2011; 12,683 Class A common voting shares on July 11, 2006 at an exercise price of $1.06 expiring on July 11, 2011; 272,165 Class A common voting shares on October 31, 2006 at an exercise price of $1.30 expiring on October 31, 2006; 9,464 Class A common voting shares on December 31, 2006 at an exercise price of $1.30 expiring on December 31, 2011; 126,910 Class A common voting shares on March 1, 2007 at an exercise price of $1.58 expiring on March 1, 2012; 6,000 Class A common voting shares on May 9, 2007 at an exercise price of $1.58 expiring on May 9, 2012; 38,822 Class A common voting shares on September 20, 2007 at an exercise price of $1.58 expiring on September 20, 2012; and 41,928 Class A common voting shares on February 28, 2008 at an exercise price of $1.65 expiring on February 28, 2012.

(4) Mr. Pasquill was granted options to purchase 110,605 Class A common voting shares on April 30, 2005 at an exercise price of $1.00 expiring on April 30, 2010; 84,641 Class A common voting shares on January 13, 2006 at an exercise price of $1.00 expiring on January 13, 2011; 23,100 Class A common voting shares on May 5, 2006 at an exercise price of $1.06 expiring on May 5; 2011; 4,373 Class A common voting shares on July 11, 2006 at an exercise price of $1.06 expiring on July 11, 2011; 75,081 Class A common voting shares on October 31, 2006 at an exercise price of $1.30 expiring on October 31, 2006; 2,610 Class A common voting shares on December 31, 2006 at an exercise price of $1.30 expiring on December 31, 2011; 30,458 Class A common voting shares on March 1, 2007 at an exercise price of $1.58 expiring on March 1, 2012; 1,440 Class A common voting shares on May 9, 2007 at an exercise price of $1.58 expiring on May 9, 2012; 9,317 Class A common voting shares on September 20, 2007 at an exercise price of $1.58 expiring on September 20, 2012; and 10,062 Class A common voting shares on February 28, 2008 at an exercise price of $1.65 expiring on February 28, 2012.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our articles or bylaws, the operation of which may at a subsequent date result in a change of control of our company

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at our fiscal year end for the last three completed fiscal years, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest. The names of the promoters of our company, the nature and amount of anything of value received or to be received by each promoter, directly or indirectly, for our company and the nature and amount of any assets, services, or other consideration received or to be received by our company in exchange therefore are listed below.

Michael Lathigee, our Chief Executive Officer and director, and Earle Pasquill, our President, Treasurer, and director, are the only "promoters" of our company.

On February 24, 2004, we entered into a loan agreement with 669997 B.C. Ltd., a related company controlled by Michael Lathigee and Earle Pasquill, whereby 669997 B.C. Ltd. loaned us Cdn$212,333. In consideration for the loan, we agreed to pay 669997 B.C. Ltd., in lieu of interest, 10% of our net profits per annum for a period of 5 years. If the entire amount of the loan was not repaid upon the expiration of the 5 year period, 669997 BC Ltd. was entitled to receive 10% of our net profits until such time as the entire principal is repaid. During the year ended April 30, 2006, we fully repaid the loan and entered into a settlement agreement with 669997 B.C. Ltd. on April 30, 2006, whereby 669997 B.C. Ltd. and agreed that there was no amount due between 669997 B.C. Ltd. and us.

On April 13, 2004, we issued a total of 10,000,000 Class B common voting shares to Messrs. Lathigee and Pasquill, our officers and directors. The shares were issued for aggregate consideration of $10,000.

In November 2006, FIC Investment Ltd. agreed to act as the agent for each of our company, FIC S.E. Asia Fund Ltd., WBIC Canada Ltd. in connection with the brokerage agreement between DDI Diamonds Direct Inc. and FIC Investment Ltd. Pursuant to this agency agreement, we agreed to advance $490,000 to DDI Diamonds Direct Inc, while FIC S.E. Asia Fund Ltd., WBIC Canada Ltd. and FIC Investment Ltd. agreed to advance $510,000 to DDI Diamonds Direct Inc. The parties to the agency agreement may agree to contribute additional funds, indirectly through FIC Investment Ltd., for the purpose of acquiring colored diamonds. Pursuant to the agency agreement, we are considered as a legal and beneficial owner of the colored diamonds in an amount equal to our respective percentage interest and have legal and beneficial entitlement to any proceeds derived from the sale of any colored diamonds in an amount equal to our percentage interest relating to the brokerage agreement between DDI Diamonds Direct Inc. and FIC Investment Ltd. In November 2006, we contributed $490,000 to DDI Diamonds Direct Inc., while the other 3 companies in the FIC Group of Companies contributed an aggregate of $510,000. On May 31, 2007, we contributed an additional $500,000 to DDI Diamonds Direct Inc. Our initial investment of $990,000 has grown to a value of $1,264,308 as at October 31, 2007.

Jordan Goodman

On February 16, 2006, we entered into an agreement with Amherst Enterprises Ltd., a company of which Jordan Goodman is the President, whereby Mr. Goodman agreed to market our company, to oversee our business development and profitability, to develop our financial education programming, to participate in strategic management meetings, and to supervise FIC Jr. events and spinoff programs. He also agreed to serve as our Vice President of Corporate Development. In consideration for his services, we agreed to pay a monthly retainer fee of $2,500 per month, effective May 1, 2006. We also agreed to pay him certain commissions. The agreement was updated on April 1, 2006 and again on December 14, 2006. Under the both updated agreements, Mr. Goodman agreed to serve as our Vice President of Marketing in addition to our Vice President of Corporate Development. All of the above agreements are terminated. During the year ended April 30, 2007, he received fees of $27,500, commissions of $3,988, appearance honorariums of $4,000, and project work related remuneration of $20,000.

On February 16, 2006, we entered into a stock option agreement with Mr. Goodman, whereby we granted Mr. Goodman an irrevocable option to purchase Class A common voting shares. Pursuant to the stock option agreement, Mr. Goodman has an option to purchase a number of shares equal to 1.5% of the total number of subscribed shares but exclusive of any shares under the option, in each round of financing at the price at which the subscribed shares were sold in each round. He has the right to exercise the option with respect to all or any part of the shares under the option prior to the date 5 years following the first sale of the shares at each price. We granted him options to purchase 6,930 Class A common voting shares on May 5, 2006, exercisable at $1.06 until May 5, 2011; 2,761 Class A common voting shares on July 11, 2006, exercisable at $1.06 until July 11, 2011; 28,155 Class A common voting shares on October 31, 2006, exercisable at $1.30 until October 31, 2011; 979 Class A common voting shares on December 31, 2006, exercisable at $1.30 until December 31, 2011; 15,229 Class A common voting shares on March 1, 2007, exercisable at $1.58 until March 1, 2012; and 720 Class A common voting shares on May 9, 2007, exercisable at $1.58 until May 9, 2012. We also issued him 10,000 Class A common voting shares for $10,600 on May 5, 2006.

On August 1, 2007, we entered into a consulting services agreement with Mr. Goodman and his company, Amherst Enterprises Ltd., pursuant to whereby Amherst Enterprises Ltd. agreed to provide us Mr. Goodman’s services on a fee for services basis and Mr. Goodman ceased to be our officer. Mr. Goodman was also no longer required to attend our management meetings. Amherst Enterprises Ltd. agreed to make Mr. Goodman available to host our club meetings and Financial Enlightenment teleconferences. Mr. Goodman also agreed to act as our agent in the sale of our club memberships. Mr. Goodman was no longer required to attend our management meetings and our other events unless specifically asked by us. In consideration for his services, we agreed to pay Amherst Enterprises Ltd. the following remuneration: $2,000 for each club meeting where we ask Mr. Goodman to host or co-host; $1,000 for each Financial Enlightenment call that Mr. Goodman hosts; 20% of the gross sales dollars for each club membership sold by Mr. Goodman at events organized by himself or at our events at which he is the sole “closer”; commission of 10% of net sales generated InvestFest 2007. We agreed to honor all options earned to date by Mr. Goodman and Mr. Goodman’s defined shares of income fund profit to date, but we agreed that no new benefits would accrued to Mr. Goodman, effective August 1, 2007.

The Genesis Project

On October 23, 2007, the Freedom Investment Club and its associates and affiliates entered into a joint venture agreement with 1272007 Alberta Ltd. and its affiliate Independent Persistent Management and Phoenix Land Ventures Ltd. for the development of the Genesis property in Alberta, Canada. Pursuant to the joint venture agreement, the Freedom Investment Club and its associates and affiliates agreed to participate in 80% of the assets, liabilities, profits, and losses of the joint venture named Genesis on the Lakes Ltd., while 1272007 Alberta Ltd. and its affiliate Independent Persistent Management and Phoenix Land Ventures Ltd. agreed to participate in 15% and 5%, respectively, of the assets, liabilities, profits, and losses. The parties agreed to carry on a business of construction and development of this Genesis project under the corporation Genesis on the Lakes Ltd. The Freedom Investment Club and its associates and affiliates are required to contribute Cdn$10,965,000 to the start-up capital of the joint venture, while 1272007 Alberta Ltd. and its affiliated Independent Persistent Management and Phoenix Land Ventures Ltd. are required to manage the development, construction, and administrative operations of the joint venture. The Freedom Investment Club and its associates and affiliates are required to acquire the Genesis property and hold in its name as trustee and nominee for and on behalf of the joint venture. The Genesis property must be registered in the name of the Freedom Investment Club and its associates and affiliates.

In November 2006, we and Genesis on the Lakes Ltd. entered into an agency agreement whereby we agreed to act as the agent for Genesis on the Lakes Ltd. and enter into an agreement with Stony Plain Estates Ltd. to acquire the Genesis property. Pursuant to the agency agreement, we agreed to be the registered holder of the Genesis property, but Genesis on the Lakes Ltd. was to be the legal and beneficial owner of the Genesis property.

On November 15, 2006, we entered into an agreement with Stony Plain Estates Ltd. to purchase 140 acres of undeveloped land near Edmonton, Alberta, Canada for the purchase price of Cdn$9,867,331. At the time of the purchase, we also assumed the purchase of a bordering property, consisting of an additional 12 acres, for Cdn$720,000.

In November 2006, we and Genesis on the Lakes Ltd. entered into a declaration of trust and acknowledgement of contribution agreement with FIC Investment Ltd., WBIC Canada Ltd., and FIC S.E. Asia Fund Ltd. relating to the Genesis project. FIC Investment Ltd., WBIC Canada Ltd., and FIC S.E. Asia Fund Ltd. are companies controlled by Michael Lathigee and Earle Pasquill. The agreement was created to formalize how the ultimate profits of the Genesis project are to be allocated between the contributors to the project, namely, FIC Investment Ltd., WBIC Canada Ltd., FIC S.E. Asia Fund Ltd., and our company. Our company, FIC Investment Ltd., WBIC Canada Ltd., and FIC S.E. Asia Fund Ltd. contributed Cdn$2,365,000, Cdn$1,182,500, Cdn$591,250, and Cdn$591,250, respectively. Pursuant to the agreement, the contributors are entitled, in an amount equal to their respective percentage interest (which is based on the amount of contributions made or to be made by them), to receive any profits derived from any sale, disposition or transaction involving the Genesis property. At April 30, 2007, our contribution of Cdn$2,365,000 represented 50% of the total contributions to the Genesis project. On August 1, 2007, parties to the agreement updated the acknowledgement of principal contributions as follows: Cdn$3,071,250 by our company, Cdn$1,846,250 by FIC Investment Ltd., Cdn$591,250 by WBIC Canada Ltd., and $591,250 by FIC S.E. Asia Fund Ltd. At August 1, 2007, our contribution of Cdn$3,071,250 represented 50.3% of the total contributions to the Genesis project.

On March 12, 2007, Genesis on the Lakes Ltd. was incorporated and on August 1, 2007, we exchanged our prior real estate advances to Genesis on the Lakes Ltd. for Class A common shares of Genesis on the Lakes Ltd. At the same time, FIC Investment Ltd., WBIC Canada Ltd., and FIC S.E. Asia Fund Ltd. also exchanged their real estate advances to Genesis on the Lakes Ltd. for Class A common shares of Genesis on the Lakes Ltd. As a result of these transactions, we acquired 50.3% of the issued and outstanding shares of Genesis on the Lakes Ltd. Additionally, the declaration of trust and acknowledgement of contribution agreement relating to the Genesis project was concluded as of August 1, 2007.

On May 31, 2007, Genesis on the Lakes Ltd. and the Toronto Dominion Bank entered into a land, servicing and letter of credit loan facility agreement. The loans are comprised of a Cdn$5,502,500 land loan, a Cdn$13,626,300 servicing loan, and a Cdn$3,000,000 letter of credit facility. The Toronto Dominion Bank received a Cdn$22,128,800 first mortgage on the Genesis property as security for the loans. In addition, we, FIC Investment Ltd., 0760838 B.C. Ltd., WBIC Canada Ltd., China Dragon Fund Ltd., FIC S.E. Asia Fund Ltd., all controlled by Michael Lathigee and Earle Pasquill, each provided guarantees of Cdn$22,128,800.

The Calmar Project

In November 2006, we and Calmar Lakeside Development Ltd. entered into an agency agreement whereby we agreed to act as the agent for Calmar Lakeside Development Ltd. and enter into an agreement with Phoenix Land Ventures Ltd. to acquire the Calmar property. Pursuant to the agency agreement, we agreed to be the registered holder of the Calmar property, but Calmar Lakeside Development Ltd. was to be the legal and beneficial owner of the Genesis property.

On February 27, 2007, we entered into an agreement with Phoenix Land Ventures Ltd. to purchase 13 acres of land near Edmonton, Alberta, Canada for the purchase price of Cdn$5,000,000. On February 27, 2007, we also entered into a holdback agreement with Phoenix Land Ventures Ltd. whereby Phoenix Land Ventures Ltd. is required to complete certain work prior to the release of the final payment.

In April 2007, we and Calmar Lakeside Development Ltd., entered into a declaration of trust and acknowledgement of contribution agreement with FIC Investments Ltd., a company controlled by Michael Lathigee and Earle Pasquill, for the Calmar project. The agreement was created to formalize how the ultimate profits of the Calmar project are to be allocated between the contributors to the project. To the date of the agreement, we contributed Cdn$1,053,452 and FIC Investments Ltd. contributed Cdn$155,552. Pursuant to the agreement, the contributors are entitled, in an amount equal to their respective percentage interest (which is based on the amount of contributions made or to be made by them), to receive any profits derived from any sale, disposition or transaction involving the Calmar property. Of the total amounts that have been advanced or are to be advanced, our percentage ownership in the Calmar property must remain in excess of 50%. At April 30, 2007, our contribution of Cdn$1,053,452 represented 87.1% of the total contributions to the Calmar project. On August 1, 2007, the agreement was updated to acknowledge principal contributions as follows: Cdn$2,501,000 by our company, Cdn$1,500,000 by FIC S.E. Asia Fund Ltd., Cdn$500,000 by FIC Real Estate Fund Ltd. and Cdn$499,000 by FIC Investment Ltd. At August 1, 2007, our contribution of Cdn$2,501,000 represented 50.1% of the total contributions to the Calmar project.

On May 9, 2007, Calmar Lakeside Development Ltd. was incorporated and on August 1, 2007, we exchanged our prior real estate advances to Calmar Lakeside Development Ltd. for Class A common shares of Calmar Lakeside Development Ltd. At the same time, FIC S.E. Asia Fund Ltd., FIC Real Estate Fund Ltd. and FIC Investment Ltd.also exchanged their real estate advances to Calmar Lakeside Development Ltd. for Class A common shares of Calmar Lakeside Development Ltd. As a result of these transactions, we acquired 50.1% of the issued and outstanding shares of Calmar Lakeside Development Ltd. Additionally, the declaration of trust and acknowledgement of contribution agreement relating to the Calmar project was concluded as of August 1, 2007.

The Pigeon Lake Project

On January 31, 2007, the Freedom Investment Club and its associates and affiliates entered into a joint venture agreement with 1218011 Alberta Ltd. and its affiliate Independent Persistent Management and Phoenix Land Ventures Ltd. for the development of the Pigeon Lake property in Alberta, Canada. Pursuant to the joint venture agreement, the Freedom Investment Club and its associates and affiliates agreed to participate in 80% of the assets, liabilities, profits, and losses of the joint venture named Pigeon Lake Development, while 1218011 Alberta Ltd. and its affiliate Independent Persistent Management and Phoenix Land Ventures Ltd. agreed to participate in 15% and 5%, respectively, of the assets, liabilities, profits, and losses. The parties agreed to carry on a business of construction and development of this Pigeon Lake project under the corporation Pigeon Lake Development Ltd. The Freedom Investment Club and its associates and affiliates are required to contribute Cdn$3,800,000 to the start-up capital of the joint venture and agreed to arrange financing for developing the Pigeon Lake project (estimated to be Cdn$9,500,000), while 1218011 Alberta Ltd. and its affiliated Independent Persistent Management and Phoenix Land Ventures Ltd. are required to manage the development, construction, and administrative operations of the joint venture. The Freedom Investment Club and its associates and affiliates are required to acquire the Pigeon Lake property and hold in its name as trustee and nominee for and on behalf of the joint venture. The Pigeon Lake property must be registered in the name of the Freedom Investment Club and its associates and affiliates.

On May 9, 2007, Pigeon Lake Developments Ltd. was incorporated and on May 16, 2007, we invested Cdn$600,000 into Pigeon Lake Developments Ltd. for 600,000 Class A common shares of Pigeon Lake Developments Ltd. On May 15 and 16, 2007, FIC Investment Ltd., 0779243 B.C. Ltd., WBIC Canada Ltd., and FIC Real Estate Fund Ltd. invested Cdn$65,000, Cdn$335,000, Cdn$850,000, and Cdn$2,008,985 respectively. To October 31, 2007, we held 15.5% of the issued and outstanding shares of Pigeon Lake Developments Ltd. All the above companies are controlled by Michael Lathigee and Earle Pasquill. Pigeon Lake Developments Ltd. holds 106 acres of undeveloped land near Edmonton, Alberta, Canada, which was purchased in May 2007.

Certain Indebtedness

From May 1, 2004 to October 31, 2007, FIC Investment Ltd. had advanced to us a total of $2,516,738. The balance of $2,516,738 as at October 31, 2007 was the highest until that time. The interest rate ranged from 0% to 15%. The interest charged to us to October 31, 2007 was $202,084.

From May 1, 2004 to October 31, 2007, WBIC Canada Ltd. had advanced to us a total of $994,746. The balance of $994,746 as at October 31, 2007 was the highest until that time. The interest rate ranged from 0% to 15%. Interest charged to us to October 31, 2007 was $45,987.

From May 1, 2004 to October 31, 2007, FIC Real Estate Fund Ltd. had advanced to us a total of $1,160,590. The balance of $1,160,590 as at October 31, 2007 was the highest until that time. The interest rate ranged from 0% to 15%. Interest charged to us to October 31, 2007 was $52,351.

From May 1, 2004 to October 31, 2007, FIC S.E. Asia Fund Ltd. had advanced to us a total of $550,776. The interest rate ranged from 0% to 15%. Interest charged to us to October 31, 2007 was $7,712.

The purpose of above advances was for us to meet our investment obligations. There has been no repayment of principals of these loans. We intend to repay the principals as we realize revenues and profits from our real estate investments. Depending on the level of financing received from new investors pursuant to this offering, some of the principals will be repaid with the proceeds of the offering.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Nevada corporation law, our articles of incorporation and bylaws, we may indemnify our officer or director who is made a party to any proceeding, including a lawsuit, because of his position as our officer or director, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our shareholders and we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Exchange Act of 1934. The reports will be filed electronically. The reports we will be required to file are annual, quarterly, and current reports.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to Class A common voting shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and Class A common voting shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains copies of our registration statement and the reports we file electronically. The address for the Internet site is www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FINANCIAL STATEMENTS

Our consolidated financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

The following consolidated financial statements are filed as part of this prospectus:

Year Ended April 30, 2007

Report of Independent Registered Public Accounting Firm, dated November 16, 2007

Consolidated Balance Sheets

Consolidated Statements of Operations and Comprehensive Income (Loss)

Consolidated Statements of Stockholders’ Equity

Consolidated Statements of Cash Flows

Notes to the Consolidated Financial Statements

Quarter Ended October 31, 2007

Consolidated Balance Sheets

Consolidated Statements of Operations and Comprehensive Income (Loss)

Consolidated Statements of Cash Flows Notes to the

Consolidated Financial Statements

FIC INVESTMENTS USA CORP.

Consolidated Financial Statements

Years ended April 30, 2007 and 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
FIC Investments USA Corp.
Seattle, WA

We have audited the accompanying consolidated balance sheets of FIC Investments USA Corp. (the “Company”) as of April 30, 2007 and 2006 and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FIC Investments USA Corp. as of April 30, 2007 and 2006 and the consolidated results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, the Company's loss from operations, and its need for additional financing in order to fund 2008 investment obligations raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP
Houston, Texas

November 16, 2007

FIC INVESTMENTS USA CORP.
Consolidated Balance Sheets

April 30, 2007 and 2006

	2007	2006

Assets
Current assets
Cash and cash equivalents	$933,805	$1,097,851
Investment in diamonds (note 5)	541,961	-
Marketable equity securities (note 6)	272,634	397,800
Advances and other receivables (note 7)	536,639	665,974
Prepaids and deposits	113,450	125,485
Other assets (note 8)	163,102	120,460
Total current assets	2,561,591	2,407,570
Note receivable (note 9)	250,000	250,000
Due from related parties (note 10)	611,744	-
Investments in unconsolidated affiliates (note 11)	-	5,668
Real estate held for sale (note 12)	978,000	1,105,913
Real estate under development (note 13)	14,213,854	861,198
Total assets	$18,615,189	$4,630,349

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable and accrued liabilities	$24,019	$15,837
Other payable (note 14)	1,020,370	832,129
Mortgage note payable (note 15)	4,954,509	-
Due to related parties (note 10)	4,752,895	91,022
Deferred revenue	43,342	436,920
Total current liabilities	10,795,135	1,375,908
Total liabilities	10,795,135	1,375,908

Commitment (note 18)

Redeemable common stock (note 21)	7,878,499	3,167,557

Stockholders’ equity (deficit) (note 16):
Common stock – Class B, $0.001 par value, voting and
non-participating, 15,000,000 shares authorized,
10,000,000 (2006 – 10,000,000) shares issued and outstanding	10,000	10,000
Additional paid in capital	392,866	96,583
Accumulated other comprehensive income	56,396	145,806
Accumulated deficit	(517,707)	(165,505)
Total stockholders’ equity (deficit)	(58,445)	86,884

Total liabilities and stockholders’ equity (deficit)	$18,615,189	$4,630,349

See accompanying notes to consolidated financial statements.

FIC INVESTMENTS USA CORP.
Consolidated Statements of Operations and Comprehensive Income (Loss)

Years ended April 30, 2007 and 2006

		2007		2006
Revenue:
Memberships, education, and seminars		$733,146		$500,575
Real estate sales		522,971		-
Interest and other (note 10)		169,796		266,484
Income from diamond investment - net (note 5)		51,961		-
Total revenue		1,477,874		767,059
Cost of sales:
Commissions (note 10)		100,344		230,787
Cost of real estate sales		445,737		-
Total cost of sales		546,081		230,787

Gross margin		931,793		536,272
Expenses:
Consulting and other professional		351,812		106,669
General and administrative		141,784		131,321
Interest on related party advances		146,229		-
Marketing and promotion		110,309		69,256
Stock-based compensation		296,283		96,583
Travel and entertainment		133,419		98,304
Total expenses		1,179,836		502,133

Income (loss) from operations		(248,043)		34,139
Other income (expense):
Interest expense		(213,841)		(170,123)
Loss on disposal of unconsolidated affiliates		(5,668)		-
Equity in income of unconsolidated affiliates		-		3,526
Realized gains on sale of marketable equity securities		115,350		174,228
Total other income (expense)		(104,159)		7,631

Net income (loss)		(352,202)		41,770
Other comprehensive income (loss):
Unrealized net gains (losses) on available-for-sale securities		(122,068)		185,028
Foreign currency translation adjustment		32,658		-
Total comprehensive income (loss)		$(441,612)		$226,798

Net income (loss) per share (basic):
Class A common stock		$(0.07)		$0.02
Class B common stock (note 3(p))	$	n/a	$	n/a

Net income (loss) per share (diluted):
Class A common stock		$(0.07)		$0.01
Class B common stock (note 3(p))	$	n/a	$	n/a

Weighted average shares outstanding:
Class A common stock (basic)		5,029,082		2,294,774
Class A common stock (diluted)		5,029,082		3,115,067
Class B common stock (basic and diluted) (note 3(p))		n/a		n/a

See accompanying notes to consolidated financial statements.

FIC INVESTMENTS USA CORP.
Consolidated Statements of Stockholders' Equity

Years ended April 30, 2007 and 2006

				Accumulated
	Common Stock		Additional	Other
	Class B		Paid in	Comprehensive	Accumulated
	Shares	Amount	Capital	Income	Deficit	Total

Balance, April 30, 2005	10,000,000	$10,000	$-	$(39,222)	$(207,275)	$(236,497)
Stock-based compensation	-	-	96,583	-	-	$96,583
Other comprehensive income
Unrealized gain on
marketable securities	-	-	-	185,028	-	$185,028

Net income	-	-	-	-	41,770	$41,770
Total comprehensive income						226,798
Balance, April 30, 2006	10,000,000	10,000	96,583	145,806	(165,505)	86,884

Stock-based compensation	-	-	296,283	-	-	$296,283
Other comprehensive income
Unrealized loss on
marketable securities	-	-	-	(122,068)	-	$(122,068)
Unrealized gain on translation
of foreign operations of
investees	-	-	-	32,658	-	$32,658
Net loss	-	-	-	-	(352,202)	$(352,202)
Total comprehensive loss						(441,612)
Balance, April 30, 2007	10,000,000	$10,000	$392,866	$56,396	$(517,707)	$(58,445)

See accompanying notes to consolidated financial statements.

FIC INVESTMENTS USA CORP.
Consolidated Statements of Cash Flows

Years ended April 30, 2007 and 2006

	2007	2006

Cash flows from operating activities:
Net income (loss)	$(352,202)	$41,770
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operations:
Realized gains on sale of marketable equity securities	(115,350)	(174,228)
Stock-based compensation	296,283	96,583
Loss on disposal of unconsolidated affiliates	5,668	-
Equity in income of unconsolidated affiliates	-	(3,526)
Net change in current operating assets and liabilities:
Investment in diamonds	(541,961)	-
Advances and other receivables	129,335	(532,581)
Real estate	(13,192,085)	(1,967,111)
Prepaids and deposits	12,035	(125,035)
Other assets	(42,642)	49,624
Accounts payable and accrued liabilities	8,182	(12,363)
Other payable	188,241	832,129
Deferred revenue	(393,578)	272,420
Net cash used in operating activities	(13,998,074)	(1,522,318)

Cash flow from investing activities:
Proceeds from sale of available-for-sale investments	185,722	921,576
Purchase of available-for-sale investments	(67,274)	(180,690)
Net cash provided by investing activities	118,448	740,886

Cash flow from financing activities:
Proceeds from mortgage note payable	4,954,509	-
Advances from (to) related parties	4,050,129	(879,622)
Proceeds from issuance of class A common shares	4,710,942	1,692,829
Net cash provided by financing activities	13,715,580	813,207

Increase (decrease) in cash	(164,046)	31,775

Cash, beginning of year	1,097,851	1,066,076

Cash, end of year	$933,805	$1,097,851

Supplemental disclosure of cash flow information:
Net cash paid for:
Interest	$268,087	$-
Income taxes	$-	$-

Supplemental disclosure of non-cash financing and investing activities:
Foreign currency translation adjustment	$32,658	$-
Change in unrealized gain on available-for-sale securities	$(122,068)	$185,028

See accompanying notes to consolidated financial statements.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

1.	Operations:

FIC Investments USA Corp. (“FIC USA”) was incorporated on September 26, 2003 under the laws of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada.

FIC USA provides investment programs and seminars to its members. To cover the costs of providing those services, the members pay a membership fee upon joining. FIC USA members may also, at times, take part in educational seminars for which consideration, generally in the form of commissions, is received by FIC USA.

FIC USA is also engaged in the real estate industry. In particular, FIC USA has a direct interest in land and lots that are held for sale and, through its variable interest entities (see note 3(a)), has a significant interest in real estate development projects. All of the real estate interests held by FIC USA are located in Alberta, Canada. Furthermore, substantially all of FIC USA’s assets are located in Canada.

Secondary to FIC USA’s investments in real estate are investments in other assets which include, but are not limited to, debt instruments, marketable equity securities, colored diamonds, and tax liens.

2.	Going concern:

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has negative working capital of $8,233,544 at April 30, 2007 and incurred a net loss of $352,202 during the year ended April 30, 2007 and there is substantial doubt as to the Company’s ability to achieve profitable operations.

There are no assurances that the Company will be able to achieve either (1) a level of revenues adequate to generate sufficient cash flow from operations or (2) additional financing through either private placements, public offerings and / or bank financing, or related parties necessary to support the Company’s working capital requirements. No assurance can be given that additional financing will be available or, if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may be required to discontinue its operations. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

3.	Significant accounting policies:

	(a)	Principles of consolidation:

These consolidated financial statements include the accounts of FIC USA and the variable interest entities (“VIE”s) of Genesis on the Lakes Ltd. (“Genesis”), Calmar Lakeside Development Ltd. (“Calmar”), and Perpetual Learning Ltd. (“Perpetual”). Collectively, FIC USA, Genesis, Calmar, and Perpetual are referred to as the “Company.” All significant inter- company accounts and transactions have been eliminated upon consolidation.

FIC USA consolidates certain VIEs if FIC USA is deemed to be the primary beneficiary, defined in FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”) as the entity that absorbs a majority of the VIEs’ expected losses, receives a majority of the VIEs’ expected residual returns, or both. FIC USA adopted FIN 46R as of May 1, 2005.

	(b)	Use of estimates:

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these and other estimates thereby impacting the consolidated financial statements.

In determining these estimates, management relies on assumptions relating to the relevant financial statement item as well as business and economic conditions that prevail and are expected to prevail. Assumptions underlying valuations of assets and liabilities are limited by the availability of reliable comparable data and the uncertainty concerning future events.

By nature, valuations are subjective and do not necessarily result in precise determinations. Should the assumptions change, the carrying amounts could change, potentially, by a material amount.

	(c)	Foreign currency translation:

The functional currency of FIC USA is the United States dollar. Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the balance sheet date while non-monetary assets and liabilities are translated at historical rates. Revenue and expense items denominated in a foreign currency are translated at exchange rates prevailing when such items are recognized in the statements of operations. Exchange gains and losses arising on transactions denominated in a foreign currency are included in the statements of operations.

The functional currency of the VIEs is the Canadian dollar. The financial statements of the VIEs are translated into United States dollars using the period end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Translation adjustments are recorded as a component of other comprehensive income and as such, do not affect retained earnings in the consolidated statements of stockholders’ equity.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

3.	Significant accounting policies - continued

	(d)	Fair value of financial instruments:

The Company’s financial instruments consist of cash and cash equivalents, certificate of deposit, advances and other receivables, note receivable, and accounts payable and accrued liabilities. The carrying amounts for the Company’s financial instruments approximate fair values because of their short terms to maturity.

	(e)	Revenue recognition:

Members pay a one-time membership fee when they join. The majority of the services provided for these fees are incurred during the first year of membership and therefore the fee is amortized and recognized as revenue on a straight-line basis over a one year period. Commissions from educational seminars are recognized when the services are provided and when collection is reasonably assured.

The Company recognizes revenue from real estate sales in accordance with Statement of Financial Accounting Standards No. 66, “Accounting for Sales of Real Estate” (“SFAS 66”). In accordance with SFAS 66, the Company recognizes the revenues from real estate sales when the risks and rewards of ownership are transferred to the buyer, when the consideration received can be reasonably determined and when the Company has completed its obligations to perform certain supplementary development activities, if any exist, at the time of the sale.

Consideration is reasonably determined and considered likely of collection when the Company has signed sales agreements and has determined that the buyer has demonstrated a commitment to pay. The buyer’s commitment to pay is supported by the level of their initial investment, the Company’s assessment of the buyer’s credit standing and the Company’s assessment of whether the buyer’s stake in the property is sufficient to motivate the buyer to honor their obligation to it.

Revenue relating to income from diamond investments is recognized on a net basis when earned and when collection is reasonably assured. The Company used the criteria of EITF 99-19 in making the judgment that “net” recognition of revenue is more appropriate in this instance based on the fact that the Company (i) does not have discretion in supplies selection, (ii) has no latitude in establishing price, and (iii) does not change the product in any way, among other supporting considerations.

Interest and other income, is recognized when earned and when collection is reasonably assured.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

3.	Significant accounting policies - continued

	(f)	Cash and cash equivalents:

Cash and cash equivalents include cash and all highly liquid financial instruments with original purchased maturities of three months or less. At various times during the year, the Company maintained cash balances in excess of FDIC insurable limits. Management periodically assesses the financial condition of the institutions and believes that any potential credit loss is minimal.

	(g)	Concentration of credit risk:

In the normal course of business, the Company extends unsecured credit to various parties. The Company controls credit risk associated with its receivables through approval and monitoring procedures. Generally, the Company does not require collateral on its receivables. The Company also reviews its allowances for doubtful accounts in aggregate for adequacy following this assessment. Accordingly, the Company believes that its allowances for doubtful accounts fairly represent the underlying collection risks associated with its receivables.

	(h)	Allowance for doubtful accounts:

The Company uses the allowance method to account for uncollectible receivables. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical payment trends, the age of the receivables, and knowledge of individual customers. The Company’s allowance for doubtful accounts is $0 at April 30, 2007 and 2006.

	(i)	Advertising and promotion:

The Company does not have direct advertising expenses. However, membership is promoted with the use of bonuses for joining, membership sales meetings for invited guests of existing members, and other promotions. Promotional costs are charged to expense in the period in which they are incurred.

	(j)	Marketable equity securities:

The Company accounts for its short-term equity investments in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”). The Company classifies its equity investments as available- for-sale and, accordingly, such investments are stated on the balance sheet at fair value with unrealized gains and losses recorded as a separate component of stockholders’ equity and comprehensive income (loss).

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

3.	Significant accounting policies - continued

	(k)	Investments in unconsolidated affiliates:

Entities in which the Company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Whether the Company exercises significant influence with respect to an investee depends on an evaluation of several factors including, among others, representation on the investee’s board of directors and ownership level, generally 20% to 50% interest in the voting securities of the investee including voting rights associated with the Company’s holdings in common, preferred and other convertible instruments in the investee. Under the equity method of accounting, the Company’s share of the earnings or losses of these companies is included in the other items section of the consolidated statement of operations.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

	(l)	Land and development costs:

Under Statement of Financial Accounting Standards No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects” (“SFAS 67”), the carrying value of real estate held for sale and real estate under development includes the initial acquisition costs of land, improvements thereto, and other costs incidental to the acquisition or development of the land. Land and other costs incurred prior to construction are allocated to properties based on relative fair value before construction. Construction costs are allocated to properties on a relative sales value basis and are charged to costs of sales as specific properties are sold. Certain carrying costs are also capitalized on properties currently under active development. Interest costs are capitalized during the capitalization period, which commences when i) expenditures for the asset have been made; ii) activities that are necessary to get the asset ready for its intended use are in progress; and, iii) interest cost is being incurred, and continues as long as these three conditions are present. The amount capitalized in an accounting period shall be determined by applying an interest rate(s) (the “capitalization rate") to the average amount of accumulated expenditures for the asset during the period. The capitalization rates are based on the rates applicable to borrowings directly associated with the subject asset outstanding during the period. For the periods ending April 30, 2007 and 2006, interest capitalized totaled $268,087 and $0, respectively.

	(m)	Long-lived assets:

The Company reviews the recoverability of long-lived assets, in particular real estate held for sale and real estate under development, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There has been no impairment of long-lived assets reflected in these consolidated financial statements.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

3.	Significant accounting policies - continued

	(n)	Income taxes:

Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. Valuation allowances are recorded to reduce deferred tax assets to the amount that will more likely than not be realized.

	(o)	Stock-based compensation:

In December 2004, FASB issued a revision to Statement of Financial Accounting Standards No. 123 (“SFAS 123R”) that amends existing accounting pronouncements for share-based payment transactions in which an enterprise receives employee and certain non-employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R eliminates the ability to account for share- based compensation transactions using APB 25 and generally requires that such transactions be accounted for using a fair-value-based method.

The Company adopted SFAS 123(R) effective February 1, 2006. FIC USA estimates the fair value of stock options using the Black-Scholes valuation model, consistent with the provisions of SFAS 123(R). Key inputs and assumptions used to estimate the fair value of stock options include the grant price of the award, the expected option term, volatility of FIC USA’s stock, the risk-free rate, and FIC USA’s dividend yield. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by the option holders, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by FIC USA.

	(p)	Basic and diluted earnings (loss) per share:

FIC USA has two classes of common stock. Both classes of common stock are entitled to one vote per share. Class A common shareholders participate in the income and losses incurred by the Company whereas the Class B common shareholders do not. There are no conversion rights for either Class A or Class B shareholders. FIC USA has adopted the two- class method of computing and presenting earnings (loss) per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”).

The basic net earnings (loss) per share is computed by dividing the net income (loss) attributable to the Class A common stockholders by the weighted average number of Class A common shares outstanding.

Diluted net earnings (loss) per share is computed by dividing the net income (loss) applicable to the Class A common stockholders by the weighted average number of class A common shares outstanding plus potential dilutive securities. For the year ended April 30, 2007, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per Class A common share.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

4.	Recent accounting pronouncements:

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statements, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material.

Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The Company does not expect the adoption of this interpretation to have an impact on its financial position or results of operations.

On October 10, 2006, the FASB issued FSP No. FAS 123(R)-5, “Amending Guidance for Accounting for Modifications of Instruments in Connection with Equity Restructuring” ("FSP FAS 123(R)-5"). FSP FAS 123(R)-5 addresses whether a modification of an instrument in connection with an equity restructuring should be considered a modification for purposes of applying FSP FAS 123(R)-1. It stipulates that for instruments that were originally issued as employee compensation and then modified solely to reflect an equity restructuring that occurs when the holders are no longer employees, that there is no change in the recognition or measurement of those instruments if (a) there is no increase in fair value of the award and (b) all holders of the same class of instruments are treated in the same manner. The guidance in FSP FAS 123(R)-5 is effective in the first reporting period beginning after October 10, 2006. Early application is permitted in periods for which financial statements have not been issued. Management is currently evaluating the impact of FSP FAS 123(R)-5 on the financial statements but does not believe that its adoption will have a material effect on the Company’s financial position, results of operations, or cash flows.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

4.	Recent accounting pronouncements - continued

FSP FAS 123(R)-6 was issued to make several technical corrections to SFAS 123(R). These include exemption for non-public entities from disclosing the aggregate intrinsic value of outstanding fully vested share options, revision to the computation of the minimum compensation cost that must be recognized, indication that at the date the illustrative awards were no longer probable of vesting, any previously recognized compensation cost should have been reversed, and changes to the definition of short-term inducement to exclude an offer to settle an award. The guidance in FSP FAS 123(R)-6 is effective in the first reporting period beginning after October 20, 2006. Early application is permitted in periods for which financial statements have not yet been issued. Management is currently evaluating the impact of FSP FAS 123(R)-6 on the financial statements but does not believe that its adoption will have a material effect on the Company’s financial position, results of operations, or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). This Statement defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact SFAS 157 will have on the Company’s financial position, results of operations, and cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB statement No. 115” (“SFAS 159”). This Statement permits all entities to choose, at specified election dates, to measure eligible items at fair value (the “fair value option”). A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. Upfront costs and fees related to items for which the fair value option is elected shall be recognized in earnings as incurred and not deferred. If an entity elects the fair value option for a held-to-maturity or available-for-sale security in conjunction with the adoption of this Statement, that security shall be reported as a trading security under Statement 115, but the accounting for a transfer to the trading category under paragraph 15(b) of Statement 115 does not apply. Electing the fair value option for an existing held-to-maturity security will not call into question the intent of an entity to hold other debt securities to maturity in the future. This statement is effective as of the first fiscal year that begins after November 15, 2007. The Company is currently analyzing the impact SFAS 159 will have on the Company's financial position, results of operations, and cash flows.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

4.	Recent accounting pronouncements - continued

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de- recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The Company adopted FIN 48 effective May 1, 2007. As prescribed in the interpretation, the cumulative effect of applying the provision of FIN No. 48 should be reflected as an adjustment to the opening balance of Stockholders’ Equity.

The Company does not expect the adoption of recently issued accounting pronouncements to have significant impact on the Company’s results of operations, financial position or cash flow.

5.	Investment in diamonds:

During the year ended April 30, 2007, the Company and three other commonly controlled corporations entered into an agreement (the “Agency Agreement”) whereby the parties to the Agency Agreement agreed to invest principal amounts into colored diamonds managed by a diamond broker.

Income from diamond investment - net for the Company for the year ended April 30, 2007 is as follows:

Diamond sales by broker	$224,848
Cost of diamonds sold by broker	(119,799)
Commissions retained by broker	(53,088)
Income from diamond investment – net	$51,961

6.	Marketable equity securities:

The Company’s marketable equity securities can be summarized as follows:

	2007	2006
Cost	$248,896	$251,994
Unrealized gains, net of losses	23,738	145,806
Fair value	$272,634	$397,800

During the year ended April 30, 2007 and 2006 the Company realized gross gains on the sale of marketable equity securities in the amount of $115,350 and $178,165, respectively, and gross losses during the year ended April 30, 2007 and 2006 of $0 and $3,937, respectively.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

7.	Advances and other receivables:

The advances and other receivables balance is comprised of the following:

	2007	2006

Real estate purchase escrow deposit	$468,475	$-
Due from Real Equity Centre Inc. (a)	-	266,393
Due from PrestProp FIC LP A (b)	-	225,076
Funds advanced for tax liens	-	64,700
Accrued interest receivable	-	53,040
Other	68,164	56,765

	$536,639	$665,974

(a)	Due from Real Equity Centre Inc.:

During the year ended April 30, 2006, the Company advanced $266,393 (the “Principal”) to Real Equity Centre Inc. (“Real Equity”), a private Canadian company which owned a commercial building in Calgary, Alberta, Canada, with the understanding that the Company could potentially become an equity partner of Real Equity.

On November 18, 2005, the Company and Real Equity signed an Option Agreement whereby the receipt of the Principal was acknowledged by Real Equity and the Company was given an option until March 10, 2006 to become a mutually acceptable equity partner.

The Company did not exercise this option by March 10, 2006 and based on the terms of the Option Agreement, interest calculated at 1% per month was accrued on the advance. In August 2006, Real Equity repaid the Principal plus accrued interest.

(b)	Due from PrestProp FIC LP A:

During the year ended April 30, 2006, the Company advanced $225,076 (the “Principal”) to PrestProp FIC LP A (“PrestProp”), a private Canadian limited partnership which owned a commercial building in Edmonton, Alberta, Canada, for units of PrestProp.

On April 23, 2006, the Company and PrestProp signed an LP Unit Buyback Option Agreement (“Option Agreement”) whereby the receipt of the Principal was acknowledged by PrestProp and the Company was given an option until May 10, 2006 to convert the limited partnership units into interim financing.

The Company exercised this option in April 2006 and based on the terms of the Option Agreement, interest calculated at 1% per month was accrued on the advance. In July 2006, PrestProp repaid the Principal plus accrued interest.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

8.	Other assets:

The other assets balance is comprised of the following:

	2007	2006

Certificate of deposit (a)	$63,000	$-
Promissory note receivable (b)	62,537	-
Tax liens (c)	37,565	120,460

	$163,102	$120,460

(a)	Certificate of deposit:

Certificate of deposit represents an amount deposited with a bank to secure a letter of credit issued by the bank on behalf of the Company. The letter of credit was required as a component of the servicing agreement with a credit card sales processing company.

(b)	Promissory note receivable:

On January 26, 2007, a company involved in the business of tax liens advanced $60,682 of funds owing to the Company to a company related to the company involved in the business of tax liens. The promissory note resulted from this transaction. The unsecured note bears interest at 12% per annum and is guaranteed by the company involved in the business of tax liens.

The balance at April 30, 2007 of $62,537 is comprised of the original principal of $60,682 plus accrued interest of $1,855.

(c)	Tax liens:

The Company has purchased tax liens in Weber County, Utah, Tulsa County, Oklahoma, Travis County, Texas, and Clay County, Florida. The Company receives interest on the liens until the taxes are paid and, if taxes are not paid by the county deadline dates, the Company can invoke the right of foreclosure and take title to the property.

Market value cannot be determined as there is no listed market for the liens and value is a function of the indeterminate time on which interest is earned and the likelihood of acquiring title to the property. The Company does not believe that the tax liens are impaired. As such, a reserve is not considered necessary.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

9.	Note receivable:

During the year ended April 30, 2005, the Company entered into a loan agreement with a payroll loan company (the “Borrower”) whereby the Company loaned $250,000 for a period of two years commencing November 16, 2004. The borrower is a large, well established private company that is in the business of advancing funds, under strict guidelines, to employed borrowers for a maximum of two weeks, with the advance secured by a pledge against the borrower’s next paycheck.

During the original term of the loan and for the two-month period ended February 16, 2007, the Company received interest of 2.00% per month. Effective February 16, 2007, the Company entered into a new two year term with the Borrower with interest at 1.58% per month under the terms of the new agreement.

The loan is secured by a General Security Agreement over the assets of the Borrower.

10.	Related parties:

Due from related parties

The amounts due from related parties represent advances made to enable commonly controlled corporations to meet current investment requirements, bear rates of interest as determined by management, are due on demand, and are unsecured.

Due to related parties

The amounts due to related parties represent (a) advances for real estate development and (b) other advances.

(a) Real estate development advances:

The real estate development advances total $2,270,563 at April 30, 2007 and $0 at April 30, 2006 and relate to the Genesis and Calmar land purchases and related development projects (see notes 13(c) and 13(d)). FIC USA and certain commonly controlled corporations (the “Contributors”) have entered into Declaration of Trust and Acknowledgement of Contribution Agreements for both the Genesis (“Genesis Contribution Agreement”) and Calmar (“Calmar Contribution Agreement”) projects.

The Contribution Agreements have been created to formalize how the ultimate profits of the Genesis and Calmar projects are to be allocated amongst the Contributors. Based on the terms of the Contribution Agreements, the Contributors to the Genesis and Calmar projects are entitled to receive their respective share of project profits based on their weighted- average contribution of principal (“Principal Contribution”) relative to the other Contributors over the life of the project. Also, principal contributions from the Contributors may increase or decrease with their weighted-average share of the profits being adjusted accordingly.

At April 30, 2007, FIC USA has made 50.0% of the total Principal Contribution to the Genesis project and 87.1% of the total Principal Contribution to the Calmar project. Per the terms of the Calmar Contribution Agreement, the Principal Contribution of FIC USA must remain in excess of 50.0%.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

10.	Related parties - continued

	(b)	Other advances:

The other advances total $2,482,332 at April 30, 2007 and $91,022 at April 30, 2006. These advances enable the Company to meet current investment requirements, bear rates of interest as determined by management ranging from 0% to 15%, are due on demand, and are unsecured.

Related party transactions

In the normal course of its business, the Company enters into transactions with related parties which include commonly controlled corporations, directors, and officers. Items not disclosed elsewhere in these financial statements include the following:

(a)

Included in interest and other income are interest and management fees from FIC Income Fund Ltd., a commonly controlled corporation, in the amount of $11,127 for the year ended April 30, 2007 and $4,647 for the year ended April 30, 2006.

(b)

Included in expenses are shared expenses for personnel, rent, and other general and administrative costs charged by FIC Investment Ltd., a commonly controlled corporation, in the amount of $266,886 for the year ended April 30, 2007 and $0 for the year ended April 30, 2006.

(c)

Included in commissions is $0 for the year ended April 30, 2007 and $218,389 for the year ended April 30, 2006 charged by FIC Investment Ltd., a commonly controlled corporation, for commissions on memberships.

(d)

Included in expenses is $40,079 for the year ended April 30, 2007 and $18,342 for the year ended April 30, 2006 paid to directors and companies controlled by directors for commissions and consulting fees.

11.	Investments in unconsolidated affiliates:

In January 2005, the Company purchased 33 1/3% of the issued common stock of each FIC Financial Services Ltd. and FIC Income Fund Ltd. During the year ended April 30, 2007, the Company sold its interest in both FIC Financial Services Ltd. and FIC Income Fund Ltd. for nominal consideration.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

11.	Investments in unconsolidated affiliates - continued

Investments in unconsolidated affiliates is comprised of the following:

	2007	2006
FIC Financial Services Ltd.
Investment in common shares
Balance, beginning of year	$6,576	$6,576
Dispositions during the year	(6,576)	-
Balance, end of year	-	6,576
Equity in income (loss)
Balance, beginning of year	(941)	(4,467)
Income pickup for the year	-	3,526
Dispositions during the year	941	-
Balance, end of year	-	(941)
Net investment, end of year	-	5,635
FIC Income Fund Ltd.
Investment in common shares
Balance, beginning of year	33	33
Dispositions during the year	(33)	-
Balance, end of year	-	33
Net investment, end of year	-	33
Investments in unconsolidated affiliates, end of year	$-	$5,668

12.	Real estate held for sale:

On April 30, 2006 the Company purchased eight (8) lots near Edmonton, Alberta, Canada for total consideration of $1,105,913. The eight lots are referred to as “Blackhawk” and the entire amount was paid during the year ended April 30, 2006.

On May 1, 2006 the Company entered into a Purchase, Sale, and Development Agreement (the “Agreement”) with a home construction company. Based on the terms of the Agreement, the construction company agreed to purchase the eight lots on specific dates over the 2007 and 2008 fiscal years. Total consideration of Cdn$2,110,000 is to be received by the Company for the eight lots.

On April 3, 2007 the Company received $194,418 from the home construction company for the first of the eight lots. The cost allocated to the lot was $139,714.

Under the terms of the Agreement, all amounts due from the home construction company become due and payable on May 31, 2008.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

13.	Real estate under development:

During the year ended April 30, 2006, FIC USA was invested in one real estate project – Willow Park - Stage 5&7 and during the year ended April 30, 2007, FIC USA was invested in three additional real estate projects – Willow Park - Stage 8, Genesis, and Calmar.

	(a)	Willow Park - Stage 5&7:

In March 2006, FIC USA purchased ten (10) lots near Edmonton, Alberta, Canada for total consideration of $608,240. The ten lots are referred to as “Willow Park – Stage 5&7” and the entire amount was paid during the year ended April 30, 2006. Specifically, five of the lots are referred to as Stage 5 and five of the lots are referred to as Stage 7.

During the year ended April 30, 2007, FIC USA sold one (1) of the Stage 5 lots for gross proceeds of $62,762. The cost allocated to the lot was $52,274.

During the year ended April 30, 2007, FIC USA sold four (4) of the Stage 7 lots under a Development Agreement (the “Development Agreement”) to a home construction company (the “Builder”). This Development Agreement was only exercised for the Stage 7 lots. Gross proceeds of $265,791 were received by the FIC USA. The cost allocated to the lots was $253,749.

Under the terms of the Development Agreement, FIC USA is to receive a further 34% of the net profit on the ultimate sale of each home with net profit being defined as the difference between the cost to construct and market and the net selling price for that home. As a component of the Development Agreement, FIC USA had advanced the Builder $531,695 as of April 30, 2007. Interest calculated at 1% per month is also to be received.

FIC USA, under the terms of the Development Agreement, is required to advance funds to the Builder based on the achievement of certain construction milestones. The Builder, under the terms of the Development Agreement, is required to construct and market the homes that are built on the Stage 7 lots. The homes are to be constructed in accordance with the standards prescribed by the Alberta Uniform Building Standard Act.

Should FIC USA default in delivering payment to the Builder by a specified due date and the default is not rectified within 10 business days of the due date, the Development Agreement shall terminate unless a different due date is mutually agreed upon. In the event of default, the Builder is required to pay to FIC USA interest on any outstanding advances, FIC USA’s purchase cost upon which houses have not been completed, and the amount of funds advanced to the Builder for any homes under construction.

Should the Builder default on their requirement to construct and market a home by a specified due date and the default is not rectified within 10 business days of the due date, the Development Agreement shall terminate unless a different due date is mutually agreed upon. In the event of default, FIC USA is required to pay the Builder the cost of any materials procured by the Builder as at the default date and any other costs incurred by the Builder relating to the construction of the home. Upon default, FIC USA is also free to secure other contractors to replace the Builder and complete the home.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

13.	Real estate under development – continued

	(b)	Willow Park - Stage 8:

In June 2006, FIC USA purchased twenty-four (24) lots near Edmonton, Alberta, Canada for total consideration of $1,824,454. A finder’s fee of $45,611 was also incurred on the transaction. The twenty-four lots are referred to as “Willow Park – Stage 8” and the entire amount was paid during the year ended April 30, 2007.

	(c)	Genesis:

In November 2006, FIC USA signed an agreement to purchase 140 acres of undeveloped land near Edmonton, Alberta, Canada for total consideration of Cdn$9,867,375. At the time of the purchase, FIC USA also assumed the purchase of a bordering property. Consideration given for the bordering property, consisting of an additional 12 acres, was Cdn$720,000. The Cdn$9,867,375 was paid in November 2006 while the Cdn$720,000 was paid in April 2007. The Genesis property was purchased by FIC USA as agent for Genesis on the Lakes Ltd. per the terms of the Genesis Agency Agreement. Under the terms of the Genesis Agency Agreement, Genesis on the Lakes Ltd. is the legal and beneficial owner of the Genesis land and as such, is entitled to any and all proceeds which may result from any transaction entered into by FIC USA in connection with the property.

In conjunction with the purchase of the Genesis property, FIC USA and the other parties to the Genesis Contribution Agreement as described in the due to related parties section of note 10 entered into a Joint Venture Agreement (“JV Agreement”) with two unrelated corporations. Per the terms of the JV Agreement, FIC USA and corporations related to FIC USA are entitled to participate in 80% of the assets, liabilities, profits, and losses of the Joint Venture where as the two unrelated corporations are entitled to 15% and 5%, respectively, of the assets, liabilities, profits, and losses.

For their 80% interest, FIC USA and corporations related to FIC USA were required to provide the funding for the purchase of the Genesis land where as the two unrelated corporations, for their 15% and 5% interests, are required to manage the development, construction, and administrative operations of the Genesis project. Per the terms of the JV Agreement, FIC USA and corporations related to FIC USA are entitled to receive back their principal contributions prior to any distributions to the two unrelated corporations.

During the year ended April 30, 2007, the Company entered into an agreement (the “Genesis Servicing Agreement”) with a construction contractor (the “Contractor”). Under the terms of the Genesis Servicing Agreement, the Contractor is required to complete grading, underground utilities, and road construction pertaining to Phase 1 of the Genesis project. The Contractor, per the terms of the Genesis Servicing Agreement, is to receive total consideration of Cdn$14,371,404 over the term of the contract.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

13.	Real estate under development – continued

Payments are to be made to the Contractor based on progress estimations provided by an engineering firm as agreed to by the Company and the Contractor. Within thirty days of a month-end, the Contractor is to receive 90% of the value of work completed to date, as estimated by the engineering firm, less previous payments. A holdback of 10% is to be kept by the Company for between forty and sixty days until certain conditions of the contract have been met such as defective work that has not been corrected and damages to other contractors.

Should the Contractor breach, default, or not perform in respect of any of the terms or conditions, covenants, provisions, agreements, or restrictions contained in the Genesis Servicing Agreement, the Company may, at its discretion, enforce any indemnity bond which has been deposited as security or claim any certified check or cash up to the amount of loss suffered by the Company.

The purchase of the Genesis land was made possible with a Cdn$5,500,000 mortgage provided by Paragon Capital Corporation Ltd. (see note 15) as well as real estate advances provided by FIC USA and commonly controlled corporations (see note 10). See also note 20(a).

	(d)	Calmar:

In February 2007, FIC USA signed an agreement to purchase 13 acres of land near Edmonton, Alberta, Canada for total consideration of Cdn$5,000,000. On February 27, 2007, FIC USA and the vendor also entered into a Holdback Agreement whereby the vendor is required to complete certain work prior to the release of the final payment to the vendor.

FIC USA entered into the Calmar purchase as agent for Calmar Lakeside Development Ltd. per the terms of the Calmar Agency Agreement. Under the terms of the Calmar Agency Agreement, Calmar Lakeside Development Ltd., upon closing of the Calmar purchase, is the legal and beneficial owner of the Calmar land and as such, is entitled to any and all proceeds which may result from any transaction entered into by FIC USA in connection with the property.

Based on the terms of the purchase agreement, the Cdn$5,000,000 was to be paid as follows:

		i)	Cdn$100,000 deposit at the time of signing of the Offer to Purchase;

		ii)	Cdn$1,400,000 additional non-refundable deposit upon the removal of the conditions precedent;

		iii)	Cdn$2,000,000 closing payment on the closing date; and,

		iv)	Cdn$1,500,000 final payment to be paid to the vendor’s lawyer and released in accordance with the Holdback Agreement between the Company and the vendor.

As of April 30, 2007, the Company made the Cdn$100,000 deposit in accordance with the terms of the purchase agreement. See also note 20(b).

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

13.	Real estate under development – continued

The real estate under development balance at April 30, 2007 is comprised of the following:

Willow Park - Stage 5&7
Lots and related acquisition costs – Stage 5	$209,095
Lots and related acquisition costs – Stage 7	59,687
Construction advances – Stage 7	531,695
800,477

Willow Park - Stage 8
Lots and related acquisition costs	1,870,065

Genesis project
Land and related acquisition costs	10,271,773
Capitalized interest	268,087
Construction and development costs	913,370
11,453,230
Calmar project
Deposit	90,082

$14,213,854

At April 30, 2006, real estate under development was comprised solely of Willow Park – Stage 5&7. Lots and related acquisition costs for stage 5 and stage 7 were $258,190 and $367,291, respectively. Total construction advances for stage 7 were $235,717.

14.	Other payable:

The other payable balance represents amounts contributed to the Company by potential investors who were not accredited to invest in the Company’s common stock. It was also determined by management that when paid out, the non-accredited investors would receive a fair annualized return of 25% based on the amounts received from each investor. This calculated return is included in interest expense and is $213,841 for the year ended April 30, 2007 and $170,123 for the year ended April 30, 2006.

15.	Mortgage note payable:

On November 16, 2006 the Company borrowed Cdn$5,500,000 from Paragon Capital Corporation Ltd. (“Paragon”). The purpose of the loan was to enable the Company to purchase the Genesis land (see note 13(c)). The loan was in the form of a promissory note (the “Note”) and Paragon was granted a mortgage on the Genesis land as security. The Note bears interest at 1.25% per month with the interest payable monthly. Per the terms of the Note, the principal plus any accrued interest are due and payable on September 1, 2007. The Note was repaid in July, 2007. See also note 20(a).

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

16.	Equity:

Common stock

During the year ended April 30, 2006, FIC USA issued 1,692,829 class A common shares for cash consideration of $1,692,829.

During the year ended April 30, 2007, FIC USA issued 3,507,021 class A common shares for cash consideration of $4,710,942.

Stock-based compensation

The fair value of each stock option grant was estimated at the date of grant using a Black- Scholes option pricing model. The following table presents the weighted-average assumptions used in the valuation, and the resulting weighted-average fair value per option granted during the years ended April 30, 2007 and 2006:

	2007	2006

Option term (years)	5	5
Volatility	16.4%	15.2%
Risk-free interest rate	4.0%	4.0%
Dividend yield	0.0%	0.0%
Weighted-average fair value per option granted	$0.32	$0.23

The following table summarizes option activity during the years ended April 30, 2007 and 2006:

	2007		2006
	Wtd. Avg.		Wtd. Avg.
	Exercise	No. of Shares	Exercise	No. of Shares
	Price	Under Option	Price	Under Option

Balance, beginning of year	$1.00	820,293	$1.00	405,550
Options granted	$1.34	917,488	$1.00	414,743
Options cancelled	($1.01)	(185,851)	-	-

Balance, end of year	$1.20	1,551,930	$1.00	820,293

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

16.	Equity - continued

All options issued during the years ended April 30, 2007 and 2006 are exercisable on the date granted. The class A shares under option at April 30, 2007 were at the following exercise prices:

Options Outstanding and Exercisable
		Wtd. Avg.
Exercise	No. of Shares	Remaining
Price	Under Option	Life (in Yrs)

$1.00	661,915	3.2
$1.06	107,146	4.2
$1.30	534,125	4.5
$1.58	248,744	4.8
	1,551,930	4.0

Stock option expense for the years ended April 30, 2007 and 2006 was $296,283 and $96,583, respectively.

17.	Income taxes:

The effective tax rate for the Company is reconcilable to statutory tax rates as follows:

	2007	2006

Statutory tax rate	(34%)	34%
Use of net operating loss carryforwards	-	(34%)
Valuation difference	34%	-
Effective tax rate	-	-

Income tax expense (benefit) attributable to income from continuing operations differed from the amounts computed by applying the relevant statutory tax of 34% to pretax income from continuing operations as a result of the following:

	2007	2006

Computed expected tax expense (benefit)	$(119,749)	$14,202
Use of net operating loss carryfowards	-	(14,202)
Change in valuation allowance	119,749	-
Income tax expense	$-	$-

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

17.	Income taxes - continued

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at April 30, 2007 and 2006 are presented below:

	2007	2006

Deferred tax assets:
Tax benefit of net operating loss carryforwards	$47,698	$29,384
Less valuation allowance	(47,698)	(29,384)
Net deferred tax assets	$-	$-

At April 30, 2007, the Company has approximately $140,000 of net operating losses which can be used against taxable income of future years. If unused, these losses expire at the end of the 2025 and 2027 taxation years.

18.	Commitment

The Company leases an office in Seattle, Washington. Under the terms of the lease agreement, the Company was required to pay $175 per month for the twelve month period ending May 5, 2007. Subsequent to May 5, 2007 the Company has continued to pay $175 per month.

19.	Segment reporting:

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (“SFAS 131”). As of April 30, 2007, the Company has been aggregated into four reportable segments.

The Company’s membership segment provides membership benefits to members which includes seminars, educational materials, and investment packages. The real estate segment invests in land and lots that the Company can either hold for sale or develop. The investment and other segment invests in debt and equity instruments, colored diamonds, tax liens, and any other investment where management believes that a positive return is achievable. The Company also has a corporate segment that manages the overall activity of all other segments.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

19.	Segment reporting - continued

For the year ending April 30, 2007, the amounts for the reportable segments are as follows:

		Real	Investment
	Membership	estate	and other	Corporate	Total

Revenue	$733,146	$522,971	$221,757	$-	$1,477,874
Cost of sales	$100,344	$445,737	$-	$-	$546,081
Segment margin	$632,802	$77,234	$221,757	$-	$931,793
Net income (loss)	$632,802	$77,234	$331,439	$(1,393,677)	$(352,202)
Total assets	$-	$15,660,329	$1,227,697	$1,727,163	$18,615,189

For the year ending April 30, 2006, the amounts for the reportable segments are as follows:

		Real	Investment
	Membership	estate	and other	Corporate	Total

Revenue	$500,575	$-	$266,484	$-	$767,059
Cost of sales	$230,787	$-	$-	$-	$230,787
Segment margin	$269,788	$-	$266,484	$-	$536,272
Net income (loss)	$269,788	$-	$444,238	$(672,256)	$41,770
Total assets	$-	$1,967,111	$1,439,902	$1,223,336	$4,630,349

20.	Subsequent events (unaudited):

Subsequent to April 30, 2007 the following events occurred:

(a)

On May 31, 2007, Genesis and the Toronto Dominion Bank (“TD Bank”) entered into a Land, Servicing and Letter of Credit Loan Facility agreement (the “TD loan”). The TD loan is comprised of a Cdn$5,502,500 land loan, a Cdn$13,626,300 servicing loan, and a Cdn$3,000,000 letter of credit facility. The land, servicing, and letter of credit facility bear interest at Prime Rate + 1.25%, Prime Rate + 1.00%, and Prime Rate + 1.75%, respectively. The interest is payable monthly. At the inception of the mortgage, the Prime Rate was 6.25%. All three loans are due on demand with any deposits received by Genesis relating to the Genesis project to be applied to the servicing loan and with all amounts due no later than 18 months after the initial drawdown.

In July 2007, the entire land loan of Cdn$5,502,500 was advanced to Genesis and the promissory note payable to Paragon Capital Corporation Ltd. was discharged with the funds received from TD Bank. To date, Cdn$7,802,747 of the servicing loan has been advanced to Genesis based on construction draw requests submitted by Genesis in accordance with the terms of the TD loan. A Cdn$143,400 arrangement fee was also incurred on the TD loan at time of signing of which Cdn$30,000 was paid during the year ended April 30, 2007 and the remaining Cdn$113,400 has been paid subsequent to year-end.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements

Years ended April 30, 2007 and 2006

20.	Subsequent events (unaudited) - continued

TD Bank received a Cdn$22,128,800 first mortgage on the Genesis property as security for the TD loan. In addition, FIC USA, FIC Investment Ltd., 0760838 B.C. Ltd., WBIC Canada Ltd., China Dragon Fund Ltd., FIC S.E. Asia Fund Ltd., all commonly controlled corporations, each provided guarantees of Cdn$22,128,800 in the form of general security agreements.

(b) The Calmar purchase closed and the Company made the remaining Cdn$4,900,000 of required payments.

(c)

FIC USA issued 117,130 class A common shares in June of 2007 for cash consideration of $185,065, 94,557 class A common shares in July of 2007 for cash consideration of $149,400, 129,890 class A common shares in August of 2007 for cash consideration of $205,226, and 10,000 class A common shares in September of 2007 for cash consideration of $15,800.

21.	Reclassifications

Certain amounts in the April 30, 2006 and 2007 financial statements have been reclassified to conform to the rules of the Securities and Exchange Commission. The class A common stock was reclassified to redeemable common stock due to after three years the shares may be put back to the Company at the option of the shareholder.

FIC INVESTMENTS USA CORP.

Consolidated Financial Statements

(unaudited)

October 31, 2007

FIC INVESTMENTS USA CORP.
Consolidated Balance Sheets

	October 31,	April 30,
	2007	2007
	(unaudited)	(audited)

Assets
Current assets
Cash and cash equivalents	$324,804	$933,805
Investment in diamonds (note 4)	1,264,308	541,961
Marketable equity securities	303,901	272,634
Advances and other receivables (note 5)	628,835	536,639
Prepaids and deposits	-	113,450
Other assets	26,933	163,102
Restricted cash (note 6)	1,664,916	-
Total current assets	4,213,697	2,561,591
Note receivable	250,000	250,000
Due from related parties (note 7)	609,058	611,744
Real estate held for sale	838,286	978,000
Investment in Pigeon Lake Developments Ltd. (note 8)	560,800	-
Real estate under development (note 9)	31,652,624	14,213,854
Total assets	$38,124,465	$18,615,189

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$273,336	$24,019
Other payable	217,595	1,020,370
Deposits	2,035,760	-
Mortgage notes payable (notes 10 & 11)	15,568,100	4,954,509
Due to related parties (note 7)	5,289,814	4,752,895
Deferred revenue	19,620	43,342
Total current liabilities	23,404,225	10,795,135
Minority interest (note 12)	5,851,328	-
Redeemable common stock (note 16)	8,417,259	7,878,499

Stockholders’ equity (deficit) (note 13):
Common stock – Class B, $0.001 par value, voting and
non-participating, 15,000,000 shares authorized,
10,000,000 shares issued and outstanding	10,000	10,000
Additional paid in capital	424,935	392,866
Accumulated other comprehensive income	930,053	56,396
Accumulated deficit	(913,335)	(517,707)
Total stockholders’ equity (deficit)	8,868,912	7,820,054
Total liabilities and stockholders’ equity (deficit)	$38,124,465	$18,615,189
See accompanying notes to consolidated financial statements.

FIC INVESTMENTS USA CORP.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)
		Three months		Three months		Six months		Six months
		ended		ended		ended		ended
		October 31,		October 31,		October 31,		October 31,
		2007		2006		2007		2006

Revenue:
Memberships, education, and seminars		$178		$88,486		$40,403		$242,287
Real estate sales		212,155		-		423,848		-
Interest and other		30,856		15,017		59,113		115,026
Income from diamond investment – net		40,972		-		222,347		-
Total revenue		284,161		103,503		745,711		357,313
Cost of sales:
Commissions		-		-		-		17,448
Cost of real estate sales		137,606		-		277,320		-
Total cost of sales		137,606		-		277,320		17,448
Gross margin		146,555		103,503		468,391		339,865
Expenses:
Consulting and other professional		144,475		173,939		155,675		198,809
General and administrative		14,424		179,077		74,282		281,341
Marketing and promotion		1,836		14,759		3,536		16,288
Travel and entertainment		1,419		25,833		9,254		85,566
Total expenses		162,154		393,608		242,747		582,004
Income (loss) from operations		(15,599)		(290,105)		225,644		(242,139)
Other income (expense):
Interest on related party advances		(101,228)		(97,010)		(161,904)		(97,010)
Loss on disposal of unconsolidated affiliates		-		-		-		(5,668)
Realized gains on sale of marketable
equity securities		-		32,902		-		52,718
Foreign exchange gain (loss)		(459,368)		-		(459,368)		-
Total other income (expense)		(560,596)		(64,108)		(621,272)		(49,960)

Net loss		(576,195)		(354,213)		(395,628)		(292,099)

Other comprehensive income (loss):
Unrealized net gains (losses) on
available-for-sale securities		1,089		(5,375)		(49,932)		(27,612)
Foreign currency translation adjustment		752,053		-		923,589		-
Total comprehensive income (loss)		$176,947		$(359,588)		$478,029		$(319,711)

Net income (loss) per share (basic):
Class A common stock		$(0.08)		$(0.08)		$(0.06)		$(0.07)
Class B common stock	$	n/a	$	n/a	$	n/a	$	n/a

Net income (loss) per share (diluted):
Class A common stock		$(0.08)		$(0.08)		$(0.06)		$(0.07)
Class B common stock	$	n/a	$	n/a	$	n/a	$	n/a

Weighted average shares outstanding:
Class A common stock (basic and diluted)		6,963,220		4,616,658		6,873,573		4,026,974
Class B common stock (basic and diluted)		n/a		n/a		n/a		n/a

See accompanying notes to consolidated financial statements.

FIC INVESTMENTS USA CORP.
Consolidated Statements of Cash Flows
(unaudited)
	Six months		Six months
	ended		ended
	October 31,		October 31,
	2007		2006

Cash flows from operating activities:
Net income (loss)	$(395,628	) $	(292,099)
Adjustments to reconcile net income (loss) to
Net cash provided by (used in) operations:
Realized gains on sale of marketable
equity securities	-		(52,718)
Stock-based compensation	32,069		201,619
Loss on disposal of unconsolidated
affiliates	-		5,668
Net change in current operating assets
and liabilities:
Investment in diamonds	(722,347)		-
Advances and other receivables	(92,196)		(2,220,469)
Real estate	(16,375,467)		(595,880)
Prepaids and deposits	113,450		12,035
Other assets	136,169		(123,771)
Accounts payable and accrued liabilities	249,317		2,742
Other payable	(802,775)		-
Deposits	2,035,760		-
Deferred revenue	(23,722)		135,026
Net cash used in operating activities	(15,845,370)		(2,927,847)

Cash flow from investing activities:
Proceeds from available-for-sale
investments	-		95,218
Purchase of available-for-sale
investments	(81,199)		(22,214)
Investment in common shares of
Pigeon Lake Developments Ltd.	(560,800)		-
Net cash provided by (used in) investing activities	(641,999)		73,004

Cash flow from financing activities:
Payment into restricted cash account	(1,664,916)		-
Repayment of mortgage note payable	(4,954,509)		-
Proceeds from mortgage payable	15,568,100		-
Advances from related parties	6,390,933		477,027
Proceeds from issuance of class A
common shares	565,470		2,882,697
Repurchase of class A common shares	(26,710)		-
Net cash provided by financing activities	15,878,368		3,359,724

Increase (decrease) in cash	(609,001)		504,881
Cash, beginning of period	933,805		1,097,851
Cash, end of period	$324,804 $		1,602,732

See accompanying notes to consolidated financial statements.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements
(unaudited)
Six months ended October 31, 2007

1.	Basis of Presentation:

The accompanying unaudited interim financial statements of FIC Investments USA Corp. (“FIC USA” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited financial statements and notes thereto contained in the audited financial statements as of April 30, 2007. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2007 have been omitted.

2.	Operations:

FIC USA was incorporated on September 26, 2003 under the laws of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada.

FIC USA is engaged in the real estate industry. In particular, FIC USA has a direct interest in land and lots that are held for sale and, through its controlled subsidiaries (see note 3), has a significant interest in real estate development projects. All of the real estate interests held by FIC USA are located in Alberta, Canada. Furthermore, substantially all of FIC USA’s assets are located in Canada.

FIC USA also provides investment programs and seminars to its members. To cover the costs of providing those services, the members pay a membership fee upon joining. FIC USA members may also, at times, take part in educational seminars for which consideration, generally in the form of commissions, is received by FIC USA.

Secondary to FIC USA’s investments in real estate are investments in other assets which include, but are not limited to, debt instruments, marketable equity securities, colored diamonds, and tax liens.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements
(unaudited)
Six months ended October 31, 2007

3.	Principles of consolidation:

These consolidated financial statements include the accounts of FIC USA, Genesis on the Lakes Ltd. (“Genesis”) and Calmar Lakeside Development Ltd. (“Calmar”). Collectively, FIC USA, Genesis, and Calmar are referred to as the “Company.” All significant inter-company accounts and transactions have been eliminated upon consolidation. To July 31, 2007, FIC USA consolidated Genesis and Calmar as variable interest entities under FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”). Under FIN 46R, FIC USA was determined to be the primary beneficiary of Genesis and Calmar and as such, Genesis and Calmar were required to be consolidated in the accounts of FIC USA.

On August 1, 2007, FIC USA exchanged its prior real estate advances to Genesis and Calmar for common shares of Genesis and Calmar. At the same time, commonly controlled corporations with real estate advances to Genesis and Calmar also exchanged those advances for common shares of Genesis and Calmar. The above transactions resulted in FIC USA continuing to hold a controlling interest in both Genesis (50.3% equity interest) and Calmar (50.1% equity interest). Effective August 1, 2007, the minority interest held by commonly controlled corporations is disclosed separately in these consolidated financial statements (see note 12).

4.	Investment in diamonds:

Income from diamond investment - net for the Company for the six months ended October 31, 2007 is as follows:

Diamond sales by broker	$1,109,811
Cost of diamonds sold by broker	(504,509)
Commissions retained by broker	(347,715)
Other costs	(35,240)

Income from diamond investment – net	$222,347

5.	Advances and other receivables:

The advances and other receivables balance is comprised of the following:

	October 31,	April 30,
	2007	2007

Funds advanced for real estate	$100,857	$468,475
Canadian recoverable Goods and Services Tax (“GST”)	519,315	39,791
Other	8,663	28,373

	$628,835	$536,639

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements
(unaudited)
Six months ended October 31, 2007

6.	Restricted cash:

Restricted cash represents an amount deposited with TD Bank as a requirement of the TD loan (see note 11). The amount is to be used toward the payment of interest on the TD loan.

7.	Related parties:

Due from related parties

The amounts due from related parties represent advances made to enable commonly controlled corporations to meet current investment requirements, bear rates of interest as determined by management, are due on demand, and are unsecured.

Due to related parties

The amounts due to related parties represent advances made to the Company by commonly controlled corporations to enable the Company to meet current investment requirements, bear rates of interest as determined by management ranging from 0% to 15%, are due on demand, and are unsecured.

Related party transactions

In the normal course of its business, the Company enters into transactions with related parties which include commonly controlled corporations, directors, and officers. Items not disclosed elsewhere in these financial statements include the following:

(a)

Included in interest and other income are interest and management fees from FIC Income Fund Ltd., a commonly controlled corporation, in the amount of $13,144 for the six months ended October 31, 2007 and $858 for the six months ended October 31, 2006.

(b)

Included in expenses are shared expenses for personnel, rent, and other general and administrative costs charged by FIC Management Group Ltd. and FIC Investment Ltd., commonly controlled corporations, in the combined amount of $93,487 for the six months ended October 31, 2007 and $85,863 for the six months ended October 31, 2006.

(c)

Included in expenses is $0 for the six months ended October 31, 2007 and $40,080 for the six months ended October 31, 2006 paid to directors and companies controlled by directors for commissions and consulting fees.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements
(unaudited)
Six months ended October 31, 2007

8.	Investment in Pigeon Lake Developments Ltd.:

On May 16, 2007, FIC USA invested Cdn$600,000 (Usd$560,800) into Pigeon Lake Developments Ltd. (“Pigeon Co”) for 600,000 class A common shares of Pigeon Co. The class A shares are voting and participating. On the same day, commonly controlled corporations invested an additional Cdn$3,258,985 for 3,258,985 class A common shares of Pigeon Co. To October 31, 2007, FIC USA has held 15.6% of the issued class A common shares of Pigeon Co.

All of the issued common stock of Pigeon Co is held by related corporations and as such, FIC USA is able to exercise significant influence. As FIC USA is able to exercise significant influence, the equity method of accounting has been used to account for the investment in Pigeon Co. At October 31, 2007, Pigeon Co holds 106 acres of undeveloped land near Edmonton, Alberta, Canada. The land was purchased by Pigeon Co in May, 2007.

In conjunction with the purchase of the Pigeon Lake property, FIC USA and the other related shareholders of Pigeon Co entered into a Joint Venture Agreement (“JV Agreement”) with two unrelated corporations. Per the terms of the JV Agreement, FIC USA and corporations related to FIC USA are entitled to participate in 80% of the assets, liabilities, profits, and losses of the Joint Venture where as the two unrelated corporations are entitled to 15% and 5%, respectively, of the assets, liabilities, profits, and losses.

For their 80% interest, FIC USA and corporations related to FIC USA were required to provide the funding for the purchase of the Pigeon Lake land where as the two unrelated corporations, for their 15% and 5% interests, are required to manage the development, construction, and administrative operations of the Pigeon Lake project. Per the terms of the JV Agreement, FIC USA and corporations related to FIC USA are entitled to receive back their principal contributions prior to any distributions to the two unrelated corporations.

Summarized financial information of Pigeon Lake Developments Ltd. as at October 31, 2007 is as follows:

Cash held in trust with lawyer	$1,246,059
Land and related acquisition costs	3,877,901
Other assets	6,036

Total assets	$5,129,996

Deposits	$1,236,612
Due to related parties	247,801
Common stock	3,645,583

Total liabilities and stockholders’ equity	$5,129,996

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements
(unaudited)
Six months ended October 31, 2007

9.	Real estate under development:

The real estate under development balance at October 31, 2007 is comprised of the following:

Willow Park - Stage 5&7
Lots and related acquisition costs – Stage 5	$209,095
Construction advances – Stage 7	719,376

928,471

Willow Park - Stage 8
Lots and related acquisition costs	1,898,053

Genesis project
Land and related acquisition costs	12,404,767
Capitalized interest	836,259
Construction and development costs	10,264,790

23,505,816
Calmar project
Lots and related acquisition costs	5,320,284

$31,652,624

10.	Mortgage note payable:

On November 16, 2006 the Company borrowed Cdn$5,500,000 from Paragon Capital Corporation Ltd. (“Paragon”). The purpose of the loan was to enable the Company to purchase the Genesis land. The loan was in the form of a promissory note (the “Note”) and Paragon was granted a mortgage on the Genesis land as security. The Note bears interest at 1.25% per month with the interest payable monthly. Per the terms of the Note, the principal plus any accrued interest are due and payable on September 1, 2007.

The note was discharged in July 2007 using proceeds from the TD Bank land loan (see note 11).

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements
(unaudited)
Six months ended October 31, 2007

11.	Mortgage payable:

On May 31, 2007, Genesis and the Toronto Dominion Bank (“TD Bank”) entered into a Land, Servicing and Letter of Credit Loan Facility agreement (the “TD loan”). The TD loan is comprised of a Cdn$5,502,500 land loan, a Cdn$13,626,300 servicing loan, and a Cdn$3,000,000 letter of credit facility. The land, servicing, and letter of credit facility bear interest at Prime Rate + 1.25%, Prime Rate + 1.00%, and Prime Rate + 1.75% respectively. The interest is payable monthly. At October 31, 2007, the Prime Rate was 6.25%. All three loans are due on demand with any deposits received by Genesis relating to the Genesis project to be applied to the servicing loan with all amounts due no later than 18 months after the initial drawdown.

In July 2007, the entire land loan of Cdn$5,502,500 was advanced to Genesis and the promissory note payable to Paragon Capital Corporation Ltd. was discharged with the land loan funds received from TD Bank. To October 31, 2007, Cdn$9,204,684 of the servicing loan has been advanced to Genesis based on construction draw requests submitted by Genesis in accordance with the terms of the TD loan.

TD Bank received a Cdn$22,128,800 first mortgage on the Genesis property as security for the TD loan. In addition, FIC USA, FIC Investment Ltd., 0760838 B.C. Ltd., WBIC Canada Ltd., China Dragon Fund Ltd., FIC S.E. Asia Fund Ltd., all commonly controlled corporations, each provided guarantees of Cdn$22,128,800 in the form of general security agreements.

12.	Minority interest:

The minority interest balance at October 31, 2007 is comprised of the following:

Equity interest in Genesis on the Lakes Ltd. held by
commonly controlled corporations
(representing a 49.7% interest)	$3,206,044
Equity interest in Calmar Lakeside Development Ltd. held by
commonly controlled corporations
(representing a 49.9% interest)	2,645,284
$5,851,328

13.	Equity:

During the six months ended October 31, 2007, the Company issued 358,574 class A common shares for cash consideration of $565,470 and repurchased 19,712 class A common shares for cash consideration of $26,710.

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements
(unaudited)
Six months ended October 31, 2007

14.	Supplemental cash flow disclosure:

	Six months	Six months
	ended	ended
	October 31,	October 31,
	2007	2006

Supplemental disclosure of cash flow information:
Net cash paid for:
Interest	$568,172	$-
Income taxes	$-	$-

Supplemental disclosure of non-cash financing
and investing activities
Foreign currency translation
adjustment	$923,589	$-
Change in unrealized gain on
available-for-sale securities	$(49,932)	$(27,612)
Issuance of common shares of
Genesis and Calmar to commonly
controlled corporations for the
settlement of non-equity
interests	$5,851,328	$-

15.	Segment reporting:

For the six months ended October 31, 2007, the amounts for the reportable segments are as follows:

		Real	Investment
	Membership	estate	and other	Corporate	Total

Revenue	$40,403	$423,848	$281,460	$-	$745,711
Cost of sales	$-	$277,320	$-	$-	$277,320
Segment margin	$40,403	$146,528	$281,460	$-	$468,391
Net income (loss)	$40,403	$146,528	$281,460	$(864,019)	$(395,628)
Total assets	$-	$34,817,483	$1,845,142	$1,461,840	$38,124,465

For the six months ended October 31, 2006, the amounts for the reportable segments are as follows:

		Real	Investment
	Membership	estate	and other	Corporate	Total

Revenue	$242,287	$-	$115,026	$-	$357,313
Cost of sales	$17,448	$-	$-	$-	$17,448
Segment margin	$224,839	$-	$115,026	$-	$339,865
Net income (loss)	$224,839	$-	$115,026	$(631,964)	$(292,099)
Total assets	$-	$5,383,716	$844,131	$1,781,901	$8,009,748

FIC INVESTMENTS USA CORP.
Notes to Consolidated Financial Statements
(unaudited)
Six months ended October 31, 2007

16.	Reclassification

Certain amounts in the October 31, 2007 and April 30, 2007 financial statements have been reclassified to conform to the rules of the Securities and Exchange Commission. The class A common stock was reclassified to redeemable common stock due to after three years the shares may be put back to the Company at the option of the shareholder.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ___________, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our articles of incorporation require us to indemnify our directors and officers to the fullest extent permitted under Nevada law.

Our bylaws require us to indemnify any present and former directors, officers, employees, trustees, agents and each person who serves in any such capacities at our request against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any threatened or pending action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, trustees or agents of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted themselves in good faith and that such person:

- Reasonably believed that their conduct was in or not opposed to our company’s best interests; or

- With respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

Our bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company’s favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all expenses (including attorney’s fees) and all amounts paid in settlement actually and reasonably incurred by such person in connection with the settlement or defense of such action or suit. We will only indemnify such persons if one of the groups set out below determined that such person has conducted themselves in good faith and that such person reasonably believed that their conduct was in or not opposed to our company’s best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to our company.

The determination to indemnify any such person must be made:

- By our shareholders;

- By our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- If such a quorum is not obtainable, by a majority vote of the directors who were not parties to the action, suit or proceeding; or

- By independent legal counsel in a written opinion.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by us is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC Registration Fee	$389.07
Printing Expenses	$2,500(1)
Accounting Fees and Expenses	$25,000(1)
Legal Fees and Expenses	$50,000(1)
Federal Taxes	$0
State Taxes	$0
Blue Sky Fees / Expenses	$5,000(1)
Transfer Agent Fees	$2,000(1)
Miscellaneous Expenses	$10,000(1)
TOTAL	$94,889.07

(1) We have estimated these amounts.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us during the last three financial years without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements.

On March 31, 2005, we issued an aggregate of 1,478,767 Class A common voting shares to 63 investors in a private placement transaction for gross proceeds of $1,478,767. The private placement transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933 and / or Rule 506 of Regulation D. None of the private placement transaction involved a public offering. The entire offering consisted of less than 35 purchasers, as calculated in accordance with Rule 501(e) of Regulation D, and each of the investors purchased their shares (i) as accredited investors, as defined in Rule 501(a) under the Securities Act of 1933, or (ii) with such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the prospective investment, or we reasonably believed immediately prior to making any sale that such investors came within that description. On March 4, 2008, we issued 5,000 Class A common voting shares to 1 investor who paid $5,000 on February 5, 2005, but was not issued the shares. We issued 5,000 Class A common voting shares relying on Section 4(2) of the Securities Act of 1933 and / or Rule 506 of Regulation D. Also on March 4, 2008, we cancelled 15,000 Class A common voting shares issued to 1 investor on March 31, 2005.

On September 1, 2005, we issued an aggregate of 222,740 Class A common voting shares to 20 investors in a private placement transaction for gross proceeds of $222,740. The private placement transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933 and / or Rule 506 of Regulation D. None of the private placement transaction involved a public offering. The entire offering consisted of less than 35 purchasers, as calculated in accordance with Rule 501(e) of Regulation D, and each of the investors purchased their shares (i) as accredited investors, as defined in Rule 501(a) under the Securities Act of 1933, or (ii) with such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the prospective investment, or we reasonably believed immediately prior to making any sale that such investors came within that description.

On January 13, 2006, we issued an aggregate of 1,516,701 Class A common voting shares to 70 accredited investors in a private placement transaction for gross proceeds of $1,516,701. The private placement transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933 and / or Rule 506 of Regulation D. On March 4, 2008, we cancelled 50,000 Class A common voting shares issued to 1 investor on January 13, 2006 and issued 25,000 Class A common voting shares to that investor because we only received the proceeds for 25,000 Class A common voting shares. On March 4, 2008, we also cancelled 1,485 Class A common voting shares issued to 1 investor on January 13, 2006 and issued 1,500 Class A common voting shares to that investor because we should have issued 1,500 Class A common voting shares to that investor instead of 1,485 Class A common voting shares.

On May 5, 2006, we issued an aggregate of 451,998 Class A common voting shares to 32 accredited investors in a private placement transaction for gross proceeds of $479,117.88. The private placement transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933 and / or Rule 506 of Regulation D.

On July 31, 2006, we issued an aggregate of 87,469 Class A common voting shares to 4 accredited investors in a private placement transaction for gross proceeds of $92,717.14. The private placement transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933 and / or Rule 506 of Regulation D.

On October 11, 2006, we issued an aggregate of 20,000 Class A common voting shares to 2 accredited investors in a private placement transaction for gross proceeds of $20,000. The private placement transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933 and / or Rule 506 of Regulation D.

On October 31, 2006, we issued an aggregate of 1,887,586 Class A common voting shares to 102 accredited investors in a private placement transaction for gross proceeds of $2,453,861.80. The private placement transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933 and / or Rule 506 of Regulation D. On December 30, 2006, we cancelled 4,077 Class A common voting shares issued to 1 investor on October 31, 2006 for non-payment. Also on December 30, 2006, we cancelled 1,000 Class A common voting shares issued to 1 investor on October 31, 2006 and issued 10,000 Class A common voting shares to that investor because we should have issued 10,000 Class A common voting shares to that investor instead of 1,000 Class A common voting shares. Also on March 4, 2006, we cancelled 3,847 Class A common voting shares issued to 1 investor on October 31, 2006 because we issued the shares to that investor twice for the same proceeds.

On December 30, 2006, we issued an aggregate of 65,269 Class A common voting shares to 5 accredited investors in a private placement transaction for gross proceeds of $84,849.70. The private placement transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933 and / or Rule 506 of Regulation D.

On March 1, 2007, we issued an aggregate of 1,002,528 Class A common voting shares to 122 accredited investors in a private placement transaction for gross proceeds of $1,583,994.24. The private placement transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933 and / or Rule 506 of Regulation D.

On September 20, 2007, we issued an aggregate of 388,209 Class A common voting shares to 25 accredited investors in a private placement transaction for gross proceeds of $613,370.22. The private placement transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933 and / or Rule 506 of Regulation D. On January 14, 2008, we cancelled 28,481 Class A common voting shares issued to 1 investor on September 20, 2007 because of non-payment.

On February 28, 2008, we issued an aggregate of 309,321 Class A common voting shares to 36 accredited investors in a private placement transaction for gross proceeds of $510,379.65. The private placement transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933 and / or Rule 506 of Regulation D.

EXHIBITS

The following Exhibits are filed with this registration statement.

Exhibit
Number	Description

(3)	(i) Articles of Incorporation; and (ii) Bylaws

3.1	Articles of Incorporation

3.2	Certificate of Correction

3.3	Bylaws

(5)	Opinion on Legality

5.1	Opinion of Clark Wilson LLP

(10)	Material Contracts

10.1	Settlement Agreement dated April 30, 2006 between 669997 B.C. Ltd. and our company

10.2	Agency Agreement dated November 2006 between FIC Investment Ltd., WBIC Canada Ltd., FIC S.E. Asia Fund Ltd. and our company

10.3	Brokerage Agreement dated effective November 15, 2006 between FIC Investment Ltd. and DDI Diamonds Direct Inc.

10.4	Brokerage Agreement Amendment dated effective April 20, 2007 between FIC Investment Ltd. and DDI Diamonds Direct Inc.

10.5	Agreement dated February 16, 2006 between FIC USA Investment Ltd. and Amherst Enterprises Ltd.

10.6	Agreement dated April 1, 2006 between FIC USA Investment Ltd. and Amherst Enterprises Ltd.

10.7	Agreement dated December 14, 2006 between FIC USA Investment Ltd. and Amherst Enterprises Ltd.

10.8	Consulting Services Agreement dated August 1, 2007 between Amherst Enterprises, Jordan Goodman and our company

10.9

Joint Venture Agreement dated October 23, 2006 between the Freedom Investment Club and its associates and affiliates, 1272007 Alberta Ltd. and its affiliate Independent Persistent Management and Phoenix Land Ventures Ltd. relating to the Genesis property

10.10	Agency Agreement dated November 2006 between Genesis on the Lakes Ltd. and our company relating to the Genesis property

10.11	Agreement dated November 15, 2006 between Stony Plain Estates Ltd. and our company relating to the Genesis property

10.12

Declaration of Trust and Acknowledgement of Contribution Agreement dated November 2006 between Genesis on the Lakes Ltd., FIC Investment Ltd., WBIC Canada Ltd., FIC S.E. Asia Fund Ltd. and our company relating to the Genesis property

10.13

Addition #1 dated August 1, 2007 to Declaration of Trust and Acknowledgement of Contribution Agreement dated November 2006 between Genesis on the Lakes Ltd., FIC Investment Ltd., WBIC Canada Ltd., FIC S.E. Asia Fund Ltd. and our company relating to the Genesis property

10.14

Addition #2 dated August 1, 2007 to Declaration of Trust and Acknowledgement of Contribution Agreement dated November 2006 between Genesis on the Lakes Ltd., FIC Investment Ltd., WBIC Canada Ltd., FIC S.E. Asia Fund Ltd. and our company relating to the Genesis property

10.15	Promissory Note dated November 16, 2006 between Paragon Capital Corporation Ltd. and our company

10.16	Land, Servicing and Letter of Credit Loan Facility Agreement dated May 31, 2007 between Genesis on the Lakes Ltd. and the Toronto Dominion Bank

10.17	Guarantee dated June 15, 2007 by FIC Investment Ltd., 0760838 b.C. Ltd., WBIC Canada Ltd., China Dragon Fund Ltd., FIC S.E. Asia Fund Ltd. and our company relating to the Genesis property

10.18	General Security Agreement (Alberta) dated June 20, 2007 between the Toronto Dominion Bank and our company relating to the Genesis property

10.19	Mortgage dated June 20, 2007 between the Toronto Dominion Bank and Genesis on the Lakes Ltd. relating to the Genesis property

10.20	Agreement between Genesis on the Lakes Ltd. and Gentech Developments Ltd. relating to grading, underground utilities and roads on the Genesis property

10.21	Agency Agreement dated November 2006 between Calmar Lakeside Development Ltd. and our company relating to the Calmar property

10.22	Agreement dated February 27, 2007 between Phoenix Land Ventures Ltd. and our company relating to the Calmar property

10.23	Holdback Agreement dated February 27, 2007 between Phoenix Land Ventures Ltd., Zalapski Pahl LLP and our company relating to the Calmar property

10.24	Declaration of Trust and Acknowledgement of Contribution Agreement dated November 2006 between Calmar Lakeside Development Ltd., FIC Investment Ltd. and our company relating to the Calmar property

10.25

Addition #1 dated August 1, 2007 to Declaration of Trust and Acknowledgement of Contribution Agreement dated November 2006 between Calmar Lakeside Development Ltd., FIC Investment Ltd. and our company relating to the Calmar property

10.26

Addition #2 dated August 1, 2007 to Declaration of Trust and Acknowledgement of Contribution Agreement dated November 2006 between Calmar Lakeside Development Ltd., FIC Investment Ltd. and our company relating to the Calmar property

10.27

Joint Venture Agreement dated January 31, 2007 between the Freedom Investment Club and its associates and affiliates, 1218011 Alberta Ltd. and its affiliate Independent Persistent Management and Phoenix Land Ventures Ltd. relating to the Pigeon Lake property

10.28	Land Sale Agreement dated April 30, 2006 between 1229068 Alberta Ltd. and our company relating to the Blackhawk property

10.29	Purchase, Sale and Development Agreement dated May 1, 2006 between RCR Construction and Management Ltd. and our company relating to the Blackhawk property

10.30	Payroll Loans First Lender’s Corp. Loan Agreement dated February 1, 2007 between Payroll Loans First Lender’s Corp. and our company

10.31	LP Unit Buy-Back Option Agreement dated April 23, 2006 between PrestProp FIC GP A Inc. and our company

10.32	Option Agreement dated November 18, 2005 between Real Equity Centre Inc. and our company

10.33	Development Agreement dated March 25, 2006 between RCR Construction and Management Ltd. and our company relating to Willow Park

10.34	Agreement for Sale dated March 10, 2006 between 865144 Alberta Ltd. and our company relating to Willow Park

10.35	Agreement for Sale dated March 10, 2006 between 865144 Alberta Ltd. and our company relating to Willow Park

10.36	Agreement for Sale dated March 10, 2006 between 865144 Alberta Ltd. and our company relating to Willow Park

10.37	Agreement for Sale dated March 10, 2006 between 865144 Alberta Ltd. and our company relating to Willow Park

10.38	Agreement for Sale dated March 10, 2006 between 865144 Alberta Ltd. and our company relating to Willow Park

10.39	Agreement for Sale dated March 17, 2006 between 865144 Alberta Ltd. and our company relating to Willow Park

10.40	Agreement for Sale dated March 17, 2006 between 865144 Alberta Ltd. and our company relating to Willow Park

10.41	Agreement for Sale dated March 17, 2006 between 865144 Alberta Ltd. and our company relating to Willow Park

10.42	Agreement for Sale dated March 17, 2006 between 865144 Alberta Ltd. and our company relating to Willow Park

10.43	Agreement for Sale dated March 17, 2006 between 865144 Alberta Ltd. and our company relating to Willow Park

10.44	Agreement for Sale dated June 23, 2006 between 865144 Alberta Ltd. and our company relating to Willow Park

10.45	Stock Option Agreement dated September 1, 2004 between Michael Lathigee and our company

10.46	Stock Option Agreement dated September 1, 2005 between Michael Lathigee and our company

10.47	Stock Option Agreement dated February 5, 2007 between Michael Lathigee and our company

10.48	Stock Option Agreement dated September 1, 2004 between Earle Pasquill and our company

10.49	Stock Option Agreement dated September 1, 2005 between Earle Pasquill and our company

10.50	Stock Option Agreement dated July 1, 2006 between Earle Pasquill and our company

10.51	Stock Option Agreement dated February 5, 2007 between Earle Pasquill and our company

10.52	Stock Option Agreement dated February 16, 2006 between Jordan Goodman and our company

(21)	Subsidiaries

21.1	Genesis on the Lakes Ltd., incorporated in Alberta, Canada

21.2	Calmar Lakeside Developments Ltd., incorporated in Alberta, Canada

(23)	Consents

23.1	Consent of LBB & Associates Ltd., LLP

23.2	Consent of Clark Wilson LLP (included in Exhibit 5.1)

(24)	Power of Attorney

24.1	Power of Attorney (Please see below)

UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1)	file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

	(a)	any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(c)	any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)

for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada, on March 11, 2008.

FIC INVESTMENTS USA CORP.

By:	/s/ Michael Lathigee
Michael Lathigee
Chief Executive Officer and Director
(Principal Executive Officer)
Dated: March 11, 2007

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Michael Lathigee as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Michael Lathigee
Michael Lathigee
Chief Executive Officer and Director
(Principal Executive Officer)
Dated: March 11, 2007

By:	/s/ Earle Pasquill
Earle Pasquill
President, Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)
Dated: March 11, 2007